As filed with the Securities and Exchange Commission on September 27, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aames Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	34-1981408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 S. Grand Avenue, 43rd Floor

Los Angeles, California 90071

(323) 210-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Madden, Jr., Esq.

Executive Vice President, General Counsel and Secretary

Aames Investment Corporation

350 South Grand Avenue, 43rd Floor

Los Angeles, California 90071

(323) 210-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE (1)

Title of each class of securities to be registered	Proposed maximum offering price per share			Proposed maximum aggregate offering price			Amount of registration fee
Common Stock, par value $.01 per share (2)	$	n.a.		$			$
Preferred Stock, par value $.01 per share (3)		n.a.
Depositary Shares (3)		n.a.
Debt Securities (4)		n.a.
Warrants (5)		n.a.
Units (6)		n.a.
Sub-Total		n.a.			$500,000,000	(7)		$58,850	(8)
Common Stock, par value $.01 per share, for DRIP		$6.46	(9)		$32,300,000	(9)		$3,783
Total		n.a.			$532,300,000			$62,633

(1)	As explained herein under “Explanatory Note,” this registration statement contains two forms of prospectus: one for the registration of an indeterminable number and principal amount of securities with an aggregate offering price of up to $500 million and one for the registrant’s Dividend Reinvestment and Direct Stock Purchase Plan. The registration fee for each has been calculated separately.
(2)	An indeterminable number of shares of common stock of the registrant, as may be sold from time to time, are being registered hereunder by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable upon conversion or exchange of any preferred stock, warrants or debt securities issued under this registration statement.
(3)	An indeterminable number of shares of preferred stock of the registrant and depositary shares representing a fractional interest in a share of preferred stock, as may be sold from time to time, are being registered hereunder by the registrant. In the event the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons acquiring such fractional interests and the shares of preferred stock will be issued to a depositary under a deposit agreement. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include such indeterminable number of shares of preferred stock as may be issuable upon conversion or exchange of any warrants or debt securities issued under this registration statement.
(4)	An indeterminable principal amount of debt securities, as may be sold from time to time, are being registered hereunder by the registrant. If any debt securities are issued at an original discount, then the offering price will be in such greater principal amount at maturity as will result in aggregate gross proceeds to the registrant not to exceed $500 million, less the gross proceeds attributable to any securities previously issued pursuant to this registration statement. Pursuant to Rule 457(i) under the Securities Act, the debt securities being registered hereunder include such indeterminate principal amount of securities as may be issuable upon conversion or exchange of any warrants issued under this registration statement.
(5)	An indeterminable number of warrants representing rights to purchase common stock, preferred stock or debt securities of one or more series are being registered hereunder by the registrant.
(6)	In addition to being sold separately, securities registered hereunder may be sold as units with one or more other securities registered hereunder.
(7)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(8)	Calculated pursuant to Rule 457(o) of the Securities Act. Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D to Form S-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(9)	Includes 5,000,000 shares of common stock of the registrant in connection with its Dividend Reinvestment and Direct Stock Purchase Plan. The per share and aggregate offering price are estimated solely for purposes of calculating the amount of the registration fee for the 5,000,000 DRIP shares pursuant to Rule 457(c) based on the average of the high and low sales price on September 23, 2005 as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement includes a prospectus for use, together with an applicable prospectus supplement, in connection with the offering of up to $500 million of shares of our common stock, preferred stock, depositary shares, debt securities, warrants and units. This registration statement also includes a prospectus in connection with the opportunity to participate in our Dividend Reinvestment and Direct Stock Purchase Plan.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2005

PRELIMINARY PROSPECTUS

$500 Million

AAMES INVESTMENT CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

We may offer and sell an indeterminate number of shares in principal of our common stock, preferred stock, depositary shares, debt securities or warrants from time to time under this prospectus.

We may offer these securities separately or as units, which may include combinations of the securities. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is subject to transfer restrictions designed to preserve our status as a real estate investment trust, or REIT. See “Description of Capital Stock—Transfer Restrictions.”

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AIC.”

Investing in our securities involves risks. See “ Risk Factors” beginning on page 9 for a description of these risks.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September     , 2005.

You should rely only on the information included in this prospectus, any prospectus supplement and the documents that are incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus is accurate on the date of this prospectus and may become obsolete later. Neither the delivery of this prospectus, nor any sale made under this prospectus will, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus. References to “Aames,” “we” or “us” refer to Aames Investment Corporation.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration process. Under the shelf registration process, we may sell our common stock, preferred stock, depositary shares, debt securities, warrants or units in one or more offerings up to an aggregate dollar amount of $500 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus and any prospectus supplement, includes the material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under “Where You Can Find Additional Information About Aames” before buying securities in this offering.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

SUMMARY

This summary contains basic information about us and this prospectus and the information incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus and the other documents, which are incorporated by reference in this prospectus carefully, including the section titled “Risk Factors” and our financial statements and the notes thereto, before making an investment in our securities.

AAMES INVESTMENT CORPORATION

Our Business

We are a mortgage real estate investment trust, or REIT, formed in February 2004 to build and manage a portfolio of high yielding subprime mortgage loans to offer our stockholders the opportunity for attractive dividend yields and earnings growth. In November 2004, we completed an initial public offering and, concurrently with that offering, a reorganization with Aames Financial Corporation, formerly our parent company. As a result of the reorganization, Aames Financial became a wholly owned subsidiary of ours. Aames Financial is a 51-year old national mortgage banking company focused primarily on originating, selling and servicing residential mortgage loans through wholesale and retail channels under the name “Aames Home Loan.” Our strategy is to use our equity capital and funds borrowed under revolving warehouse and repurchase facilities to finance our mortgage loan originations, and to use those financing sources together with on-balance sheet securitizations to finance our REIT portfolio of mortgage loans. We retain in our REIT portfolio some of our mortgage loan originations, largely hybrid/adjustable rate mortgage loans, or ARMs, which accounted for 77.8% of our loan production during the six months ended June 30, 2005. We sell the remainder, including a majority of the fixed-rate mortgage loans that we originate, on a whole loan servicing-released basis to third parties.

We elected to qualify as a REIT for U.S. federal income tax purposes. Aames Financial is our taxable REIT subsidiary, or TRS. As a REIT, we generally are not subject to U.S. federal income tax on the REIT income that we distribute to our stockholders. We distribute a majority of the earnings from our REIT portfolio of mortgage loans to our stockholders, while growing our equity capital base by retaining a portion of Aames Financial’s earnings. The taxable income generated by Aames Financial is subject to regular corporate income tax.

Our principal executive offices are located at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071. Our telephone number is (323) 210-5000. Our website address is http://www.aames.net. The information on our website and on websites linked to it are not incorporated into or a part of this prospectus.

Business Strategy

Our goal is to maximize stockholder value and increase earnings by:

•	Building a portfolio of high yielding subprime residential mortgage loans and leveraging our equity to increase the size of our REIT portfolio of mortgage loans and our returns while at the same time managing our financing costs and the increased risk of loss associated with our leverage;

•	Continuing to improve our efficiency and loan quality and serving as a highly efficient originator. We intend to accomplish this by increasing the use of technology to streamline further our loan origination and underwriting processes. We intend to rigorously apply and continuously improve our underwriting criteria and processes in order to minimize defaults and losses and by collecting comprehensive performance data on our REIT portfolio of mortgage loans to refine our underwriting guidelines and risk-based pricing;

•	Growing our loan originations by growing both our retail and wholesale channels, improving market penetration in our existing markets, and building the “Aames Home Loan” brand. In addition, we will continue to originate loan products that are less sensitive to increases in interest rates than rate-term refinance mortgage loans, such as purchase money mortgage loans and cash-out refinance loans, which we believe makes our originations less vulnerable to declines resulting from increases in interest rates;

•	Selling a portion of Aames Financial’s mortgage loan production on a whole loan servicing-released basis into the secondary markets so as to maximize its earnings. We will sell the loans we do not retain for our REIT portfolio to third parties to capture gain on sale income from these loans and grow our equity capital on a consolidated basis; and

•	Servicing our loans to enhance the performance of our REIT portfolio of mortgage loans, and growing our servicing operation with our REIT portfolio which will lower our per loan servicing costs through economies of scale.

The strategies discussed above contain forward-looking statements. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions, including those discussed under “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Thus, no assurance can be given that we will be able to accomplish the above strategies.

Mortgage Portfolio Management

We invest in subprime one-to-four family, residential mortgage loans, operating as a long-term portfolio investor. We purchase loans originated by Aames Financial that we anticipate holding on our balance sheet in our REIT portfolio, largely hybrid/adjustable rate loans. Aames Financial retains the servicing rights to those loans.

To provide us with long-term financing for our REIT portfolio of mortgage loans, we securitize substantially all of those loans through on-balance sheet transactions structured as financings rather than sales for both tax and financial accounting purposes. Accordingly, these loans will remain on our consolidated balance sheet as assets and the underlying bonds issued through the securitization will be reported as a liability on our consolidated balance sheet. Thus, we will record interest income generated by the mortgage loans and recognize interest expense on the related financings over the life of the mortgage loan pool, rather than generate a gain or loss at the time of the securitization.

Managing Interest Rate Risk

The hybrid/adjustable rate loans in our REIT portfolio may have a fixed rate for two, three or five years prior to their first adjustment and may be financed with on-balance sheet securitization debt with rates that adjust monthly. As a result, our net interest income and cash flow could be negatively impacted by changes in short-term interest rates. To counteract this possibility, we may hedge the aggregate risk of interest rate fluctuations with respect to our borrowing index. We generally intend to hedge only the risk related to changes in the benchmark interest rate used in the variable rate index, usually the London Interbank Offered Rate, known as LIBOR, or a U.S. Treasury rate.

To reduce these risks, we may enter into interest rate cap agreements whereby, in exchange for a fee, we would be reimbursed for interest paid in excess of a certain capped rate. With respect to interest rate cap agreements any net payments under, or fluctuations in the fair value of, these cap agreements will be recorded in current income.

Derivative financial instruments contain credit risk to the extent that the institutional counterparties may be unable to meet the terms of the agreements. We expect to minimize this risk by using multiple counterparties and limiting them to major financial institutions with good credit ratings. In addition, we regularly monitor the potential risk of loss with any one party resulting from this type of credit risk. Accordingly, we do not expect any material losses as a result of default by other parties.

REIT Compliance

We elected to qualify as a REIT for U.S. federal income tax purposes. Aames Financial has continued its operations as our primary mortgage origination and servicing subsidiary. To meet some of the REIT qualification requirements, we conduct our loan sales, as well as other servicing and origination functions, through Aames Financial, our taxable REIT subsidiary. All loans are sourced, underwritten and processed by Aames Financial. We purchase from Aames Financial the loans that we anticipate holding on our balance sheet in our REIT portfolio, largely hybrid/adjustable rate loans, and Aames Financial sells the remainder of the loans it originates, including a majority of its fixed-rate mortgage loans, to third parties. We are required to purchase loans from Aames Financial at fair market value and Aames Financial is subject to corporate income tax on any taxable gain it recognizes on the sale.

U.S. federal income tax law requires that a REIT distribute annually to its stockholders at least 90% of its taxable income, excluding the retained earnings of any taxable REIT subsidiary it owns. If we distribute all of our taxable income to our stockholders, we will not be subject to U.S. federal income tax and will not record income tax (benefit) expense. We intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to our common stockholders. Any taxable income generated by Aames Financial will be subject to regular corporate income tax and Aames Financial will continue to record income tax (benefit) expense. However, we anticipate that Aames Financial will have substantially lower effective tax rates due to historical net operating loss carryforwards for U.S. federal income tax purposes. Subject to annual limitations, these losses are available to offset future income. Aames Financial may retain any income it generates net of any tax liability it incurs on that income without affecting the REIT distribution requirements. If Aames Financial chooses to pay a dividend to us, the dividend could be included in the REIT distribution. Any distributions that Aames Financial makes in the future will be at the discretion of its board of directors and will depend on, among other things, its actual results of operations and liquidity levels.

Mortgage Originations

We purchase subprime, one-to-four family residential mortgage loans that Aames Financial originates. These loan originations are significant to our financial results because we hold a majority of these loans in our on-balance sheet REIT portfolio of loans held for investment. The loans originated that are not retained in our REIT portfolio are sold to the secondary markets.

Our principal market is borrowers whose financing needs are not being met by traditional mortgage lenders for a variety of reasons, including the need for specialized loan products or credit histories that may limit such borrowers’ access to credit. These types of borrowers generally pay higher mortgage loan origination fees and interest rates than those charged by conventional lending sources. We believe these borrowers continue to present an opportunity to earn a return commensurate with the risk assumed. Our residential mortgage loans, which include fixed and hybrid/adjustable rate loans, are generally used by borrowers to consolidate indebtedness, finance other consumer needs or purchase homes. We believe that while our loan origination volume is affected by general levels of interest rates, because a majority of our loan originations are cash-out refinancings and purchase money loans, our loan origination volume is generally less cyclical than conventional mortgage lending which has a higher percentage of rate/term refinance loans.

Mortgage Loan Sales to Third Parties and Off-Balance Sheet Securitizations

Aames Financial will sell whole loans not retained for the REIT portfolio to third parties on a servicing-released basis to capture gain on sale income from these loans and to grow our equity capital base on a consolidated basis. Aames Financial does not currently sell loans in off-balance sheet securitizations; however, after our on-balance sheet portfolio reaches its target level, Aames Financial may sell a portion of its loans in off-balance sheet securitizations depending on market conditions at that time. Aames Financial generally sells these loans within 45 days of funding and services these loans during the period between origination and transfer of servicing to the buyer, which is generally within 90 days after the sale of the loan. Aames Financial generates income primarily from:

•	gain on sale income, which includes the premiums received on the sale of the loan,

•	net interest income earned on its loans held prior to sale,

•	points and fees charged to borrowers less any yield spread premiums paid to wholesale brokers during the loan origination process, and

•	loan servicing income earned on its loans held prior to sale, loans retained in our REIT portfolio and loans owned by others.

Aames Financial uses the majority of the net proceeds of its loan sales to pay down its warehouse and repurchase facilities to increase capacity under these facilities for future funding of mortgage loans. Proceeds we receive from financings on loans held for investment are also used to pay down our warehouse and repurchase facilities.

Mortgage Loan Servicing

Aames Financial services residential mortgage loans held in its portfolio prior to sale, held in our REIT portfolio, and, to a much lesser extent, for others. Loan servicing remains an integral part of our business operation. We believe that maintaining contact with our borrowers is critical in managing credit risk and in borrower retention. Subprime borrowers are more likely to default on their obligations than conventional borrowers. By servicing our loans, we strive to identify problems with borrowers early and take quick action to address these problems. Borrowers may be more motivated to refinance their mortgage loans either by improving their personal credit or due to a decrease in interest rates. By keeping in close touch with borrowers, we can provide them with information about our products to encourage them to refinance with us. Mortgage servicing provides fee income for Aames Financial in the form of normal customer service and processing fees.

The Securities We May Offer

We may offer shares of our common stock, preferred stock, depositary shares, various series of debt securities and warrants to purchase any of those securities and any combination of those securities with a total value of up to $500 million from time to time under this prospectus. The amounts, prices and other terms will be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange or settlement terms or sinking fund, if any;

•	relative ranking against other securities;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly to or through underwriters, dealers or agents or directly to purchasers. We, and our underwriters or agents, reserve the sole right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters, dealers or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights. Our common stock is subject to transfer restrictions designed to preserve our status as a REIT. See “Description of Capital Stock—Transfer Restrictions.”

Preferred Stock

We may issue shares of our preferred stock from time to time in one or more series. Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock. Before shares of each class or series of preferred stock are issued, the Maryland General Corporation Law, or the MGCL, and our charter require our board of directors to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the articles supplementary relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any articles supplementary that describe the terms of the series of preferred stock we are offering. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete articles supplementary that contain the terms of the applicable series of preferred stock.

Depositary Shares

We may offer fractional shares of preferred stock rather than full shares of preferred stock and, if we do, we will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. A deposit agreement, including a depositary receipt, for any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part. We urge you to read the prospectus supplements related to any depositary shares being sold, as well as the complete deposit agreement and depositary receipt.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other senior debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you to read the prospectus supplement related to the series of debt securities being offered as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part.

Warrants

We may issue warrants for the purchase of shares of our common stock, preferred stock, depositary shares or debt securities in one or more series from time to time. We may issue warrants independently or together with our common stock, preferred stock, depositary shares or debt securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the warrant holders. In this prospectus, we have summarized certain general features of the warrants. We urge you to read the prospectus supplements related to the series of warrants being offered as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part.

Financial Ratios

The following table sets forth our ratios of earnings to fixed charges for the periods shown:

	Six Months Ended 6/30/2005	Six Months Ended 12/31/2004	For the Year Ended June 30,
			2004	2003	2002	2001
Ratios of Earnings to Fixed Charges (1)	1.36	1.86	3.62	1.74	1.18	0.51
Ratios of Earnings to Fixed Charges and Preferred Dividends (2)	1.36	1.23	2.46	1.28	0.77	0.41

(1)	The deficiency in the year ended June 30, 2001 for the ratio of earnings to fixed charges was $28,635,000
(2)	The deficiency in the years ended June 30, 2002 and 2001 for the ratio of earnings to fixed charges and preferred dividends was $15,501,000 and $43,540,000, respectively.

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred stock dividends were computed by dividing earnings as adjusted by fixed charges and preferred stock dividends. The ratios for periods starting November 5, 2004, the date of our initial public offering, include the historical amounts of Aames Investment on a stand-alone basis. The ratios for periods prior to November 5, 2004 include the historical amounts of Aames Financial Corporation on a consolidated basis. For this purpose, earnings consist of (a) pre-tax income (loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees plus (b) fixed charges. Fixed charges consist of interest expense and that portion of rental expense considered to be a reasonable estimate of the interest factor.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Any of these risks could harm our results of operations, financial condition and business prospects. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and in documents incorporated by reference into this prospectus. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Our business requires a significant amount of cash, and if it is not available, our business and financial performance will be significantly harmed, and we may not have the ability to make distributions to you in the future.

We require substantial amounts of cash to fund our loan originations and to pay loan origination expenses. We finance the majority of the loans we make by borrowing from our revolving warehouse and repurchase facilities and pledging the loans made as collateral. While holding our loans pending sale or securitization, we may also require cash, as our warehouse lines may not fully fund the entire principal balance of our loans financed with the facility. In addition, if our loans are financed past the permitted term under our warehouse lines, or if they decline in value, we will need cash to reduce our borrowing under the warehouse lines to the permitted level. We may also need cash to satisfy our working capital, minimum REIT distribution requirements, financial covenants in our warehouse and repurchase facilities, and other needs.

Additionally, as a REIT, we are required each year to distribute to stockholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain). To the extent that we do not distribute 100% of our REIT taxable income, we will be taxed on any undistributed amounts.

All distributions are made at the discretion of our board of directors out of funds legally available therefor and depend on our taxable earnings, our financial condition, maintenance of our REIT status and other factors that our board of directors may deem relevant from time to time. We cannot assure you that we will have access to funds to meet the distribution and other REIT qualification requirements. If we do not have enough cash available to meet the 90% REIT distribution requirements, or if our minimum distribution requirements to maintain our REIT status become large relative to our cash flow as a result of our income exceeding our cash flow, we may seek other sources of cash with which to fund the dividend and we may be forced to:

•	sell assets in adverse market conditions;

•	borrow on unfavorable terms; or

•	distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt.

Our earnings may decrease because of increases or decreases in interest rates.

Our profitability may be directly affected by changes in interest rates. Any such changes in interest rates could harm our results of operations, financial condition and business prospects.

The following are some of the risks we face related to an increase in interest rates:

•

Our net interest income depends in large part on differences between interest earned on our mortgage loans, net of provisions for loan losses and our financing costs. The interest on our mortgage loans is generally fixed for the first two or three years from origination, while our on-balance sheet financings generally pay an adjustable LIBOR-based yield. Therefore, an increase in LIBOR reduces the net interest income we receive from these mortgage loans. Consequently, increases in interest rates, particularly short-term interest rates, may decrease our net income. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to you.

•	The value of our loans is determined in part by the difference between interest earned on our mortgage loans and short-term interest rates we pay to finance the loans. Therefore, if interest rates rise between the date of origination and the date we sell or securitize the loans, the value of our loans may decline.

•	Interest rate increases may harm our earnings by increasing our costs of funding and securitizing our loans and if we do not increase the interest rate we receive on our mortgage loans by the amount of the increase in our funding costs, the spread between the interest we receive on our mortgage loans and our funding costs is reduced.

•	Our adjustable-rate mortgage loans have periodic and lifetime interest rate caps above which the interest rate on the loans may not rise. If general interest rates increase, the rate of interest on these mortgage loans could be limited, while the rate payable on the senior certificates representing interests in a securitization trust into which these loans are sold may be uncapped. This would reduce the amount of cash we receive over the life of the loans in on-balance sheet securitizations.

•	An increase in interest rates could reduce our loan origination volume because refinancings of existing loans, including cash-out refinancings, would be less attractive and qualifying for a purchase loan or refinancing may be more difficult. Lower origination volume may reduce our earnings by reducing origination income, net interest income and gain on sale of loans.

•	An increase in interest rates could increase the delinquency and default rates on the adjustable-rate mortgage loans that we originate and hold because the borrowers’ monthly payments under such loans may increase beyond the borrowers’ ability to pay. Higher than anticipated delinquencies or losses may decrease our cash flows or impair our ability to sell or securitize loans in the future, which could harm our results of operations, financial condition and business prospects.

We are also subject to risks from decreasing interest rates. For example, a significant decrease in interest rates could increase the rate at which loans are prepaid, which would reduce the cash we receive over the life of the loans and also could require us to more quickly amortize the loan origination expenses for the loans held in our portfolio that are prepaid.

The delinquency and default rates in our portfolio may be higher than those prevailing in the mortgage banking industry due to the origination of lower credit grade mortgage loans, which may cause us losses and reduce our ability to make distributions to you.

Residential mortgage loans are secured by residential properties and are subject to risks of delinquency and foreclosure, and risks of loss. Our principal market includes subprime borrowers who have credit histories that may limit their access to credit. Subprime borrowers typically have higher rates of delinquency and default than prime borrowers. Delinquency interrupts the flow of projected interest income from a mortgage loan, and default can ultimately lead to a loss if the net realizable value of the real property securing the mortgage loan is insufficient to cover the principal and interest due on the loan. If the delinquency and defaults in the loans in our portfolio exceed our projections, our income and ability to make distributions to you will decrease.

We bear the risk of delinquency and default on loans beginning when we originate them. In whole loan sales, our risk of delinquency typically extends to the first few payments after sale, and we may be obligated to repurchase loans that become delinquent during that period. When we securitize our loans, we are exposed to delinquencies and losses through the life of the loans underlying our securitizations structured as financings.

We attempt to manage these risks with risk-based loan pricing and appropriate underwriting policies and loan collection methods. However, we cannot be certain that such policies and methods will control our delinquency and default risks and, if such policies and methods are insufficient to control our delinquency and default risks, our business, financial condition, liquidity and results of operations could be harmed. Moreover, we establish an allowance for credit losses on our portfolio based on our anticipated delinquencies and losses in our portfolio. However, if our actual delinquency and credit losses exceed our estimates, our business, financial condition and results of operations could be harmed.

We face intense competition in the business of originating, purchasing and selling mortgage loans, which may make it difficult for us to compete successfully, and decrease our market share and our earnings.

We face intense competition in the business of originating, purchasing and selling mortgage loans. Many of our competitors are substantially larger and have considerably greater financial resources and lower costs of capital than we do. In addition, certain government-sponsored entities, such as Fannie Mae and Freddie Mac, are also expanding their participation in the subprime mortgage industry. These government-sponsored entities have a size and cost-of-funds advantage that allows them to purchase loans with lower rates or fees than we are willing to offer. In addition, establishing a wholesale lending operation such as ours requires a relatively small commitment of capital and human resources. This low barrier to entry permits new competitors to enter our markets quickly and compete with our wholesale lending business. Additional competition may lower the rates we can charge borrowers and increase the cost to originate mortgage loans. Increased competition may also reduce the volume of our mortgage loan originations and mortgage loan sales. As a result, we may not be able to acquire sufficient mortgage-related assets with favorable yields over our borrowing costs, which could harm our results of operations, financial condition and business prospects. Moreover, the increased competition may increase the demand for our experienced personnel and the potential that such personnel will leave for competitors. If our competitors are able to attract some of our key employees and disrupt our broker relationships, it could harm our results of operations, financial condition and business prospects.

The intense competition in the subprime mortgage industry has also led to rapid technological developments, evolving industry standards and frequent releases of new products and enhancements. As mortgage products are offered more widely through alternative distribution channels, such as the Internet, we may be required to make significant changes to our current wholesale and retail structures and information systems to compete effectively. Our inability to continue enhancing our current Internet capabilities, or to adapt to other technological changes in the industry, could harm our results of operations, financial condition and business prospects.

Adverse changes in the securitization and whole loan market would hurt our financial performance.

To continue our mortgage loan origination and purchase operations, we must be able to sell our mortgage loans in the securitization markets and our taxable REIT subsidiary must be able to sell the loans it makes in the whole loan sale and securitization markets on at least a quarterly basis. We use the cash proceeds from these sales to pay down warehouse and repurchase facilities and make new mortgage loans. The value of the mortgage loans depends on a number of factors, including general economic conditions, interest rates and governmental regulations. In addition, we rely on institutional purchasers, such as investment banks, financial institutions and other mortgage lenders, to purchase bonds issued in securitization transactions and mortgage loans in the whole loan market. We cannot be sure that we can sell or securitize our mortgage loans on at least a quarterly basis. Adverse changes in the securitization and whole loan markets may affect our ability to securitize or sell our mortgage loans for acceptable prices within a reasonable period of time, which would hurt our earnings, financial condition and business prospects.

Our inability to realize cash proceeds from loan sales and securitizations in excess of the loan acquisition cost could harm our financial position.

The net cash proceeds received from loan sales consist of the premiums we receive on sales of loans in excess of the outstanding principal balance, plus the cash proceeds we receive from securitizations structured as sales, minus the discounts on loans that we have to sell for less than the outstanding principal balance. If we are unable to originate loans at a cost lower than the cash proceeds realized from loan sales, that inability could harm our results of operations, financial condition and business prospects.

A downturn in the residential mortgage origination business, which is a cyclical industry, may harm our operations.

The mortgage origination business has historically been a cyclical industry, enjoying periods of strong growth and profitability followed by periods of shrinking volumes and industry-wide losses. The residential mortgage industry experienced rapid growth over the past three years due to declining interest rates. The Mortgage Bankers Association of America has predicted that residential mortgage originations will decrease in 2006 from 2005 due to rising interest rates. During periods of rising interest rates, refinancing originations decrease, as higher interest rates provide reduced economic incentives for borrowers to refinance their existing mortgages. We expect this to result in a decreased volume of originations in the foreseeable future. Due to stable and decreasing interest rates over recent years, our historical performance may not be indicative of results in a rising interest rate environment, and our results of operations may be materially adversely affected if interest rates rise.

Declining real estate values could harm our operations.

We believe the risks associated with our business will be more acute during periods of declining real estate values. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing home to support the refinancing of their existing mortgage loans or the purchase of new homes at higher levels of borrowings. Further, declining real estate values significantly increase the likelihood that we will incur increased payment delinquencies, foreclosures and losses on our loans if there is a default. Therefore, any sustained period of declining real estate values could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

If loan prepayment rates are higher than expected, yields on our planned investments will be reduced.

The value of the mortgage loans in our portfolio may be affected by prepayment rates on those mortgage loans. Prepayment rates on mortgage loans are influenced by changes in current interest rates, the introduction of new loan products that may offer lower monthly payments, and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining mortgage loan interest rates, prepayments on mortgage loans generally increase and the proceeds of such prepayments are likely to be reinvested by us in assets with lower yields than the yields on the assets that were prepaid. Higher than expected mortgage loan prepayments require us to accelerate the amortization of our loan acquisition costs and reduce our REIT earnings.

Our hedging transactions may limit our gains or result in losses.

We use derivatives, primarily interest rate cap agreements, to hedge the interest rate risk relative to our loans held for investment and the financings related thereto. Our board of directors has adopted a general policy regarding the use of derivatives, which generally allows us to use derivatives when we deem appropriate for risk management purposes. To the extent consistent with maintaining our status as a REIT, we may use derivatives, including interest rate swaps and caps, options, term repurchase contracts, forward contracts and futures contracts, in our risk management strategy to limit the effects of changes in interest rates on our operations.

We cannot assure you that our use of derivatives will offset the risks related to changes in interest rates. There have been periods, and it is likely that there will be periods in the future, during which we will incur losses after accounting for our derivative financial instruments. The derivative financial instruments we select may not have the effect of reducing our interest rate risk. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses, and such losses could harm our results of operations, financial condition and business prospects.

We have a limited operating history managing a loan portfolio and limited experience operating a REIT, and failure to execute on either business strategy could impair our growth prospects and harm our results of operations and financial condition.

Prior to our initial public offering in November 2004, we had no history managing a portfolio of mortgage-backed securities. In addition, we have limited experience operating a business in compliance with the highly technical and complex rules that are associated with maintaining REIT status. Our failure to manage our loan portfolio or our inability to maintain REIT status could harm our results of operations or financial condition and adversely affect our ability to make distributions to you.

The leverage in our REIT portfolio may adversely affect the return on our planned investments and may reduce cash available for distributions.

We leverage our REIT portfolio through borrowings, generally through the use of revolving warehouse and repurchase credit facilities, and on-balance sheet securitizations, including the issuance of collateralized mortgage-backed debt securities. The amount of leverage we incur will vary depending on our ability to securitize loans in our REIT portfolio to obtain credit facilities and our lenders’ estimates of the value of our REIT portfolio’s cash flow.

Our debt service payments will reduce the net income available for distributions to you. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. We have a target overall leverage amount of 10 to 14 times our stockholders’ equity, but there is no limitation on our leverage ratio or on the aggregate amount of our borrowings.

If we are unable to maintain our targeted leverage on our equity the returns on our REIT portfolio could be diminished, which may limit our earnings and ability to pay dividends.

We intend to leverage our stockholders’ equity 10 to 14 times through the use of on-balance sheet securitizations. At June 30, 2005, our portfolio leverage was approximately 13 times. A key element of our strategy is our intention to use leverage to increase the size of our portfolio in an attempt to enhance our returns. If our leverage decreases due to prepayment of loans in our portfolio or an increase in our equity without a commensurate increase in the size of our portfolio, the returns on our REIT portfolio may be harmed.

If we are not able to originate subprime hybrid/adjustable rate mortgage loans for our portfolio, our income and ability to make distributions to you may be reduced.

Our portfolio is comprised primarily of subprime hybrid/adjustable rate mortgage loans that we originate. This source of mortgage loans is a key part of our strategy. During the six months ended June 30, 2005, approximately 77.5% of our mortgage loan originations, as measured by principal balance, were hybrid/adjustable rate loans of a type that were eligible to be included in our portfolio.

If we are not able to originate subprime hybrid/adjustable rate mortgage loans that meet our investment criteria in the volume we expect, the time required for, and the cost associated with, replacing the runoff in and further building of our portfolio may be greater than expected, which could have an adverse effect on our results of operations and our ability to make distributions to you.

The use of securitizations with over-collateralization requirements may have a negative impact on our cash flow.

Our on-balance sheet securitizations restrict our cash flow if loan delinquencies or losses exceed certain levels. The terms of securitizations generally provide that, if certain delinquencies or losses exceed specified levels, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. An increase in the level of over-collateralization required may restrict our ability to receive net interest income from a securitization transaction.

We are required to repurchase mortgage loans or indemnify investors if we breach representations and warranties, which would hurt our earnings.

We are required under agreements governing our securitization transactions and whole loan sales to repurchase or replace mortgage loans that do not conform to representations and warranties we make at the time of sale. In addition, we may be obligated, in certain whole loan sales, to buy back mortgage loans if the borrower defaults on the first few payments of principal and interest due after the loan is sold. Our repurchase obligations could hurt our earnings and have a material adverse effect on our financial position because we would likely take a loss on any repurchased loans.

We make a significant amount of our mortgage loans in California, Florida, New York and Texas, and our operations could be hurt by economic downturns or natural disasters in these states.

Like many of our competitors, our production is concentrated in certain states, namely California, Florida, Texas and New York, where we believe conditions in the mortgage markets are most favorable. During the six months ended June 30, 2005, we originated 27.5%, 22.6%, 8.4% and 6.4% of our mortgage loans in California, Florida, New York and Texas, respectively, for a total of 64.9%. At June 30, 2005, 26.9%, 20.9%, 7.7% and 6.2% of our servicing portfolio consisted of mortgage loans secured by real estate in California, Florida, New York and Texas, respectively, for a total of 61.7%. Declines in the economy generally or residential real estate markets in any of these states may reduce the demand for mortgage loans, reduce the values of the properties collateralizing our mortgages, increase the frequency of delinquency, foreclosure or bankruptcy and increase losses in the event of foreclosure, any of which would hurt our earnings.

The occurrence of a natural disaster may cause a sudden decrease in the value of real estate in any of these states and would likely reduce the value of the properties collateralizing the mortgage loans we made. Historically, California has been vulnerable to earthquakes, erosion-caused mudslides and wildfires, and Florida and Texas have been vulnerable to tropical storms, hurricanes and tornadoes. Recently parts of Texas, Louisiana, Mississippi and Alabama have been damaged by Hurricane Katrina and Hurricane Rita. We do not know how many properties securing our mortgage loans in those states have been damaged by these hurricanes. At June 30, 2005, 0.5%, 0.2% and 0.0% of our servicing portfolio consisted of mortgage loans secured by real estate in Louisiana, Mississippi and Alabama, respectively, for a total of 0.7%. Since such natural disasters are not typically covered by the standard hazard insurance policies maintained by borrowers, the borrowers have to pay for repairs due to such disasters. Uninsured borrowers may not repair the property or may stop paying their mortgage loans if the property is damaged. This would cause the number of foreclosures to increase and decrease our ability to recover losses on properties affected by the disasters.

Our business is subject to extensive federal and state regulation which may limit our ability to operate and could decrease our earnings.

Our operations are subject to extensive rules and regulations by federal, state and local governmental authorities. Federal and several state and local laws, rules and regulations have been adopted in recent years, or are under consideration, that are intended to eliminate certain lending practices, often referred to as “predatory” lending practices, that are considered to be abusive. These laws, rules and regulations impose certain limitations on points and fees charged by the lender, on the annual percentage rate, or APR, of the loan, or on prepayment fees, and may expose a lender to risks of litigation and regulatory sanction no matter how carefully a loan is underwritten.

Many of these laws, rules and regulations also seek to impose liability for violations on purchasers of loans, regardless of whether a purchaser knew of or participated in the violation. Accordingly, the companies that buy our loans or provide financing for our loan originations generally will not purchase or finance any loans subject to these types of laws, rules and regulations. This precludes us from continuing to originate loans that exceed the state and local limitations or thresholds. For example, after the October 1, 2002 effective date of the Georgia Fair Lending Act, our lenders and secondary market buyers refused to finance or purchase our Georgia loans. As a result, we were forced to cease providing mortgages in Georgia until the law’s amendment a few months later. Similar laws have gone into effect in New Jersey, Massachusetts and Illinois that have impacted our ability to originate loans in those states. Moreover, some of our competitors who are, or are owned by, national banks or federally chartered thrifts may not be subject to these laws and may, therefore, be able to capture market share from us and other lenders.

These laws, rules and regulations have increased our cost of doing business as we have been required to develop systems and procedures to comply with these requirements. Our policy is to avoid originating loans that meet or exceed the APR or “points and fees” thresholds of these laws, rules and regulations, which reduces our fee income and origination volume, all of which could harm our results of operations, financial condition and business prospects.

We service loans on a nationwide basis. Therefore, we must comply with the federal, state and local laws and regulations, as well as judicial and administrative decisions, pertaining to loan servicing. As our servicing operations continue to grow, it may be more difficult to comprehensively identify, to accurately interpret and to properly program our technology systems and effectively train our personnel with respect to all of these laws and regulations, thereby potentially increasing our exposure to the risks of noncompliance with the laws and regulations pertaining to loan servicing.

Recently, the federal government created the national “Do Not Call Registry” which prohibits companies from telemarketing to those individuals who signed the registry. A significant part of our retail marketing consists of telemarketing, and the registry has reduced our ability to telemarket to retail customers which could reduce our retail loan production. In addition, a number of states have enacted similar laws restricting telemarketing sales which could further reduce our retail production.

Our failure to comply with the laws, rules and regulations discussed above can lead to liabilities and other burdens on us, including, but not limited to, criminal liability (including the trebling of fines or damages under some laws in certain circumstances), civil liability (including class action lawsuits) administrative enforcement actions, an inability to sell or securitize mortgage loans, an inability to renew our current warehouse financing facilities or secure alternate or additional warehouse facilities, the loss of state licenses or permits required for continued lending and servicing operations and legal defenses that adversely affect our ability to enforce loans, or give the borrower the right to rescind or cancel the loan transaction. Accordingly, if we are found to have failed to comply with these laws, rules and regulations, we could be subject to fines or damages that could materially adversely affect our business, financial condition and results of operations.

We are the subject of current investigations by governmental agencies and consumer groups, which could adversely affect our business and attract class action litigation against us.

On April 27, 2004, we received a civil investigative demand, or the demand, from the Federal Trade Commission, or the FTC, that, although not alleging any wrongdoing, sought documents and data relating to our business and lending practices. The demand was issued pursuant to an April 8, 2004 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders and loan brokers to determine whether there have been violations of the federal Consumer Credit Protection Act and the Federal Trade Commission Act. We have cooperated and intend to continue to cooperate fully with the FTC in this investigation. Because the investigation is at an early stage, we cannot predict the outcome of the investigation and its effect, if any, on our business.

On September 7, 2004, we received a Civil Investigative Demand and Notice to Proceed from the Office of the Attorney General of Iowa, that, although not alleging any wrongdoing, sought documents and data relating to our business and lending practices in Iowa. We have cooperated and intend to continue to cooperate fully with the Office of the Attorney General of Iowa in this investigation. Because the investigation is at an early stage, we cannot predict the outcome of the investigation and its effect, if any on our business in Iowa, which approximated 0.2% of total mortgage loan production during the year ended December 31, 2004.

In the ordinary course of business, we are defendants in or parties to a variety of legal actions. Certain of such actions involve claims relating to our origination and collection efforts, alleged violations of employment laws, unfair trade practices, and other federal and state laws. In our opinion, the resolution of any of these pending incidental matters is not expected to have a material adverse effect on our consolidated financial position and results of operations.

Our failure to comply with the laws, rules and regulations governing mortgage lending can lead to liabilities and other burdens on us, including, but not limited to, civil and criminal liability (including the trebling of fines or damages under some laws in certain circumstances), administrative enforcement actions, an inability to renew our current warehouse financing facilities or secure alternate or additional warehouse facilities, or the loss of state licenses or permits required for continued lending and servicing operations. Regulatory fines and damage awards levied against other subprime lenders in several recent highly publicized cases have been significant and in certain circumstances severe. Accordingly, if we are found to have failed to comply with these laws, rules and regulations, we could be subject to fines or damages that could materially adversely affect our business, financial condition and results of operations.

We may be subject to fines or other penalties based upon the conduct of our independent brokers.

The mortgage brokers from whom we obtain loans are subject to parallel and separate legal obligations. While these laws may not explicitly hold the originating lenders responsible for the legal violations of mortgage brokers, increasingly federal and state agencies have sought to impose liability on parties that take assignments of such loans. Recently, for example, the FTC entered into a settlement agreement with a mortgage lender where the FTC characterized a broker that had placed all of its loan production with a single lender as the “agent” of the lender. The FTC imposed a fine on the lender in part because, as “principal,” the lender was legally responsible for the mortgage broker’s unfair and deceptive acts and practices. The United States Department of Justice in the past has sought to hold a subprime mortgage lender responsible for the pricing practices of its mortgage brokers, alleging that the mortgage lender was directly responsible for the total fees and charges paid by the borrower under the Fair Housing Act even if the lender neither dictated what the mortgage broker could charge nor kept the money for its own account. Accordingly, although we have not incurred any such fines or penalties, we may be subject to fines or other penalties based upon the conduct of our independent mortgage brokers.

Our interest-only loans may have a higher risk of default than our fully-amortizing loans.

During the six months ended June 30, 2005, originations of interest-only loans totaled $0.3 billion, or 11.5%, of total originations. These interest-only loans generally require the borrowers to make monthly payments only of accrued interest for the first 60 months following origination. After such interest-only period, the borrower’s monthly payment is recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. When the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination, if the borrower defaults, the unpaid principal balance of the related mortgage loan will be greater than had the loans had an amortizing feature.

The terms of our revolving warehouse and repurchase facilities may restrict our ability to pay dividends in situations where we are not currently in compliance with certain financial and other covenants.

The terms of our revolving warehouse and repurchase facilities contain a number of restrictive financial and other covenants that, among other things, require us to maintain minimum levels of net income, liquidity and stockholders’ equity and place limits on our maximum leverage ratios, as well as to comply with applicable regulatory and other requirements. These facilities and agreements may restrict our ability to pay any dividends to you if we are not in compliance with the covenants.

We may change our investment strategy without your consent, which may result in our investing in riskier investments than our currently planned investments.

We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to, among other things, credit risk, interest rate risk and real estate market fluctuations.

An interruption in service or breach in security of our information systems could impair our ability to originate loans on a timely basis and may result in lost business.

We rely heavily upon communications and information systems to conduct our business. Any failure or interruption in service or breach in security of our information systems or the third-party information systems on which we rely could cause underwriting or other delays and could result in fewer loan applications being received and processed and reduced efficiency in loan servicing. Any such failure, interruption or compromise of our systems or security measures could affect our flow of business and harm our reputation. We cannot assure you that no material failures or interruptions will occur or, if they do occur, that we or the third parties on whom we rely will adequately address them. The occurrence of any failures or interruptions could significantly harm our business.

Failure to maintain our Investment Company Act exemption may harm our operations and our market price.

We are not currently regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, and we intend to operate so as to not become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us. To maintain our exemption, the assets that we may acquire will be limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. In addition, we could, among other things, be required either to change the manner in which we conduct our operations to avoid being required to register as an investment company or to register as an investment company, either of which could have an adverse effect on our operations and the market price of our common stock.

Risks Related to Our Organization and Structure

Our charter contains ownership limits and restrictions on transferability of our stock, which may inhibit potential acquisition bids and limit the market price of our stock.

To maintain our status as a REIT, not more than 50% of the value of our outstanding shares, including any outstanding preferred shares, after taking into account options to acquire shares, may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities), and the shares must be beneficially owned by 100 or more persons (which generally refers to entities as well as individuals) during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than the first year. To assist us in satisfying these requirements, our charter generally prohibits, subject to specific waivers or exceptions approved by our board of directors, any person from actually or constructively owning more than 9.8% (in value or number, whichever is more restrictive) of our outstanding common stock or more than 9.8% of the value of the aggregate of our outstanding stock. Based on certain representations and covenants we received from Specialty Finance Partners and Hotchkis & Wiley Capital Management, our board of directors waived the ownership limits for Specialty Finance Partners and Hotchkis & Wiley Capital Management and their direct and indirect owners.

With respect to Specialty Finance Partners, the ownership limit is waived solely with respect to (a) stock received by Specialty Finance Partners in the REIT reorganization and (b) stock held or beneficially owned by Specialty Finance Partners thereafter as a result of (i) the exercise of its rights pursuant to an award of options, restricted stock or restricted stock units granted by the board of directors, or a committee thereof, to certain of our directors affiliated with Specialty Finance Partners under any incentive stock or option plan approved by the board of directors or our stockholders or (ii) receipt of stock or options to acquire stock pursuant to such an incentive plan. However, when an individual or entity acquires or owns our stock both indirectly through a direct or indirect ownership interest in Specialty Finance Partners and also by another means (e.g., through a direct investment in our stock), then the individual’s or entity’s ownership of our stock will be subject to the 9.8% ownership limits in the charter, which would also take into account the amount of our common stock held by Specialty Finance Partners attributed to the individual or entity.

With respect to Hotchkis & Wiley Capital Management, the ownership limit is waived to allow Hotchkis & Wiley Capital Management to acquire up to 15% in value or number of shares. However, when an individual or entity acquires or owns our stock both indirectly through a direct or indirect ownership in Hotchkis & Wiley Capital Management and also by another means, such as through a direct investment in our stock, then the individual or entity’s ownership will be subject to the 9.8% ownership limits in our charter. This also takes into account the amount of our common stock held by Hotchkis & Wiley Capital Management attributed to the individual or entity.

The constructive ownership rules are complex and may cause shares of our stock owned directly or constructively by a group of related individuals or entities to be constructively owned by one individual or entity. These restrictions may:

•	discourage a tender offer or other transactions or a change in management or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders; or

•	cause shares acquired by a person in excess of the 9.8% ownership limit to be automatically transferred to a trust and, as a result, such person would not obtain any benefits of owning the additional shares.

Our charter permits our board of directors to increase the authorized shares and to issue additional stock with terms that may discourage a third party from acquiring us in a transaction that might otherwise have involved a premium over the then-prevailing price of our stock.

Our charter authorizes us to issue additional authorized but unissued shares of common stock or preferred stock and our board, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class we have the authority to issue. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of common stock or preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

Our charter prohibits certain entities from owning our shares which might reduce the demand for our shares by limiting the potential purchasers of our shares.

Although the law on the matter is unclear, if a REIT owns an interest in a taxable mortgage pool and certain types of entities are stockholders of the REIT, a tax might be imposed on the REIT. To prevent us from being subject to this tax in that event, our charter prohibits our shares from being held directly by the entities that might cause this tax to be imposed on us. These entities include: the United States, any State or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is both exempt from income taxation and exempt from taxation under the unrelated business taxable income provisions of the Internal Revenue Code, and any rural electrical or telephone cooperative.

Provisions of Maryland law may limit the ability of an unsolicited third party to acquire control of our company in a transaction that might otherwise have involved a premium over the then-prevailing price of our stock.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special super majority stockholder voting requirements on these combinations;

•	“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares; and

•	“unsolicited takeover” provisions of Maryland law that permit our board of directors, without stockholder approval, to implement possible takeover defenses, such as a classified board or two-thirds vote requirement for removal of directors.

We have opted out of the control share provisions of the MGCL pursuant to a provision in our bylaws. However, we may, by amendment to our bylaws, become subject to the control share provisions of the MGCL in the future. We have also, by resolution of our board, excluded any business combination with us from the business combination provisions of the MGCL. There can be no assurance that this provision will not be amended or eliminated at any time in the future. There can also be no assurance that our board of directors will not implement “unsolicited takeover” provisions in the future.

Provisions of our charter and bylaws may limit the ability of a third party to acquire control of our company in a transaction that might otherwise have involved a premium over the then-prevailing price of our stock.

Our charter permits the removal of a director only upon cause and the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors and provides that vacancies may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Our bylaws require advance notice of a stockholder’s intention to nominate directors or present business for consideration by stockholders at an annual meeting of our stockholders. Our charter and bylaws also contain other provisions that may delay, defer, or prevent a transaction or change in control that involves a premium price for our common stock or that for other reasons may be desired by our stockholders.

Tax Risks

If we fail to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distributions.

We expect to qualify as a REIT for U.S. federal income tax purposes when we file our December 31, 2004 federal income tax return, for which we currently have an extension. The requirements for this qualification, however, are highly technical and complex and even a technical or inadvertent mistake could jeopardize our REIT status. If we fail to meet these requirements, our distributions will not be deductible to us, and we will have to pay a corporate level tax on our income. This would substantially reduce our earnings, our cash available to pay distributions and your yield on your investment in our shares. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. As a result, the amount of funds available for distribution to our stockholders would be reduced for the year or years involved.

We may be unable to comply with the strict income distribution requirements applicable to REITs, or compliance with such requirements could adversely affect our financial condition.

To obtain the favorable treatment associated with qualifying as a REIT, we must distribute to our stockholders with respect to each year at least 90% of our net taxable income excluding capital gains. In addition, we are subject to a tax on the undistributed portion of our income at regular corporate rates and also may be subject to a non-deductible 4% excise tax on the amount by which certain distributions considered as paid by us with respect to any calendar year are less than the sum of: (1) 85% of our ordinary income for the calendar year, (2) 95% of our capital gains net income for the calendar year, other than capital gains we elect to retain and pay tax on, and (3) 100% of undistributed taxable income from prior periods. We could be required to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT, even if conditions are not favorable for borrowing.

Recent change in taxation of corporate dividends may adversely affect the value of our shares.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 that was enacted into law on May 28, 2003, among other things, generally reduces to 15% the maximum marginal rate of tax payable by individuals on dividends received from a regular C corporation. This reduced tax rate, however, will not apply to dividends paid to most domestic non-corporate taxpayers by a REIT on its stock except for certain limited amounts. While the earnings of a REIT that are distributed to its stockholders are still generally subject to less U.S. federal income taxation than earnings of a non-REIT C corporation which are distributed to its stockholders net of corporate-level income tax, this legislation could cause domestic non-corporate investors to view the stock of regular C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation, because the dividends from regular C corporations would generally be taxed at a lower rate while dividends from REITs will generally be taxed at the same rate as the domestic non-corporate taxpayer’s other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our common stock in particular, either in terms of price or relative to other investments.

To comply with the REIT income and asset tests, we may have to acquire qualifying real estate assets that are not part of our overall business strategy and that might not be the best alternative.

As a REIT, 75% of the value of our total assets must consist of specified real estate related assets and certain other specified types of investments, and 75% of our gross income must be earned from specified real estate related sources and certain other specified types of income. If the value of the real estate securing each of our loans, determined at the date the loans are acquired (and possibly certain other times), is less than the highest outstanding balance of the loan for a particular taxable year, then a portion of that loan will not be a qualifying real estate asset and a portion of the interest income will not be qualifying real estate income. Accordingly, to determine which of our loans constitute qualifying assets for purposes of the REIT asset tests and the extent to which the interest earned on our loans constitute qualifying income for purposes of the REIT income tests, we must determine the value of the real estate at the time we acquire each loan and possibly certain other times. There can be no assurance that the IRS will not disagree with our determinations and assert that a lower value is applicable, which could negatively impact our ability to qualify as a REIT. These considerations also might restrict the types of loans that we can make in the future. In addition, we may have to acquire other assets that qualify as real estate (for example, interests in other mortgage loan portfolios or mortgage-backed securities) that are not part of our overall business strategy and might not otherwise be the best investment alternative for us.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the 100% prohibited transactions tax, we may choose not to engage in certain sales of loans and not to securitize loans in a manner that would be treated as a sale of the loans for federal income tax purposes (except for sales of loans made by our taxable REIT subsidiary), even though such sales or securitization transactions might otherwise be beneficial for us.

The REIT qualification rules impose limitations on the types of investments and activities that we may undertake which may preclude us from pursuing the most economically beneficial investment alternatives.

In order to qualify as a REIT, we must satisfy certain income and asset tests, which require that a certain specified percentage of our income and assets be comprised of certain types of income and assets. Satisfying these requirements might limit our ability to undertake investments and activities that would otherwise be beneficial to us. For example, from time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire mortgage loans, any periodic income or gain from the disposition of that contract attributable to the carrying or acquisition of the real estate assets should be disregarded—that is, treated as neither qualifying nor non-qualifying income—for purposes of the 95% gross income test, but should not be treated as qualifying income for purposes of the 75% gross income test. To the extent that we hedge with other types of financial instruments or for other purposes, or to the extent that a portion of our mortgage loans is not secured by real estate assets or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of either of the gross income tests. Although we intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT, we may choose not to engage in certain hedging transactions of the type we have undertaken in the past (except through our taxable REIT subsidiaries), even though such transactions might otherwise be beneficial for us.

The “taxable mortgage pool” rules may limit the manner in which we effect future securitizations and limit our returns on these transactions, making them less profitable.

There is a significant likelihood that our future securitizations would be considered to result in the creation of taxable mortgage pools. As a REIT, so long as we own 100% of the equity interests in the taxable mortgage pool, we would not be adversely affected by the characterization of our securitizations as taxable mortgage pools (assuming that we do not have any stockholders who might cause a corporate income tax to be imposed upon us by reason of our owning a taxable mortgage pool). We would be precluded, however, from selling to outside investors equity interests in our securitizations, as we have done in the past, or from selling any debt securities issued in connection with the securitization that might be considered to be equity interests for tax purposes. These limitations will preclude us from engaging in the types of sales that we have used with respect to our prior securitizations to maximize our returns from securitization transactions.

We may be required to allocate “excess inclusion income” to our stockholders, which could result in adverse tax consequences for our stockholders.

Our future securitization transactions likely will result in the creation of taxable mortgage pools, with the result that a portion of our income from that arrangement could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (a) income allocable to the holder of a residual interest in a REMIC or, under Treasury regulations that have not been issued, an equity interest in a taxable mortgage pool over (b) the sum of an amount for each day in the calendar quarter equal to the product of (i) the adjusted issue price of such interests at the beginning of the quarter multiplied by (ii) 120% of the long-term Federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Excess inclusion income would be allocated among our stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are “forward-looking statements.” The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” and similar expressions and variations thereof are intended to identify forward-looking statements. The statements appear in a number of places in this prospectus and include statements that are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by our forward-looking statements. You should carefully consider the following risks before you make an investment in our common stock:

•	the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors;”

•	limited cash flow to fund operations;

•	increases in mortgage lending interest rates;

•	increased delinquency rates in our portfolio;

•	intense competition in the mortgage lending industry;

•	adverse changes in the securitization and whole loan market for mortgage loans;

•	declines in real estate values;

•	inability to originate subprime hybrid/adjustable mortgage loans;

•	obligations to repurchase mortgage loans and indemnify investors; and

•	concentration of operations in California, Florida, New York and Texas and the adverse impact of natural disasters in those states (including Hurricanes Katrina and Rita).

We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus for the reasons, among others, discussed under the caption “Risk Factors.” You should carefully review the risk factors discussed in this prospectus.

We have no duty, and do not intend, to update or revise the forward-looking statements in this prospectus after the date of this prospectus, even if we subsequently become aware of events or new risks or our expectations change regarding the forward-looking matters discussed in this prospectus. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the caption “Risk Factors,” which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

USE OF PROCEEDS

We do not know either the number of shares or principal amount of our common stock, preferred stock, depositary shares, debt securities, warrants and units that will ultimately be sold under this prospectus or the prices at which those securities will be sold. Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from any sale of securities under this prospectus for general corporate purposes, which includes continuing to build a portfolio of self-originated mortgage loans, for general working capital purposes and to reduce short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our common stock and undesignated preferred stock as set forth in our charter. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, our charter and the other documents we refer to for a more complete understanding of our capital stock.

General

As of September 21, 2005, we had 61,664,705 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our charter provides that we may issue up to 500,000,000 shares of our common stock, $.01 par value per share, and 160,000,000 shares of our preferred stock, $.01 par value per share. Our Board, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number or shares of stock of any class or series that we have authority to issue. Under the MGCL, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

Our common stock, when issued and paid for, will be duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of stock, and to the provisions of our charter regarding the transfer restrictions of our stock, holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available therefor. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, and the terms of any other class or series of our capital stock, each share of our common stock is entitled to one vote on all matters submitted to a vote of our stockholders, including the election of directors. Unless otherwise provided with respect to any other class or series of our stock, our common stockholders have the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election.

Shares of our common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock have equal dividend, liquidation and other rights. Our charter allows our board of directors to reclassify any unissued shares of our common stock in one or more classes or series of stock.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not fewer than a majority of all of the votes entitled to be cast by the stockholders on the matter) is set forth in the corporation’s charter. Our charter provides that any such action will be effective and valid if declared advisable by the Board of Directors and taken or authorized by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Transfer Agent and Registrar

Mellon Investor Services LLC is the transfer agent and registrar for shares of our common stock.

Preferred Stock

Before issuing shares of each class or series of our preferred stock, our board of directors is required by the MGCL and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. If we issue preferred stock, holders of the preferred stock will likely have preferential rights to distributions made by us. As of the date of this prospectus, no shares of our preferred stock will be outstanding.

You should refer to our articles supplementary and the prospectus supplement relating to the class or series of preferred stock offered thereby for specific terms, including:

•	the title and stated value;

•	the number of shares offered;

•	the liquidation preference per share, if any;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which the dividends would be paid and the dates, if any, from which dividends would accumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to the rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

•	junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it; and

•	on a parity with all of our equity securities—other than convertible debt securities—other than those referred to in the two immediately preceding clauses.

Dividends

Our preferred stockholders of each class or series will be entitled to receive cash dividends to the extent specified in the prospectus supplement, when, as and if authorized by our board of directors and declared by us, from funds legally available for the payment of dividends. The rates and dates for payment of dividends or each series of preferred stock will be stated in our articles supplementary and the prospectus supplement. Dividends on any series of preferred stock will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in our articles supplementary and the prospectus supplement.

Redemption

The terms, if any, on which shares of preferred stock may be redeemed will be discussed in our articles supplementary and the prospectus supplement.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of our stock ranking junior to that class or series of our preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of our preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount described in the applicable prospectus supplement. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of our preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of our preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of our preferred stock and all other classes or series of our stock will share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

Except as otherwise indicated in our articles supplementary and the applicable prospectus supplement or as required by law, holders of our preferred stock will not have any voting rights.

Conversion Rights

Shares of a series of our preferred stock may be exchangeable or convertible into shares of our common stock or another series of our preferred stock or other securities. The conversion or exchange may be mandatory or optional. Our articles supplementary and the prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Power to Increase and to Issue Additional Shares of our Common Stock and Preferred Stock

To permit increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, our charter allows us to increase the number of our authorized shares of capital stock, to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and then to issue those classified or reclassified shares. These actions can be taken without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, deter or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in your best interests.

Transfer Restrictions

To qualify as a REIT under the Internal Revenue Code, 100 persons or more must beneficially own our shares of stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. This generally refers to entities as well as individuals. Also, not more than 50% of the value of our outstanding shares of stock, including any preferred shares—after taking into account options to acquire shares—may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities). In addition, although the law on the matter is unclear, a tax might be imposed on us if we hold a taxable mortgage pool and certain types of entities hold our shares.

Our charter, subject to certain exceptions, contains certain restrictions on ownership and transfer of our stock. Our charter provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares of stock. Our charter also prohibits any person from acquiring or holding, actually or constructively, common stock in excess of 9.8%—in value or in number of shares, whichever is more restrictive—of our outstanding shares of common stock. Based on certain representations and covenants from Specialty Finance Partners and Hotchkis & Wiley Capital Management to us, our board of directors has waived the ownership limits for Specialty Finance Partners and Hotchkis & Wiley Capital Management and their direct and indirect owners.

With respect to Specialty Finance Partners, the ownership limit is waived solely with respect to stock held by Specialty Finance Partners as of our initial public offering and stock held or beneficially owned thereafter as a result of the exercise of its rights pursuant to an award of options, restricted stock or restricted stock units under a plan approved by our board of directors or our stockholders or receipt of stock or options under such a plan. However, when an individual or entity acquires or owns our stock both indirectly through a direct or indirect ownership interest in Specialty Finance Partners and also by another means, such as through a direct investment in our stock, then the individual or entity’s ownership or our stock will be subject to the 9.8% ownership limits in our charter. This also takes into account the amount of our common stock held by Specialty Finance Partners attributed to the individual or entity.

With respect to Hotchkis & Wiley Capital Management, the ownership limit is waived to allow Hotchkis & Wiley Capital Management to acquire up to 15% in value or number of shares. However, when an individual or entity acquires or owns our stock both indirectly through a direct or indirect ownership in Hotchkis & Wiley Capital Management and also by another means, such as through a direct investment in our stock, then the individual or entity’s ownership will be subject to the 9.8% ownership limits in our charter. This also takes into account the amount of our common stock held by Hotchkis & Wiley Capital Management attributed to the individual or entity.

In addition, our charter prohibits the following entities from directly owning our shares:

•	The United States;

•	Any state or political subdivision of the United States;

•	Any foreign government;

•	Any international organization;

•	Any agency or instrumentality of any of the above;

•	Any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	Any rural electrical or telephone cooperative.

Our charter further prohibits any person from:

•	beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with any other information that we request to determine the effect of the transfer on us.

If any transfer of shares of our stock occurs that, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest greatest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will not acquire any rights in those shares. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer. Shares of stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and will have no right to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before we learn that shares of stock have been transferred to the trustee will be paid by the recipient of that dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion):

•	to rescind as void any vote cast by a prohibited owner before we learned that such shares had been transferred to the trust; and

•	to recast that vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast that vote.

Within 20 days after receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

•	The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event that caused the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event that caused the shares to be held in the trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary.

If, before we learn that shares of our stock have been transferred to the trust, a prohibited owner sells those shares, then

•	those shares will be deemed to have been sold on behalf of the trust; and

•	if the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive under the above requirement, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and

•	the market price on the date we, or our designee, accept such offer.

We will have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner.

All certificates representing shares of our common stock and preferred stock, if issued, will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the related regulations) of all classes or series of our stock, including shares of our common stock, within 30 days after the end of each fiscal year, will be required to give written notice to us stating the name and address of the owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which those shares are held. Each such owner must provide to us any additional information that we request to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the stock ownership limits. In addition, each stockholder will upon demand be required to provide to us any information that we reasonably request to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock.

These ownership limits could delay, deter or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in your best interest.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative participating, optional or other special rights except as:

•	discussed above or in the prospectus supplement;

•	provided in our charter, including any articles supplementary; and

•	otherwise required by law.

Transfer Agent

The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional, rather than full, shares of our preferred stock. If we do, we will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be described in the applicable prospectus supplement, of a share of the applicable series of our preferred stock.

The shares of any series of our preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary that we select. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of our preferred stock underlying the depositary shares, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of our preferred stock underlying the depositary share.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A deposit agreement, including a depositary receipt, for any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part. The following description of material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. The terms of any deposit agreement may differ from the terms we describe below. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders. If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of our preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of our preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If our preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

Upon receipt of notice of any meeting at which holders of our preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of our preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock if it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply:

•	The depositary shares, as such, will not be convertible into any of our securities, but any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to convert our preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable.

•	Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock.

•	If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective will be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports

The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

Neither we, nor the depositary, will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplements. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under a senior indenture, which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under a subordinated indenture, which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. The terms of any indenture that we enter into may differ from the terms we describe below. We use the term “indentures” to refer to both the senior and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “debenture trustee” to refer to the either the senior or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinate indentures are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	The title;

•	The principal amount being offered and, if a series, the total amount authorized;

•	Whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	The maturity date;

•	The principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•	Whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay those additional amounts;

•	The annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for the interest payments or the method for determining those dates;

•	Whether or not the debt securities will be secured or unsecured and the terms of any secured debt;

•	The terms of the subordination of any series of subordinated debt;

•	The place where payments will be payable;

•	Restrictions on transfer, sale or other assignment, if any;

•	Our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	The date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities under any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	Provisions for a sinking fund, purchase or other analogous fund, if any;

•	The date, if any, on which, and the price at which, we are obligated, under any mandatory sinking fund or analagous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	Whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions on our capital stock or our subsidiaries’ capital stock;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell our subsidiaries’ stock; or

•	effect a consolidation or merger;

•	Whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-backed or other financial ratios;

•	A discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	Information describing any book-entry features;

•	The procedures for any auction and remarketing;

•	The denominations in which we will issue the debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	If other than dollars, the currency in which the series of debt securities will be denominated; and

•	Any other specific terms, preferences, rights, limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will describe in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether the conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions under which the number of our securities or a third party’s securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or under which those holders would, under those circumstances, receive other property upon conversion or exchange, for example if we merge or consolidate with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell or otherwise dispose of all or substantially all of our assets. However, any successor of ours or an acquiror of all or substantially all of our assets must assume all of our obligations under the indentures and the debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt that we may issue:

•	Failing to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	Failing to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	Failing to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant not relating to the applicable series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	Specified events of bankruptcy, insolvency or reorganization occur; and

•	Any other event of default described in the applicable prospectus supplement.

If an event of default with respect to the debt securities of any series occurs and is continuing, other than an event of default specified in the second to last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by the holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the second to last bullet point above occurs with respect to us, the principal amount of, and accrued interest, if any, each issue of debt securities then outstanding will be due and payable without notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless the holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction given does not conflict with any law or applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee does not have to take any action that might involve it in personal liability or might be unduly prejudicial to other holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and those holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including to:

•	fix any ambiguity, defect or inconsistency in the indenture;

•	comply with the provisions described under “Consolidation, Merger or Sale;”

•	comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	evidence and provide for the acceptance of appointment under the relevant indenture by a successor trustee;

•	provide for uncertificated debt securities and make all appropriate changes for that purpose;

•	add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any affected series in any material respect;

•	add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and continuance, of a default in any such conditional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not harm the interests of any debt security holder of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of outstanding debt securities affected:

•	extending the fixed maturity of on a debt security;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

The following discussion of discharge will apply to a series of debt securities only if we choose to have it do so, in which case we will say so in the applicable prospectus supplement. Each indenture provides that we can elect to be discharged from all or certain of our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

To exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in the prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities stated in the prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar at the security registrar’s office or at any transfer agent’s office that we have designated for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, there will be no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	Issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any debt securities that may be selected for redemption and ending at the close of business on the mailing day; or

•	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. If there is an event of default under an indenture, the debenture trustee must use the same degree of care that a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at any holder’s request unless it is offered reasonable security and indemnity against the cost, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we indicate otherwise in the prospectus supplement, we will make interest payments on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor debt securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent that we have designated, except that, unless we otherwise indicate in the prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each payment place for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of principal or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the debt security holder thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statements of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in the prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consists of warrants to purchase our common stock, preferred stock, depositary shares or debt securities in one or more series from time to time. We may issue warrants independently or together with our common stock, preferred stock, depositary shares or debt securities offered by a prospectus supplement. The warrants may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent selected by us for the warrant holders. We will file the warrant agreements and the related warrant certificates for each warrant that we offer as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent for the warrant holders or the beneficial owners.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any securities of debt securities with which the warrants are being offered and the number of warrants offered with each debt security;

•	the date on and after which the warrant holder can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the terms of any right to redeem or call the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of our common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a warrant holder exercises them and, in the case of warrants for our preferred stock or depositary shares, the designation, total number and terms of the series of our preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of any series of our preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of our common stock, preferred stock or depositary shares;

•	the date, if any, on and after which the warrant holder can transfer them separately from the related common stock, preferred stock or depositary shares;

•	the number of shares of our common stock, preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which the common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrant begins and on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Until any warrants to purchase debt securities are exercised, the warrant holder will not have any of the rights of holders of debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce the covenants in the indenture. Until any warrants to purchase our common stock, preferred stock or depositary shares are exercised, the warrant holders will no have rights of the holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except as described under “—Warrant Adjustments” below.

Exercise of Warrants

Each warrant holder is entitled to purchase the principal amount of our debt securities or number of shares of our common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the prospectus supplement. After the close of business on the day when the right to exercise terminates—or a later date if we extend the exercise time—unexercised warrants will become void.

A warrant holder may exercise the warrant by following the general procedures outlined below:

•	delivering to the warrant agent the payment required by the prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving the payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, unless the transfer books for the securities issuable upon exercise of the warrant not being closed on that date. After you have completed the procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you our debt securities, common stock, preferred stock or depositary shares that you purchased upon exercise. If you exercise less than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of the warrants. Warrant holders will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the warrant exercise. If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Amendments and Supplements to the Warrant Agreement

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, and that do not harm the interests of the warrant holders in any material respect.

Warrant Adjustments

Unless the prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, the holders of warrants for our common stock, preferred stock or depositary shares, as applicable, will be entitled to receive upon exercise of the warrants, and without additional payment therefor, in addition to the securities otherwise receiveable upon exercise of the warrant, and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held our common stock, preferred stock or depositary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive additional stock and other securities and property, if we:

•	issue any capital stock or other securities convertible into or exchangeable for our common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common or preferred stock;

•	pay any cash to holders of our common or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of our preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common or preferred stock; or

•	issue our common or preferred stock or additional stock or other securities or property to holders of our common or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement.

Except as stated above, the exercise price and the number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for, those securities.

Holders of our common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of our common stock, preferred stock or depositary shares;

•	certain shares exchanges, mergers or similar transactions involving us and which result in changes of our common stock, preferred stock or depositary shares; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of our common stock warrants, preferred stock warrants and depositary share warrants may be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they would have exercised their warrants immediately before the transaction.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or an applicable trustee or depositary or warrant agent maintain for this person as “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as a depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers—they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders and not holders of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account the investor maintains at the institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of holders to amend an indenture to relieve us of the consequences of default or of our obligation to comply with a particular provision of an indenture, or for other purposes. If that occurs, we would seek approval only from the holders, and not the indirect holders of the securities. Whether or how the holders contact indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry only form will be represented by a global security that we issue to, deposit with and register in the name of, a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. Those situations are described under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary or its nominee will be the sole registered owner and holder of all securities represented by a global security. Investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will be an indirect holder of a beneficial interest in the global security and not a holder of the security. If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through a book-entry clearing system or decide that the securities may no longer be held through any book-entry system.

Unless we specify otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

DTC has informed us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, and that it was created to hold securities for its participating organizations and to facilitate clearance and settlement of securities transactions among its participants through electronic book-entry. This eliminates the need for physical movement of certificates. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as these payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward these payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent or warrant agent as registered holders of the securities entitled to the benefits of our charter and/or the applicable indenture, deposit agreement or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures governing DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payment to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, the ability of a beneficial owner of securities issued in global form to pledge those securities to non-participants may be limited due to the unavailability of physical certificates for these securities. Beneficial owners may also be unable to sell interests in their securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

DTC has advised us that it will take any action permitted to be taken by a registered holder or any securities under our charter or the relevant indenture, deposit agreement or warrant agreement only at the direction of one or more participants to whose accounts with DTC those securities are credited.

Except as described below, a global security may not be transferred except as a whole to DTC or another nominee of DTC, or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security unless the beneficial interest is in an amount equal to an authorized denomination for those securities.

Neither the trustee, any registrar and transfer agent, any depositary or any warrant agent, or any of their agents, will have any responsibility for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as the general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in the investor’s name and cannot obtain non-global certificates for the investor’s interest in the securities except in the special situations we describe below;

•	An investor will be an indirect holder and must look to the investor’s own bank or broker for payments on the securities and protection of the investor’s legal rights relating to the securities, as described above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to to other institutions that are required by law to own their own securities;

•	An investor may not be able to pledge the investor’s interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or its records of ownership interests in the global security. Neither we nor the trustee supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well;

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	The depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	We notify any trustee that we wish to terminate that global security; or

•	There has occurred and is continuing a default in the payment of any amount due in respect of the securities represented by that global security, in case of debt securities, an event of default occurs with regard to securities represented by that global security and has not been waived or cured.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by that prospectus supplement. When a global security terminates, the depositary, rather than the trustee or us, is responsible for deciding the names of the institutions that will be the initial direct holders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following general discussion summarizes the material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and material U.S. federal income tax consequences of an investment in our stock. This discussion is based on interpretations of the Code, regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described in this prospectus. This summary addresses only investors that beneficially own shares of our stock as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under the federal income tax laws, such as:

•	financial institutions or insurance companies;

•	mutual funds;

•	tax exempt organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currencies:

•	traders in securities that elect to apply a mark to market method of accounting;

•	foreign holders;

•	persons that hold their shares as part of a hedge against currency risk, appreciated financial positions, straddle, constructive sale or conversion transaction;

•	holders that acquired their shares as part of a hedge against currency risk, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	entities treated as partnerships for U.S. federal income tax purposes and partners in such entities.

This summary is based on the Internal Revenue Code, its legislative history, existing and proposed Treasury regulations, published rules, court decisions (as currently in effect), all of which may change at any time, and change in law may apply retroactively.

Accordingly, stockholders are urged to consult their tax advisors with respect to the U.S. federal, state and local tax consequences of owning shares, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

Sullivan & Cromwell LLP has reviewed the discussion set forth below and is of the opinion that the statements made in this discussion, to the extent such statements summarize material U.S. federal tax consequences of the beneficial ownership of our stock, are correct in all material respects. The opinion of Sullivan & Cromwell LLP has been filed as an exhibit to the registration statement of which this prospectus forms a part. Sullivan & Cromwell’s LLP’s opinion relies upon, without independent investigation, various assumptions, including that certain factual representations and covenants made by one of our officers are and remain accurate; moreover, the opinion is subject to limitations, and is not binding on the IRS or any court. The IRS may challenge the opinion of Sullivan & Cromwell LLP, and such a challenge could be successful.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of shares of our stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of your stock ownership and our REIT election, and regarding potential changes in applicable tax laws.

Taxation as a REIT

General

We elected to be taxed as a REIT under Sections 856 through 859 of the Code for our taxable year ended December 31, 2004. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification as a REIT. We intend to be organized and to operate in such a manner as to qualify for taxation as a REIT. However, no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

We have received an opinion of Sullivan & Cromwell LLP, filed as an exhibit to the registration statement of which this prospectus is a part, to the effect that, beginning with our taxable year ended December 31, 2004, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our proposed method of operations will enable us to satisfy the current requirements for qualification and taxation as a REIT for the subsequent taxable years. It must be emphasized, however, that the opinion of Sullivan & Cromwell LLP will be based on various assumptions related to our organization and proposed operations and will be conditioned on representations and covenants made by our management regarding our organization, assets, sources of gross income and other matters related to the conduct of our business operations.

Qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual (or in some cases quarterly) operating results, various requirements under the Code, with regard to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels, and the diversity of ownership of our stock. Sullivan & Cromwell LLP has not reviewed and will not review our compliance with the requirements but will rely on information provided to them by us. Our ability to satisfy the asset and gross income tests applicable to a REIT depends, among other things, on the fair market values of our assets and the fair market value of the real estate that is collateral for our mortgage loans. Such values may not be susceptible to a precise determination. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in circumstances, no assurance can be given by Sullivan & Cromwell LLP or by us that we will so qualify for any particular year. For a discussion of the tax consequences of the failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury regulations that govern the federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

In any year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our REIT taxable income that we distribute currently to our stockholders. However, our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose domestic noncorporate stockholders are generally taxed on dividends they receive at the 15% rate on qualified dividend income, and whose corporate stockholders generally receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed and taxed to stockholders.

While we are generally not subject to corporate income taxes on income that we distribute currently to our stockholders, we will be subject to federal tax as follows:

•	We will be taxed at regular corporate rates on any taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	Under some circumstances, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•	Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test for the taxable year or (ii) the amount by which 90% (95% in taxable years beginning on or after January 1, 2005) of our gross income exceeds the amount of our income qualifying under the 95% gross income test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.

•	We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years, over excess distributions made with respect to prior years.

•	We may elect to retain and pay income tax on our net capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed capital gain (to the extent we made a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain and would be allowed a credit for its proportionate share of the tax deemed to have been paid and an adjustment would be made to increase the basis of the U.S. holder in our stock.

•	We will be subject to a 100% penalty tax on certain amounts received by us (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary, as further described below, are not comparable to similar arrangements between unrelated parties.

•	If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxed at the highest corporate rate on the portion of any excess inclusion income, or “phantom” taxable income, that we derive from REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Similar rules may apply if we own all of the equity interests in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “Taxable Mortgage Pools and REMICs.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

For this reason, our charter prohibits disqualified organizations from owning our shares.

•	If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 10-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any taxable REIT subsidiary in which we own an interest, including Aames Financial and its subsidiaries, will be subject to federal corporate income tax on its taxable income.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8) that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year other than the first taxable year for which an election to become a REIT is made. For purposes of determining the ownership of shares under condition (6), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Section 401(a) of the Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6). We believe that we have issued sufficient shares of stock with sufficient diversity of ownership to allow it to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary is not subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company, which has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. If we own 100% of the interests of such an entity and such entity has not elected to be treated as a corporation for U.S. federal income tax purposes, we will be treated as owning its assets and receiving its income directly. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share, based on percentage capital interests, of the assets, liabilities and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary under the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We will have several direct and indirect subsidiaries, including Aames Financial. As taxable REIT subsidiaries, these entities will be subject to federal income tax, and state and local income tax where applicable, on their taxable income. To the extent that Aames TRS and its subsidiaries are required to pay taxes, they will have less cash available for distribution to us. If dividends are paid by these taxable REIT subsidiaries to us, then the dividends we pay to our non-corporate stockholders, up to the amount of dividends that we receive from our taxable REIT subsidiaries, will generally be eligible to be taxed at the reduced 15% rate applicable to qualified dividend income. See “Taxation of U.S. Holders of our Stock—Qualified Dividend Income.”

Income earned by a taxable REIT subsidiary is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs, such as fees from the origination and/or servicing of loans for third parties, could be earned by a taxable REIT subsidiary without affecting our status as a REIT. We expect to continue to sell all of our loans that we do not hold in our portfolio, and to perform other origination functions, through Aames TRS and its subsidiaries.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to its REIT parent. We currently do not anticipate that this limitation will apply to interest payments, if any, made by taxable REIT subsidiaries to us. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, our taxable REIT subsidiaries if the IRS were to assert successfully that the economic arrangements between us and our subsidiaries are not comparable to similar arrangements among unrelated parties.

Taxable Mortgage Pools and REMICs

An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

We have made and may in the future make investments or enter into financing and securitization transactions that give rise to our being considered to be, or to own an interest in, one or more taxable mortgage pools or REMICs, although we do not intend to engage in REMIC securitization transactions other than through a taxable REIT subsidiary.

Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of a REIT’s assets held directly or through a qualified REIT subsidiary that is classified as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool and, as a result, the tax treatment of stockholders is not clear.

A portion of our income from a REMIC residual interest or taxable mortgage pool, including non-cash accrued income, or “phantom” taxable income, will be treated as excess inclusion income. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a residual interest in a REMIC or taxable mortgage pool interest during such calendar quarter over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would nonetheless be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “—Annual Distribution Requirements Applicable to REITs.” To the extent that a REMIC residual interest or taxable mortgage pool is owned through a taxable REIT subsidiary, any excess inclusion income generated by the REMIC residual interest or taxable mortgage pool will be recognized by the taxable REIT subsidiary, and we will not be subject to the distribution requirements with respect to any such amounts.

Excess inclusion income earned by the REIT directly will be allocated among our stockholders. A stockholder’s share of excess inclusion income generally (i) will not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) will be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) will result in the application of U.S. federal income tax withholding at the maximum rate (i.e., 30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “Taxation of Non-U.S. Holders of our Stock—Distributions” and “Taxation of Tax-Exempt Holders.” The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to our stockholders is not entirely clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our stock.

If we were to own less than all of the equity interests in an entity that is classified as a taxable mortgage pool, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes, and its taxable income would be subject to corporate income tax. In addition, this characterization could adversely affect our compliance with the REIT gross income and asset tests. We currently do not own, and currently do not intend to own, some, but less than all, of the equity interests in an entity that is or will become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•	interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest, (iii) for taxable years beginning before January 1, 2005, payments under certain qualifying hedging instruments and (iv) gain from the sale or disposition of stock, securities, or, for taxable years beginning before January 1, 2005, some hedging instruments. If less than 95% of the assets of a REMIC in which we hold an interest are real estate assets, we will be treated as receiving directly our proportionate share of the REMIC’s income for purposes of the gross income tests.

Our income for purposes of these tests includes our allocable share of all income earned by any entities in which we own an interest that are partnerships or disregarded entities for income tax purposes (including qualified REIT subsidiaries), and the subsidiaries of these partnerships or disregarded entities that are partnerships or disregarded entities for income tax purposes.

The income tests described above are based on our gross income. For U.S. federal income tax purposes, we will be treated as earning interest income on all of our loans that have been securitized and with respect to which we have not made a REMIC election. Although we will have a partially offsetting interest expense with respect to the interest owed on the securities issued pursuant to these securitizations, this interest expense will not reduce the gross income that we are considered to recognize for purposes of the gross income tests.

Gross income from servicing loans for third parties and loan origination fees is not qualifying income for purposes of either gross income test. In addition, gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We have monitored and will continue to monitor the amount of our non-qualifying income and we have managed and will continue to manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends

Our share of any dividends received from our taxable REIT subsidiaries or any other corporation in which we may own an interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We expect to limit any dividends from our corporate subsidiaries to stay within the limit on nonqualifying income under the 75% gross income test.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. We do not expect that any of our mortgage loans will be based in whole or in part on the income or profits of any person.

Interest on debt secured by mortgages on real property or on other interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage loans generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. We expect that all or substantially all of our interest from our mortgage loans will be qualifying income for purposes of the 75% and 95% gross income tests.

Fee Income

We may receive various fees in connection with the mortgage loans. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income and profits.

Therefore, commitment fees will generally be qualifying income for purposes of the income tests. Other fees, such as fees received for servicing loans for third parties and origination fees, are not qualifying income for purposes of either income test. Currently, we intend that all loan origination fees will be earned through our taxable REIT subsidiaries. In this case, the income earned by such subsidiaries from these services will not be included for purposes of our gross income tests.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Such hedging activities may include entering into interest rate swaps, caps, and floors, options, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, any periodic income or gain from the disposition of that contract attributable to the carrying or acquisition of the real estate assets should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Effective for taxable years beginning on or after January 1, 2005, however, such amounts will generally not constitute gross income and therefore will be disregarded for purposes of the 95% gross income test if certain identification and other requirements are satisfied, and will be treated as nonqualifying income for the 95% and 75% gross income tests if such requirements are not satisfied. To the extent that we hedge with other types of financial instruments, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “—Asset Tests”) or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Rents from Real Property

We currently do not own any real property (other than a small amount of real property acquired through the foreclosure of mortgage loans). To the extent that we acquire real property or an interest therein in the future, rents we receive will generally qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage of percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless, generally, the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants (determined on specified testing dates) and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are generally only allowed to provide services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant,” except through a taxable REIT subsidiary or an independent contractor from which the REIT itself does not derive or receive any income.

Prohibited Transactions Tax

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our portfolio assets are held-for-sale to customers and that a sale of any of our portfolio assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. We cannot provide assurance that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. After completing this offering, our taxable REIT subsidiaries will continue to sell a portion of the loans that they originate on a whole loan sale basis and any other loans the sale of which could be subject to the prohibited transactions tax. Sales of loans by our taxable REIT subsidiaries will not be subject to this 100% tax but such subsidiaries will be subject to regular corporate taxes on their net income.

We currently intend that any securitizations that we may undertake following this offering with regard to our loans will not be treated as sales for tax purposes. If we were to transfer a mortgage loan to a REMIC, this transfer would be treated as a sale for tax purposes and the sale may be subject to the prohibited transactions tax. As a result, REMICs are not a viable option for us to securitize our mortgage loans. Instead, we intend to structure our securitizations as non-REMIC collateralized mortgage obligation transactions, which are treated as financings for tax purposes.

Foreclosure Property

Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held-for-sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules would affect the implications of a decision by us to foreclose on a particular mortgage loan and may affect whether we will choose to foreclose with regard to a particular mortgage loan.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and any incorrect information on the schedule is not due to fraud with intent to evade tax. Effective for taxable years beginning on or after January 1, 2005, these relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and if we satisfy specified filing and disclosure requirements set forth in the Code. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we could fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “Taxation as a REIT—General.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy six tests relating to the nature of our assets.

•	First, at least 75% of the value of our total assets must be represented by the following:

(1) interests in real property, including leaseholds and options to acquire real property and leaseholds;

(2) interests in mortgages on real property;

(3) stock in other REITs;

(4) cash and cash items;

(5) government securities;

(6) investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

(7) regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Second, not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

•	Third, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Fourth, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Fifth, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than, as discussed below, securities that qualify for special safe harbor rules such as “straight debt.”

•	Sixth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

For purposes of the third, fourth and fifth asset tests, the term “securities” does not include equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, other securities included in the 75% asset class above, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT. However, “straight debt” securities and certain other obligations, including loans to individuals or estates, certain specified loans to partnerships, certain specified rental agreements and securities issued by REITs, are not treated as “securities” for purposes of the fifth asset test. “Straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors (subject to certain specified exceptions) and (iii) the issuer is either not a corporation or a partnership or the only securities of the issuer held by us, and certain of our taxable REIT subsidiaries subject to a de minimis exception are straight debt.

As discussed in “—Other Disregarded Entities and Partnerships,” our assets for purposes of these tests include our allocable share of all assets held by any entities in which we own an interest that are partnerships or disregarded entities (including qualified REIT subsidiaries) for income tax purposes, and the subsidiaries of these partnerships or disregarded entities that are partnerships or disregarded entities for income tax purposes.

The asset tests described above are based on our total assets. With regard to any securitizations following this offering for federal income tax purposes, we will be treated as owning both the loans we hold directly and the loans that we have securitized in non-REMIC collateralized mortgage obligation transactions. Although we will have a partially offsetting obligation with respect to the securities issued pursuant to the securitizations, these offsetting obligations will not reduce the total assets we are considered to own for purposes of the asset tests.

We believe that all or substantially all of the mortgage loans that we will be considered to own for purposes of these rules will be qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirement, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in taxable REIT subsidiaries and our other assets to ensure compliance with the 20% asset test applicable to our investment in one or more taxable REIT subsidiaries. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS will not disagree with these determinations, in which case we might not satisfy the asset tests and could fail to qualify as a REIT.

We will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets or acquisition of sufficient qualifying assets within 30 days after the close of that quarter. We maintain adequate records of the value of our assets to ensure compliance with the asset tests and intend to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

In addition, effective for taxable years beginning on or after January 1, 2005, we may avoid disqualification in the event of certain failures if (i) the failure was due to reasonable cause and not willful neglect, (ii) the failure is timely corrected, (iii) a penalty amount is paid and (iv) other requirements are met, or the failure was de minimis and timely corrected.

We currently believe that the loans, securities and other assets that we hold satisfy the foregoing asset test requirements. However, in many cases, no independent appraisals will be obtained to support our conclusions as to the value of our assets, securities and the real estate collateral for the mortgage loans that we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our interest in securities and other assets will not cause a violation of the asset tests applicable to REITs.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain; and

•	90% of our net income after tax, if any, from foreclosure property;

•	minus the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. However, if we declare a dividend in October, November, or December of any year with a record date in the month of declaration and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. In addition, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

Furthermore, we will incur a 4% nondeductible excise tax on the excess of the required distribution over the sum of the distributed amount if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the excess of the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, over any excess distributions from prior years.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% nondeductible excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including the receipt of distributions from subsidiaries, and (ii) the inclusion of items of income by us for federal income tax purposes. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•	We will recognize phantom taxable income from any retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that we own.

•	We will recognize taxable income in advance of the related cash flow if any of our mortgage loans are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	Although several types of non-cash income are excluded in determining the annual distribution requirement, we may incur corporate income tax and a 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis.

As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to our capital gains. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and domestic noncorporate distributees may be eligible for the reduced income tax rate of 15% on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot state whether in all circumstances we would be entitled to this statutory relief.

Taxation of U.S. Holders of our Stock

U.S. Holder

As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our stock that is for U.S. federal income tax purposes:

•	a citizen or resident alien individual, as defined in Section 7701(b) of the Code, of the United States;

•	a corporation or other entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or the trust was in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person.

Generally, in the case of a partnership that holds our stock, any partner that would be a U.S. holder if it held such stock directly is also a U.S. holder.

Distributions Generally

As long as we qualify as a REIT, distributions made to taxable U.S. holders of our stock out of current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the maximum 15% rate that generally applies to distributions by non-REIT C corporations to stockholders who are taxed as individuals. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of both our current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the distributions will be taxable as capital gains, assuming the stock is held as a capital asset in the hands of the U.S. holder.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November, or December of any year with a record date in the month of declaration and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends

We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. holders as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. holder will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 15% gain distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 15%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

Recipients of capital gain dividends that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.

Qualified Dividend Income

Dividends paid to a U.S. holder generally will not qualify for the 15% tax rate for “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for qualified dividend income from 38.6% to 15% for tax years 2003 through 2008. Without future congressional action, the maximum tax rate on qualified dividend income will move to 35% in 2009 and 39.6% in 2011. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most U.S. noncorporate stockholders. Because we are not generally subject to federal income tax on the portion of our taxable income distributed to our stockholders, dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, ordinary REIT dividends from us will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to ordinary REIT dividends from us, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiaries, (ii) attributable to income earned in non-REIT taxable years or (iii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations

Distributions made by us and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income, and as a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A non-corporate U.S. holder of our stock may elect to treat capital gain dividends, capital gains from the disposition of stock and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable gains will be taxed at ordinary income tax rates. U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses. We would carryover our operating or capital losses for potential offset against future income, subject to applicable limitations.

We may recognize taxable income in excess of our economic income, known as phantom income, in the early years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, U.S. holders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes.

Any excess inclusion income that we recognize generally will be allocated among our stockholders to the extent it exceeds our undistributed REIT taxable income in a particular year. A U.S. holder’s share of excess inclusion income would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “—Taxable Mortgage Pools and REMICs.”

Sales of Stock

Upon any taxable sale or other disposition of our stock, a U.S. holder will recognize capital gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such stock for tax purposes.

The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket. A U.S. holder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 15%. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” We do not expect any material amount of such unrecaptured Section 1250 gain. Holders are advised to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our stock. Deduction of capital losses may be subject to limitations.

In general, any loss upon a sale or exchange of our stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Taxation of Non-U.S. Holders of our Stock

Non-U.S. Holder

A “non-U.S. holder” is a beneficial owner of our stock that is an individual, corporation or other entity treated as a corporation for federal income tax purposes, an estate or a trust and that is not a U.S. holder. See “—Taxation of U.S. Holders of our Stock—U.S. Holder.”

Distributions

Distributions by us to a non-U.S. holder of stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and attributable to a U.S. permanent establishment, in the case of a non-U.S. holder entitled to the benefits of an applicable tax treaty). Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent that the income allocated to the foreign stockholder is excess inclusion income. Excess inclusion income will generally be allocated to stockholders to the extent we have excess inclusion income that exceeds our undistributed REIT taxable income in a particular year. See “—Taxable Mortgage Pools and REMICs.” Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions not designated as (or deemed to be) capital gain dividends made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. holder files an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in our stock will reduce the non-U.S. holder’s adjusted basis in our stock and will not be subject to U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in our stock will be treated as gain from the sale of our stock, the tax treatment of which is described below. See “—Sales of Stock.”

We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	the investment in the stock is effectively connected with the non-U.S. holder’s trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other requirements are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. We generally do not expect to pay dividends that are subject to FIRPTA.

Notwithstanding the foregoing and effective for taxable years beginning on or after January 1, 2005, distributions (including capital gain distributions) with respect to any class of stock of a REIT which is regularly traded on an established securities market located in the United States will not be treated as gain recognized from the sale or exchange of a U.S. real property interest if the non-U.S. holder does not own 5% of such class of stock at any time during the taxable year.

We will be required to withhold and remit to the IRS 35% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

Sales of Stock

Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•	the investment in stock is effectively connected with the non-U.S. holder’s U.S. trade or business (and attributable to a U.S. permanent establishment, in the case of a non-U.S. holder entitled to the benefits of an applicable tax treaty), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	the stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our stock will not constitute a U.S. real property interest if we are not a U.S. real property holding corporation or we are a domestically-controlled REIT. Whether we are a U.S. real property holding corporation will depend upon whether the fair market value of U.S. real property interests owned by us equals or exceeds 50% of the fair market value of our assets. Because our assets will consist primarily of single-family residential mortgage loans, we do not expect that our assets will cause us to be considered a U.S. real property holding corporation. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. We cannot guarantee that we will remain a domestically-controlled REIT.

In addition, even if we are a U.S. real property holding corporation and do not qualify as a domestically-controlled REIT at the time a non-U.S. holder sells its stock, the gain from such a sale by such a non-U.S. holder will not be subject to FIRPTA tax if:

•	the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

•	the selling non-U.S. holder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold during the shorter of the period during which the non-U.S. holder held such class or series of stock or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Taxation of Tax-Exempt Holders

Provided that a tax-exempt holder has not held its stock as “debt financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, our dividends generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our stock will not constitute UBTI unless the tax-exempt holder has held its stock as debt financed property within the meaning of the Code or has used the stock in a trade or business. However, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income will be subject to tax as UBTI. Excess inclusion income will generally be allocated to stockholders to the extent we have excess inclusion income that exceeds our undistributed REIT taxable income in a particular year. See “—Taxable Mortgage Pools and REMICs.”

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax exempt organizations, income from an investment in our stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI as to any trust that is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension held REIT” if it meets the following two tests:

•	it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Based on the limitations on transfer and ownership of our stock in our charter, we do not expect to be classified as a “pension held REIT.”

Backup Withholding Tax and Information Reporting

Backup withholding generally will not apply to dividends paid to a non-U.S. holder of our stock if such holder furnishes appropriate documentation of its non-U.S. status. However, certain information reporting will apply with respect to dividend payments even if certification is provided. The payment of proceeds from a non-U.S. holder’s disposition of our stock to or through the U.S. office of any broker, domestic or foreign, will be subject to information reporting and possible backup withholding unless such holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that such holder is a U.S. person or that the conditions of an exemption are not, in fact, satisfied. The payment of proceeds from a holder’s disposition of our stock to or through a non-U.S. office of either a U.S. broker or a non-U.S. broker that is a U.S.-related person will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its files that such holder is not a U.S. person and the broker has no knowledge to the contrary, or such holder establishes an exemption. For this purpose, a “U.S.-related person” is (i) a controlled foreign corporation, or CFC, for U.S. federal income tax purposes, (ii) a foreign person 50% of more of whose gross income from all sources for certain periods is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by U.S. persons. Neither information reporting nor backup withholding will apply to a payment of the proceeds of a disposition of our stock by or through a non-U.S. office of a non-U.S. broker that is not a U.S.-related person. Copies of any information returns filed with the IRS may be made available by the IRS, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which a holder resides.

Backup withholding is not an additional tax. Holders generally will be entitled to credit any amounts withheld under the backup withholding rules against their U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2008, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for capital gains of 15% (rather than 20%) for taxpayers taxed at noncorporate rates, qualified dividend income, including the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The potential impact of these reversions is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

Proposed Legislation

Legislation has been introduced from time to time that would amend certain rules relating to REITs. As of the date hereof, it is not possible to predict with any certainty whether any such legislation will be enacted. Prospective investors should therefore consult their own advisors regarding the effects of any such legislation.

Taxation of U.S. Holders of Notes

If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—Non-U.S. Holders” below. For purposes of this section, each debt security that may be offered hereunder is referred to as a “note” or “notes”. The following discussion applies only to holders who purchaser notes at original issuance, except where specifically indicated.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Original Issue Discount

General. If you own a note, other than a short-term note with a term of one year or less, it will be treated as a discount note issued at an original issue discount if the amount by which the note’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a note’s issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note’s stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. There are special rules for variable rate notes that are discussed under “—Variable Rate Notes”.

In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your note’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the note.

Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount note’s adjusted issue price at the beginning of the accrual period by your note’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the discount note’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount note’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your note, other than any payment of qualified stated interest, and

•	your note’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your note is to be made within one year of your note’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

Notes Subject to Contingencies Including Optional Redemption. Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your note as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been retired and reissued on the date of the change in circumstances for an amount equal to your note’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Notes Purchased at a Premium,” or acquisition premium.

If you make this election for your note, then, when you apply the constant-yield method:

•	the issue price of your note will equal your cost,

•	the issue date of your note will be the date you acquired it, and

•	no payments on your note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which you make it; however, if the note has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

Variable Rate Notes. Your note will be a variable rate note if:

•	your note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your note provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your note will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

•	the rate is equal to such a rate multiplied by either:

5.	a fixed multiple that is greater than 0.65 but not more than 1.35 or

6.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

Your note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

Your note will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•	the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

Commercial paper rate notes, prime rate notes, LIBOR notes, treasury rate notes, CD rate notes, and federal funds rate notes generally will be treated as variable rate notes under these rules.

In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate note,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Notes. In general, if you are an individual or other cash basis U.S. holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your note, other than a short-term note, at a market discount, and your note will be a market discount note if:

•	you purchase your note for less than its issue price as determined above under “Original Issue Discount—General” and

•	the difference between the note’s stated redemption price at maturity or, in the case of a discount note, the note’s revised issue price, and the price you paid for your note is equal to or greater than 1/4 of 1 percent of your note’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note’s maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

If your note’s stated redemption price at maturity or, in the case of a discount note, its revised issue price, exceeds the price you paid for the note by less than  1/4 of 1 percent multiplied by the number of complete years to the note’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

Notes Purchased at a Premium

If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Notes

Your tax basis in your note will generally be the U.S. dollar cost, as defined below, of your note, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your note, and then

•	subtracting any payments on your note that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your note.

You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note.

You will recognize capital gain or loss when you sell or retire your note, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Notes” or “—Market Discount”,

•	attributable to accrued but unpaid interest, or

•	the rules governing contingent payment obligations apply.

Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Indexed Notes

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to notes the payments on which are determined by reference to any index and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes.

Taxation of Non-U.S. Holders of Notes

This subsection describes the tax consequences to a non-U.S. holder. You are a non-U.S. holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a U.S. holder, this subsection does not apply to you.

This discussion assumes that the note is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a non-U.S. holder of a note:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Aames entitled to vote,

2. you are not a controlled foreign corporation that is related to Aames through stock ownership, and

3. the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-United States person,

b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii. a U.S. branch of a non-United States bank or of a non-United States insurance company, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i. certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii. to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

iii. the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the notes in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Aames entitled to vote at the time of death and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

In general, if you are a noncorporate U.S. holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-U.S. holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents or through any combination of these methods of sale. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon terms and conditions as may be set forth in the applicable prospectus supplement. We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Each prospectus supplement, to the extent applicable will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangement with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us or from purchasers of securities covered by this prospectus, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market maker or established trading markets, including direct sales to purchasers. Broker-dealers may also receive from purchasers of the shares compensation that is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our stock, which is listed on the NYSE. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary highlights the material provisions of Maryland law that are applicable to us and the material provisions of our charter and bylaws. You should refer to Maryland law, including the MGCL, and to our charter and our bylaws for a full description. Copies of our charter and our bylaws are incorporated herein by reference.

Numbers of Directors; Vacancies

Our charter and bylaws provide that the number of directors may be increased or decreased by our board of directors, subject to the terms and conditions of the registration rights and governance agreement between us and Specialty Finance Partners and its affiliate, but may not be fewer than the minimum number required by the MGCL nor more than 15.

Under our bylaws, we have elected to be subject to certain provisions of Maryland law which vest in our board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors even if the remaining directors do not constitute a quorum. In addition, under our bylaws and the registration rights and governance agreement, for so long as Specialty Finance Partners is entitled to designate a director nominee pursuant to the registration rights and governance agreement, Specialty Finance Partners will have the right to fill any vacancy occurring by reason of a designee of Specialty Finance Partners ceasing to be a director in accordance with the terms of the agreement.

Directors will be elected annually by a plurality of the votes cast by stockholders entitled to vote in the election of directors and serve until the next annual meeting and until their successors are elected and qualify. There is no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, subject to the rights of any other class or series of stock entitled to elect directors, the holders of a majority of the shares of common stock will be able to elect all of our directors.

Removal of Directors

Our charter provides that a director may be removed only for cause and upon the affirmative vote of at least a majority votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with our bylaws provision that authorizes our board of directors to fill vacant directorships, may preclude our stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Limitation of Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment which is material to the cause of action.

Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of us, or while a director or officer of us is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. The charter and bylaws also permit us, with the approval of the Board of Directors or any duly authorized committee thereof, to indemnify and advance expenses to any individual who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of ours. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorney’s fees), judgments, penalties, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and

•	a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or certain issuances or reclassifications of equity securities) between a Maryland corporation and any “interested stockholder” or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which a person or entity becomes an interested stockholder. An interested stockholder is any person or entity who beneficially owns 10% or more of the voting power of the corporation’s outstanding shares, or any affiliate or associate of the corporation who was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation at any time within the two-year period prior to the date in question. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder. After the five-year period has elapsed, any such business combination must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Our board of directors has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of directors.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share” acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply:

•	to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•	to acquisitions approved or exempted by our charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Amendments to the Charter and Bylaws

Generally, our charter may be amended only if declared advisable by our Board of Directors and approved by our stockholders by the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter. Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws. As permitted by the MGCL, our charter contains a provision permitting our directors, without any actions by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue.

Dissolution

Our dissolution must be approved by our stockholders by the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter.

Meetings of Stockholders; Advance Notice of Director Nominations and New Business

Annual meetings

Our bylaws provide that with respect to an annual meeting of stockholders, director nominations and stockholder proposals may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

For nominations or other proposals to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in writing to our corporate secretary and any such proposal must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; except that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which we first make a public announcement of the date of such meeting.

A stockholder’s notice must set forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act, including such person’s written consent to be named as a nominee and serving as a director if elected;

•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business to be brought before the meeting, the reasons for proposing such business at the meeting, and any material interest in such business of such stockholder and of any such stockholder’s affiliates and of any person who is the beneficial owner, if any, of such stock; and

•	as to the stockholder giving notice and each beneficial owner, if any, of such stock, the name and address of such stockholder, as they appear on the company’s stock ownership records, and the name and address of each beneficial owner of such stock, and the class and number of shares of stock of the company which are owned of record or beneficially by each such person.

Special Meetings

Special meetings of our stockholders may be called only by our president, chairman of the Board, chief executive officer or by our board of directors, unless otherwise required by law. Special meetings of our stockholders shall also be called by our secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at such meeting. The date, time and place of any special meetings will be set by our board of directors. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

If the resolution of our board of directors and the applicable provisions in our bylaws exempting us from the business combination provisions and the control share acquisition provisions of the MGCL are rescinded, the business combination provisions and the control share acquisition provisions of the MGCL, the “unsolicited takeovers” provisions of the MGCL, the advance notice provisions of our bylaws, and certain other provisions of our charter and bylaws and the MGCL could delay, deter or prevent a change in control of us or other transactions that might involve a premium price for holders of our stock or otherwise be in their best interest.

LEGAL MATTERS

Selected legal matters, including certain securities matters and federal tax matters, will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California. Certain other legal matters, including the validity of the securities offered in this prospectus and selected legal matters related to Maryland law, will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of Aames Investment Corporation appearing in Aames Investment Corporation’s Annual Report (Form 10-K) for the six months ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any contract, agreement or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of that contract, agreement or other document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings, including the registration statement, are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s Public Reference Rooms in Washington D.C., New York, New York and Chicago, Illinois. The Public Reference Room is located at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or that we file later with the SEC. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

•	Our annual proxy statement on Schedule 14A filed April 1, 2005;

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on March 31, 2005;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2005 filed with the SEC on May 16, 2005;

•	Our quarterly report on Form 10-Q for the quarter ended June 30, 2005 filed with the SEC on August 15, 2005;

•	Our current report on Form 8-K dated September 8, 2005 filed with the SEC on September 15, 2005;

•	Our current report on Form 8-K dated September 12, 2005 filed with the SEC on September 13, 2005;

•	Our current report on Form 8-K dated July 31, 2005 filed with the SEC on September 6, 2005;

•	Our current report on Form 8-K dated August 9, 2005 filed with the SEC on August 10, 2005;

•	Our current report on Form 8-K dated August 4, 2005 filed with the SEC on August 8, 2005;

•	Our current report on Form 8-K dated July 29, 2005 filed with the SEC on August 4, 2005;

•	Our current report on Form 8-K dated July 18, 2005 filed with the SEC on July 22, 2005;

•	Our current report on Form 8-K dated May 31, 2005 filed with the SEC on July 13, 2005;

•	Our current report on Form 8-K dated May 31, 2005 filed with the SEC on June 9, 2005;

•	Our current report on Form 8-K dated February 28, 2005 filed with the SEC on May 10, 2005;

•	Our current report on Form 8-K dated May 5, 2005 filed with the SEC on May 6, 2005;

•	Our current report on Form 8-K dated April 27, 2005 filed with the SEC on May 3, 2005;

•	Our current report on Form 8-K dated April 19, 2005 filed with the SEC on April 19, 2005;

•	Our current report on Form 8-K dated April 5, 2005 filed with the SEC on April 8, 2005;

•	Our current report on Form 8-K/A dated March 7, 2005 filed with the SEC on March 31, 2005;

•	Our current report on Form 8-K dated March 23, 2005, filed with the SEC on March 29, 2005;

•	Our current report on Form 8-K dated January 31, 2005 filed with the SEC on March 11, 2005;

•	Our current report on Form 8-K dated March 10, 2005 filed with the SEC on March 10, 2005;

•	Our current report on Form 8-K dated February 24, 2005 filed with the SEC on March 1, 2005;

•	Our current report on Form 8-K dated February 16, 2005 filed with the SEC on February 16, 2005;

•	Our current report on Form 8-K dated February 4, 2005 filed with the SEC on February 9, 2005;

•	Our current report on Form 8-K dated November 30, 2004 filed with the SEC on January 25, 2005;

•	Our current report on Form 8-K dated January 18, 2005 filed with the SEC on January 21, 2005;

•	Our current report on Form 8-K dated January 7, 2005 filed with the SEC on January 13, 2005; and

•	The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on November 1, 2004 under Section 12 of the Exchange Act, and any amendment or report filed with the SEC to update that description.

We also incorporate by reference into this registration statement any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Act until the termination of this offering. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this registration statement.

We will provide without charge to each person, including a beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in this prospectus, other than exhibits to those documents unless the exhibits are specifically incorporated by reference but not delivered with this prospectus. Requests should be directed to Investor Relations, Aames Investment Corporation, 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071, (323) 210-5311. You may also direct your requests to us by visiting our website at www.aames.net, selecting “Corporate Financials” and “Contact Investor Relations & Literature Requests”. The information on our website and on websites linked to it are not incorporated into or a part of this prospectus.

You should rely only on the information incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PROSPECTUS

AAMES INVESTMENT CORPORATION

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

5,000,000 Shares of Common Stock

With this Prospectus, we are offering you the opportunity to participate in our Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). The Plan allows our existing stockholders to increase their holdings of our common stock and gives new investors an opportunity to make an initial investment in our common stock. By participating in the Plan, you may purchase additional shares of common stock by reinvesting some or all of the cash dividends you receive on your shares of our common stock.

PLAN HIGHLIGHTS

•	If you are an existing stockholder, you may purchase additional shares of our common stock by reinvesting all or a portion of the dividends paid on your shares of common stock and by making optional cash payments of not less than $25 and up to a maximum of $10,000 per month. In some instances, we may permit optional cash payments in excess of this maximum if we approve your request for waiver.

•	If you are a new investor, you may join the Plan by making an initial investment of not less than $[250] and up to a maximum of $10,000. In some instances, we may permit initial investments in excess of this maximum if we approve your request for waiver.

•	Once you enroll in the Plan, you may authorize electronic deductions from your bank account for optional cash payments.

•	We may offer discounts ranging from 0% to 5% on reinvestments, optional and initial cash investments, or investments approved for waiver. At our discretion, the discount may be offered at variable rates on one, all or a combination of the sources of investments or not at all.

Your participation in the Plan is voluntary and you may terminate your account at any time. If you elect not to participate in the dividend reinvestment portion of the Plan, you will receive dividends, if and when declared by our Board of Directors, by check or automatic deposit to a bank account that you designate.

Investing in our common stock involves risks. You should consider certain risk factors before enrolling in the Plan. See “ Risk Factors” beginning on page 2 for a description of those risks.

Our common stock is listed on the New York Stock Exchange under the symbol “AIC.” On September 23, 2005, the closing price of our common stock was $6.50 per share.

The address of our executive offices is 350 South Grand Avenue, 43rd Floor, Los Angeles, California and our telephone number is (323) 210-5000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September [    ], 2005

You should rely only on the information included in this prospectus, any prospectus supplement and the documents that are incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus is accurate on the date of this prospectus and may become obsolete later. Neither the delivery of this prospectus, nor any sale made under this prospectus will, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus. References to “Aames,” “we” or “us” refer to Aames Investment Corporation.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Any of these risks could harm our results of operations, financial condition and business prospects. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and in documents incorporated by reference into this prospectus. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Our business requires a significant amount of cash, and if it is not available, our business and financial performance will be significantly harmed, and we may not have the ability to make distributions to you in the future.

We require substantial amounts of cash to fund our loan originations and to pay loan origination expenses. We finance the majority of the loans we make by borrowing from our revolving warehouse and repurchase facilities and pledging the loans made as collateral. While holding our loans pending sale or securitization, we may also require cash, as our warehouse lines may not fully fund the entire principal balance of our loans financed with the facility. In addition, if our loans are financed past the permitted term under our warehouse lines, or if they decline in value, we will need cash to reduce our borrowing under the warehouse lines to the permitted level. We may also need cash to satisfy our working capital, minimum REIT distribution requirements, financial covenants in our warehouse and repurchase facilities, and other needs.

Additionally, as a REIT, we are required each year to distribute to stockholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain). To the extent that we do not distribute 100% of our REIT taxable income, we will be taxed on any undistributed amounts.

All distributions are made at the discretion of our board of directors out of funds legally available therefor and depend on our taxable earnings, our financial condition, maintenance of our REIT status and other factors that our board of directors may deem relevant from time to time. We cannot assure you that we will have access to funds to meet the distribution and other REIT qualification requirements. If we do not have enough cash available to meet the 90% REIT distribution requirements, or if our minimum distribution requirements to maintain our REIT status become large relative to our cash flow as a result of our income exceeding our cash flow, we may seek other sources of cash with which to fund the dividend and we may be forced to:

•	sell assets in adverse market conditions;

•	borrow on unfavorable terms; or

•	distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt.

Our earnings may decrease because of increases or decreases in interest rates.

Our profitability may be directly affected by changes in interest rates. Any such changes in interest rates could harm our results of operations, financial condition and business prospects.

The following are some of the risks we face related to an increase in interest rates:

•

Our net interest income depends in large part on differences between interest earned on our mortgage loans, net of provisions for loan losses and our financing costs. The interest on our mortgage loans is generally fixed for the first two or three years from origination, while our on-balance sheet financings

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generally pay an adjustable LIBOR-based yield. Therefore, an increase in LIBOR reduces the net interest income we receive from these mortgage loans. Consequently, increases in interest rates, particularly short-term interest rates, may decrease our net income. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to you.

•	The value of our loans is determined in part by the difference between interest earned on our mortgage loans and short-term interest rates we pay to finance the loan. Therefore, if interest rates rise between the date of origination and the date we sell or securitize the loans, the value of our loans may decline.

•	Interest rate increases may harm our earnings by increasing our costs of funding and securitizing our loans and if we do not increase the interest rate we receive on our mortgage loans by the amount of the increase in our funding costs, the spread between the interest we receive on our mortgage loans and our funding costs is reduced.

•	Our adjustable-rate mortgage loans have periodic and lifetime interest rate caps above which the interest rate on the loans may not rise. If general interest rates increase, the rate of interest on these mortgage loans could be limited, while the rate payable on the senior certificates representing interests in a securitization trust into which these loans are sold may be uncapped. This would reduce the amount of cash we receive over the life of the loans in on-balance sheet securitizations.

•	An increase in interest rates could reduce our loan origination volume because refinancings of existing loans, including cash-out refinancings, would be less attractive and qualifying for a purchase loan or refinancing may be more difficult. Lower origination volume may reduce our earnings by reducing origination income, net interest income and gain on sale of loans.

•	An increase in interest rates could increase the delinquency and default rates on the adjustable-rate mortgage loans that we originate and hold because the borrowers’ monthly payments under such loans may increase beyond the borrowers’ ability to pay. Higher than anticipated delinquencies or losses may decrease our cash flows or impair our ability to sell or securitize loans in the future, which could harm our results of operations, financial condition and business prospects.

We are also subject to risks from decreasing interest rates. For example, a significant decrease in interest rates could increase the rate at which loans are prepaid, which would reduce the cash we receive over the life of the loans and also could require us to more quickly amortize the loan origination expenses for the loans held in our portfolio that are prepaid.

The delinquency and default rates in our portfolio may be higher than those prevailing in the mortgage banking industry due to the origination of lower credit grade mortgage loans, which may cause us losses and reduce our ability to make distributions.

Residential mortgage loans are secured by residential properties and are subject to risks of delinquency and foreclosure, and risks of loss. Our principal market includes subprime borrowers who have credit histories that may limit their access to credit. Subprime borrowers typically have higher rates of delinquency and default than prime borrowers. Delinquency interrupts the flow of projected interest income from a mortgage loan, and default can ultimately lead to a loss if the net realizable value of the real property securing the mortgage loan is insufficient to cover the principal and interest due on the loan. If the delinquency and defaults in the loans in our portfolio exceed our projections, our income and ability to make distributions to you will decrease.

We bear the risk of delinquency and default on loans beginning when we originate them. In whole loan sales, our risk of delinquency typically extends to the first few payments after sale, and we may be obligated to repurchase loans that become delinquent during that period. When we securitize our loans, we are exposed to delinquencies and losses through the life of the loans underlying our securitizations structured as financings.

We attempt to manage these risks with risk-based loan pricing and appropriate underwriting policies and loan collection methods. However, we cannot be certain that such policies and methods will control our

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delinquency and default risks and, if such policies and methods are insufficient to control our delinquency and default risks, our business, financial condition, liquidity and results of operations could be harmed. Moreover, we establish an allowance for credit losses on our own portfolio based on our anticipated delinquencies and losses in our portfolio. However, if our actual delinquency and credit losses exceed our estimates, our business, financial condition and results of operations could be harmed.

We face intense competition in the business of originating, purchasing and selling mortgage loans, which may make it difficult for us to compete successfully, and decrease our market share and our earnings.

We face intense competition in the business of originating, purchasing and selling mortgage loans. Many of our competitors are substantially larger and have considerably greater financial resources and lower costs of capital than we do. In addition, certain government-sponsored entities, such as Fannie Mae and Freddie Mac, are also expanding their participation in the subprime mortgage industry. These government-sponsored entities have a size and cost-of-funds advantage that allows them to purchase loans with lower rates or fees than we are willing to offer. In addition, establishing a wholesale lending operation such as ours requires a relatively small commitment of capital and human resources. This low barrier to entry permits new competitors to enter our markets quickly and compete with our wholesale lending business. Additional competition may lower the rates we can charge borrowers and increase the cost to originate mortgage loans. Increased competition may also reduce the volume of our mortgage loan originations and mortgage loan sales. As a result, we may not be able to acquire sufficient mortgage-related assets with favorable yields over our borrowing costs, which could harm our results of operations, financial condition and business prospects. Moreover, the increased competition may increase the demand for our experienced personnel and the potential that such personnel will leave for competitors. If our competitors are able to attract some of our key employees and disrupt our broker relationships, it could harm our results of operations, financial condition and business prospects.

The intense competition in the subprime mortgage industry has also led to rapid technological developments, evolving industry standards and frequent releases of new products and enhancements. As mortgage products are offered more widely through alternative distribution channels, such as the Internet, we may be required to make significant changes to our current wholesale and retail structures and information systems to compete effectively. Our inability to continue enhancing our current Internet capabilities, or to adapt to other technological changes in the industry, could harm our results of operations, financial condition and business prospects.

Adverse changes in the securitization and whole loan market would hurt our financial performance.

To continue our mortgage loan origination and purchase operations, we must be able to sell our mortgage loans in the securitization markets and our taxable REIT subsidiary must be able to sell the loans it makes in the whole loan sale and securitization markets on at least a quarterly basis. We use the cash proceeds from these sales to pay down warehouse and repurchase facilities and make new mortgage loans. The value of the mortgage loans depends on a number of factors, including general economic conditions, interest rates and governmental regulations. In addition, we rely on institutional purchasers, such as investment banks, financial institutions and other mortgage lenders, to purchase bonds issued in securitization transactions and mortgage loans in the whole loan market. We cannot be sure that we can sell or securitize our mortgage loans on at least a quarterly basis. Adverse changes in the securitization and whole loan markets may affect our ability to securitize or sell our mortgage loans for acceptable prices within a reasonable period of time, which would hurt our earnings, financial condition and business prospects.

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Our inability to realize cash proceeds from loan sales and securitizations in excess of the loan acquisition cost could harm our financial position.

The net cash proceeds received from loan sales consist of the premiums we receive on sales of loans in excess of the outstanding principal balance, plus the cash proceeds we receive from securitizations structured as sales, minus the discounts on loans that we have to sell for less than the outstanding principal balance. If we are unable to originate loans at a cost lower than the cash proceeds realized from loan sales, that inability could harm our results of operations, financial condition and business prospects.

A downturn in the residential mortgage origination business, which is a cyclical industry, may harm our operations.

The mortgage origination business has historically been a cyclical industry, enjoying periods of strong growth and profitability followed by periods of shrinking volumes and industry-wide losses. The residential mortgage industry experienced rapid growth over the past three years due to declining interest rates. The Mortgage Bankers Association of America has predicted that residential mortgage originations will decrease in 2006 from 2005 due to rising interest rates. During periods of rising interest rates, refinancing originations decrease, as higher interest rates provide reduced economic incentives for borrowers to refinance their existing mortgages. We expect this to result in a decreased volume of originations in the foreseeable future. Due to stable and decreasing interest rates over recent years, our historical performance may not be indicative of results in a rising interest rate environment, and our results of operations may be materially adversely affected if interest rates rise.

Declining real estate values could harm our operations.

We believe the risks associated with our business will be more acute during periods of declining real estate values. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing home to support the refinancing of their existing mortgage loans or the purchase of new homes at higher levels of borrowings. Further, declining real estate values significantly increase the likelihood that we will incur increased payment delinquencies, foreclosures and losses on our loans if there is a default. Therefore, any sustained period of declining real estate values could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

If loan prepayment rates are higher than expected, yields on our planned investments will be reduced.

The value of the mortgage loans in our portfolio may be affected by prepayment rates on those mortgage loans. Prepayment rates on mortgage loans are influenced by changes in current interest rates, the introduction of new loan products that may offer lower monthly payments, and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining mortgage loan interest rates, prepayments on mortgage loans generally increase and the proceeds of such prepayments are likely to be reinvested by us in assets with lower yields than the yields on the assets that were prepaid. Higher than expected mortgage loan prepayments require us to accelerate the amortization of our loan acquisition costs and reduce our REIT earnings.

Our hedging transactions may limit our gains or result in losses.

We use derivatives, primarily interest rate cap agreements, to hedge the interest rate risk relative to our loans held for investments and the financings related thereto. Our board of directors has adopted a general policy regarding the use of derivatives, which generally allows us to use derivatives when we deem appropriate for risk management purposes. To the extent consistent with maintaining our status as a REIT, we may use derivatives, including interest rate swaps and caps, options, term repurchase contracts, forward contracts and futures contracts, in our risk management strategy to limit the effects of changes in interest rates on our operations.

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We cannot assure you that our use of derivatives will offset the risks related to changes in interest rates. There have been periods, and it is likely that there will be periods in the future, during which we will incur losses after accounting for our derivative financial instruments. The derivative financial instruments we select may not have the effect of reducing our interest rate risk. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses, and such losses could harm our results of operations, financial condition and business prospects.

We have a limited operating history managing a loan portfolio and limited experience operating a REIT, and failure to execute on either business strategy could impair our growth prospects and harm our results of operations and financial condition.

Prior to our initial public offering in November 2004, we had no history managing a portfolio of mortgage-backed securities. In addition, we have limited experience operating a business in compliance with the highly technical and complex rules that are associated with maintaining REIT status. Our failure to manage our loan portfolio or our inability to maintain REIT status could harm our results of operations or financial condition and adversely affect our ability to make distributions to you.

The leverage in our REIT portfolio may adversely affect the return on our planned investments and may reduce cash available for distribution to you.

We leverage our REIT portfolio through borrowings, generally through the use of revolving warehouse and repurchase credit facilities, on-balance sheet securitizations, including the issuance of collateralized mortgage-backed debt securities. The amount of leverage we incur will vary depending on our ability to securitize loans in our REIT portfolio to obtain credit facilities and our lenders’ estimates of the value of our REIT portfolio’s cash flow.

Our debt service payments will reduce the net income available for distributions to you. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. We have a target overall leverage amount of 10 to 14 times our stockholders’ equity, but there is no limitation on our leverage ratio or on the aggregate amount of our borrowings.

If we are unable to maintain our targeted leverage on our equity, the returns on our REIT portfolio could be diminished, which may limit our earnings and ability to pay dividends to you.

We intend to leverage our stockholders’ equity 10 to 14 times through the use of on-balance sheet securitizations. At June 30, 2005, our portfolio leverage was approximately 13 times. A key element of our strategy is our intention to use leverage to increase the size of our portfolio in an attempt to enhance our returns. If our leverage decreases due to prepayment of loans in our portfolio or an increase in our equity without a commensurate increase in the size of our portfolio, the returns on our REIT portfolio may be harmed.

If we are not able to originate subprime hybrid/adjustable rate mortgage loans for our portfolio, our income and ability to make distributions to you may be reduced.

Our portfolio is comprised primarily of subprime hybrid/adjustable rate mortgage loans that we originate. This source of mortgage loans is a key part of our strategy. During the six months ended June 30, 2005, approximately 77.5% of our mortgage loan originations, as measured by principal balance, were hybrid/adjustable rate loans of a type that were eligible to be included in our portfolio.

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If we are not able to originate subprime hybrid/adjustable rate mortgage loans that meet our investment criteria in the volume we expect, the time required for, and the cost associated with, replacing the runoff in and further building of our portfolio may be greater than expected, which could have an adverse effect on our results of operations and our ability to make distributions to you.

The use of securitizations with over-collateralization requirements may have a negative impact on our cash flow.

Our on-balance sheet securitizations restrict our cash flow if loan delinquencies or losses exceed certain levels. The terms of securitizations generally provide that, if certain delinquencies or losses exceed specified levels, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. An increase in the level of over-collateralization required may restrict our ability to receive net interest income from a securitization transaction.

We are required to repurchase mortgage loans or indemnify investors if we breach representations and warranties, which would hurt our earnings.

We are required under agreements governing our securitization transactions and whole loan sales to repurchase or replace mortgage loans that do not conform to representations and warranties we make at the time of sale. In addition, we may be obligated, in certain whole loan sales, to buy back mortgage loans if the borrower defaults on the first few payments of principal and interest due after the loan is sold. Our repurchase obligations could hurt our earnings and have a material adverse effect on our financial position because we would likely take a loss on any repurchased loans.

We make a significant amount of our mortgage loans in California, Florida, New York and Texas, and our operations could be hurt by economic downturns or natural disasters in these states.

Like many of our competitors, our production is concentrated in certain states, namely California, Florida, Texas and New York, where we believe conditions in the mortgage markets are most favorable. During the six months ended June 30, 2005, we originated 27.5%, 22.6%, 8.4% and 6.4% of our mortgage loans in California, Florida, New York and Texas, respectively, for a total of 64.9%. At June 30, 2005, 26.9%, 20.9%, 7.7% and 6.2% of our servicing portfolio consisted of mortgage loans secured by real estate in California, Florida, New York and Texas, respectively, for a total of 61.7%. Declines in the economy generally or residential real estate markets in any of these states may reduce the demand for mortgage loans, reduce the values of the properties collateralizing our mortgages, increase the frequency of delinquency, foreclosure or bankruptcy and increase losses in the event of foreclosure, either of which would hurt our earnings.

The occurrence of a natural disaster may cause a sudden decrease in the value of real estate in any of these states and would likely reduce the value of the properties collateralizing the mortgage loans we made. Historically, California has been vulnerable to earthquakes, erosion-caused mudslides and wildfires, and Florida and Texas have been vulnerable to tropical storms, hurricanes and tornadoes. Recently parts of Texas, Louisiana, Mississippi and Alabama have been damaged by Hurricane Katrina and Hurricane Rita. We do not know how many properties securing our mortgage loans in those states have been damaged by these hurricanes. At June 30, 2005, 0.5%, 0.2% and 0.0% of our servicing portfolio consisted of mortgage loans secured by real estate in Louisiana, Mississippi and Alabama, respectively, for a total of 0.7%. Since such natural disasters are not typically covered by the standard hazard insurance policies maintained by borrowers, the borrowers have to pay for repairs due to such disasters. Uninsured borrowers may not repair the property or may stop paying their mortgage loans if the property is damaged. This would cause the number of foreclosures to increase and decrease our ability to recover losses on properties affected by the disasters.

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Our business is subject to extensive federal and state regulation which may limit our ability to operate and could decrease our earnings.

Our operations are subject to extensive rules and regulations by federal, state and local governmental authorities. Federal and several state and local laws, rules and regulations have been adopted in recent years, or are under consideration, that are intended to eliminate certain lending practices, often referred to as “predatory” lending practices, that are considered to be abusive. These laws, rules and regulations impose certain limitations on points and fees charged by the lender, on the annual percentage rate, or APR, of the loan, or on prepayment fees, and may expose a lender to risks of litigation and regulatory sanction no matter how carefully a loan is underwritten.

Many of these laws, rules and regulations also seek to impose liability for violations on purchasers of loans, regardless of whether a purchaser knew of or participated in the violation. Accordingly, the companies that buy our loans or provide financing for our loan originations generally will not purchase or finance any loans subject to these types of laws, rules and regulations. This precludes us from continuing to originate loans that exceed the state and local limitations or thresholds. For example, after the October 1, 2002 effective date of the Georgia Fair Lending Act, our lenders and secondary market buyers refused to finance or purchase our Georgia loans. As a result, we were forced to cease providing mortgages in Georgia until the law’s amendment a few months later. Similar laws have gone into effect in New Jersey, Massachusetts and Illinois that have impacted our ability to originate loans in those states. Moreover, some of our competitors who are, or are owned by, national banks or federally chartered thrifts may not be subject to these laws and may, therefore, be able to capture market share from us and other lenders.

These laws, rules and regulations have increased our cost of doing business as we have been required to develop systems and procedures to comply with these requirements. Our policy is to avoid originating loans that meet or exceed the APR or “points and fees” thresholds of these laws, rules and regulations, which reduces our fee income and origination volume, all of which could harm our results of operations, financial condition and business prospects.

We service loans on a nationwide basis. Therefore, we must comply with the federal, state and local laws and regulations, as well as judicial and administrative decisions, pertaining to loan servicing. As our servicing operations continue to grow, it may be more difficult to comprehensively identify, to accurately interpret and to properly program our technology systems and effectively train our personnel with respect to all of these laws and regulations, thereby potentially increasing our exposure to the risks of noncompliance with the laws and regulations pertaining to loan servicing.

Recently, the federal government created the national “Do Not Call Registry” which prohibits companies from telemarketing to those individuals who signed the registry. A significant part of our retail marketing consists of telemarketing, and the registry has reduced our ability to telemarket to retail customers which could reduce our retail loan production. In addition, a number of states have enacted similar laws restricting telemarketing sales which could further reduce our retail production.

Our failure to comply with the laws, rules and regulations discussed above can lead to liabilities and other burdens on us, including, but not limited to, criminal liability (including the trebling of fines or damages under some laws in certain circumstances), civil liability (including class action lawsuits) administrative enforcement actions, an inability to sell or securitize mortgage loans, an inability to renew our current warehouse financing facilities or secure alternate or additional warehouse facilities, the loss of state licenses or permits required for continued lending and servicing operations and legal defenses that adversely affect our ability to enforce loans, or give the borrower the right to rescind or cancel the loan transaction. Accordingly, if we are found to have failed to comply with these laws, rules and regulations, we could be subject to fines or damages that could materially adversely affect our business, financial condition and results of operations.

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We are the subject of current investigations by governmental agencies and consumer groups, which could adversely affect our business and attract class action litigation against us.

On April 27, 2004, we received a civil investigative demand, or demand, from the Federal Trade Commission, or the FTC, that, although not alleging any wrongdoing, sought documents and data relating to our business and lending practices. The demand was issued pursuant to an April 8, 2004 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders and loan brokers to determine whether there have been violations of the federal Consumer Credit Protection Act and the Federal Trade Commission Act. We have cooperated and intend to continue to cooperate fully with the FTC in this investigation. Because the investigation is at an early stage, we cannot predict the outcome of the investigation and its effect, if any, on our business.

On September 7, 2004, we received a Civil Investigative Demand and Notice to Proceed from the Office of the Attorney General of Iowa, that, although not alleging any wrongdoing, sought documents and data relating to our business and lending practices in Iowa. We have cooperated and intend to continue to cooperate fully with the Office of the Attorney General of Iowa in this investigation. Because the investigation is at an early stage, we cannot predict the outcome of the investigation and its effect, if any on our business in Iowa, which approximated 0.2% of total mortgage loan production during the year ended December 31, 2004.

In the ordinary course of business, we are defendants in or parties to a variety of legal actions. Certain of such actions involve claims relating to our origination and collection efforts, alleged violations of employment laws, unfair trade practices, and other federal and state laws. In our opinion, the resolution of any of these pending incidental matters is not expected to have a material adverse effect on our consolidated financial position and results of operations.

Our failure to comply with the laws, rules and regulations governing mortgage lending can lead to liabilities and other burdens on us, including, but not limited to, civil and criminal liability (including the trebling of fines or damages under some laws in certain circumstances), administrative enforcement actions, an inability to renew our current warehouse financing facilities or secure alternate or additional warehouse facilities, or the loss of state licenses or permits required for continued lending and servicing operations. Regulatory fines and damage awards levied against other subprime lenders in several recent highly publicized cases have been significant and in certain circumstances severe. Accordingly, if we are found to have failed to comply with these laws, rules and regulations, we could be subject to fines or damages that could materially adversely affect our business, financial condition and results of operations.

We may be subject to fines or other penalties based upon the conduct of our independent brokers.

The mortgage brokers from whom we obtain loans are subject to parallel and separate legal obligations. While these laws may not explicitly hold the originating lenders responsible for the legal violations of mortgage brokers, increasingly federal and state agencies have sought to impose liability on parties that take assignments of such loans. Recently, for example, the FTC entered into a settlement agreement with a mortgage lender where the FTC characterized a broker that had placed all of its loan production with a single lender as the “agent” of the lender. The FTC imposed a fine on the lender in part because, as “principal,” the lender was legally responsible for the mortgage broker’s unfair and deceptive acts and practices. The United States Department of Justice in the past has sought to hold a subprime mortgage lender responsible for the pricing practices of its mortgage brokers, alleging that the mortgage lender was directly responsible for the total fees and charges paid by the borrower under the Fair Housing Act even if the lender neither dictated what the mortgage broker could charge nor kept the money for its own account. Accordingly, although we have not incurred any such fines or penalties, we may be subject to fines or other penalties based upon the conduct of our independent mortgage brokers.

Our interest-only loans may have a higher risk of default than our fully-amortizing loans.

During the six months ended June 30, 2005, originations of interest-only loans totaled $0.3 billion, or 11.5%, of total originations. These interest-only loans generally require the borrowers to make monthly payments

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only of accrued interest for the first 60 months following origination. After such interest-only period, the borrower’s monthly payment is recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. When the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination, if the borrower defaults, the unpaid principal balance of the related mortgage loan will be greater had the loan had an amortizing feature, increasing the risk of loss in that situation.

The terms of our revolving warehouse and repurchase facilities may restrict our ability to pay dividends in situations where we are not currently in compliance with certain financial and other covenants.

The terms of our revolving warehouse and repurchase facilities contain a number of restrictive financial and other covenants that, among other things, require us to maintain minimum levels of net income, liquidity and stockholders’ equity and place limits on our maximum leverage ratios, as well as to comply with applicable regulatory and other requirements. These facilities and agreements may restrict our ability to pay any dividends to you if we are not in compliance with the covenants.

We may change our investment strategy without your consent, which may result in our investing in riskier investments than our currently planned investments.

We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to, among other things, credit risk, interest rate risk and real estate market fluctuations.

An interruption in service or breach in security of our information systems could impair our ability to originate loans on a timely basis and may result in lost business.

We rely heavily upon communications and information systems to conduct our business. Any failure or interruption in service or breach in security of our information systems or the third-party information systems on which we rely could cause underwriting or other delays and could result in fewer loan applications being received and processed and reduced efficiency in loan servicing. Any such failure, interruption or compromise of our systems or security measures could affect our flow of business and harm our reputation. We cannot assure you that no material failures or interruptions will occur or, if they do occur, that we or the third parties on whom we rely will adequately address them. The occurrence of any failures or interruptions could significantly harm our business.

Failure to maintain our Investment Company Act exemption may harm our operations and our market price.

We are not currently regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, and we intend to operate so as to not become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us. To maintain our exemption, the assets that we may acquire will be limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. In addition, we could, among other things, be required either to change the manner in which we conduct our operations to avoid being required to register as an investment company or to register as an investment company, either of which could have an adverse effect on our operations and the market price of our common stock.

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Risks Related to Our Organization and Structure

Our charter contains ownership limits and restrictions on transferability of our stock, which may inhibit potential acquisition bids and limit the market price of our stock.

To maintain our status as a REIT, not more than 50% of the value of our outstanding shares, including any outstanding preferred shares, after taking into account options to acquire shares, may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities), and the shares must be beneficially owned by 100 or more persons (which generally refers to entities as well as individuals) during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than the first year. To assist us in satisfying these requirements, our charter generally prohibits, subject to specific waivers or exceptions approved by our board of directors, any person from actually or constructively owning more than 9.8% (in value or number, whichever is more restrictive) of the aggregate of our outstanding common stock or more than 9.8% of the value of the aggregate of our outstanding stock. Based on certain representations and covenants we received from Specialty Finance Partners and Hotchkis & Wiley Capital Management, our board of directors waived the ownership limits for Specialty Finance Partners and Hotchkis & Wiley Capital Management and their direct and indirect owners.

With respect to Specialty Finance Partners, the ownership limit is waived solely with respect to (a) stock received by Specialty Finance Partners in the REIT reorganization and (b) stock held or beneficially owned by Specialty Finance Partners thereafter as a result of (i) the exercise of its rights pursuant to an award of options, restricted stock or restricted stock units granted by the board of directors, or a committee thereof, to certain of our directors affiliated with Specialty Finance Partners under any incentive stock or option plan approved by the board of directors or our stockholders or (ii) receipt of stock or options to acquire stock pursuant to such an incentive plan. However, when an individual or entity acquires or owns our stock both indirectly through a direct or indirect ownership interest in Specialty Finance Partners and also by another means (e.g., through a direct investment in our stock), then the individual’s or entity’s ownership of our stock will be subject to the 9.8% ownership limits in our charter, which would also take into account the amount of our common stock held by Specialty Finance Partners attributed to the individual or entity.

With respect to Hotchkis & Wiley Capital Management, the ownership limit is waived to allow Hotchkis & Wiley Capital Management to acquire up to 15% in value or number of shares. However, when an individual or entity acquires or owns our stock both indirectly through a direct or indirect ownership in Hotchkis & Wiley Capital Management and also by another means, such as through a direct investment in our stock, then the individual or entity’s ownership will be subject to the 9.8% ownership limits in our charter. This also takes into account the amount of our common stock held by Hotchkis & Wiley Capital Management attributed to the individual or entity.

The constructive ownership rules are complex and may cause shares of our stock owned directly or constructively by a group of related individuals or entities to be constructively owned by one individual or entity. These restrictions may:

•	discourage a tender offer or other transactions or a change in management or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders; or

•	cause shares acquired by a person in excess of the 9.8% ownership limit to be automatically transferred to a trust and, as a result, such person would not obtain any benefits of owning the additional shares.

Our charter permits our board of directors to increase the authorized shares and to issue additional stock with terms that may discourage a third party from acquiring us in a transaction that might otherwise have involved a premium over the then-prevailing price of our stock.

Our charter authorizes us to issue additional authorized but unissued shares of common stock or preferred stock and our board, without any action by our stockholders, may amend our charter from time to time to

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increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class we have the authority to issue. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of common stock or preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

Our charter prohibits certain entities from owning our shares, which might reduce the demand for our shares by limiting the potential purchasers of our shares.

Although the law on the matter is unclear, if a REIT owns an interest in a taxable mortgage pool and certain types of entities are stockholders of the REIT, a tax might be imposed on the REIT. To prevent us from being subject to this tax in that event, our charter prohibits our shares from being held directly by the entities that might cause this tax to be imposed on us. These entities include: the United States, any State or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is both exempt from income taxation and exempt from taxation under the unrelated business taxable income provisions of the Internal Revenue Code, and any rural electrical or telephone cooperative.

Provisions of Maryland law may limit the ability of an unsolicited third party to acquire control of our company in a transaction that might otherwise have involved a premium over the then-prevailing price of our stock.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special super majority stockholder voting requirements on these combinations;

•	“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares; and

•	“unsolicited takeover” provisions of Maryland law that permit our board of directors, without stockholder approval, to implement possible takeover defenses, such as a classified board or two-thirds vote requirement for removal of directors.

We have opted out of the control share provisions of the MGCL pursuant to a provision in our bylaws. However, we may, by amendment to our bylaws, become subject to the control share provisions of the MGCL in the future. We have also, by resolution of our board, excluded any business combination with us from the business combination provisions of the MGCL. There can be no assurance that this provision will not be amended or eliminated at any time in the future. There can also be no assurance that our board of directors will not implement “unsolicited takeover” provisions in the future.

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Provisions of our charter and bylaws may limit the ability of a third party to acquire control of our company in a transaction that might otherwise have involved a premium over the then-prevailing price of our stock.

Our charter permits the removal of a director only upon cause and the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors and provides that vacancies may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Our bylaws require advance notice of a stockholder’s intention to nominate directors or present business for consideration by stockholders at an annual meeting of our stockholders. Our charter and bylaws also contain other provisions that may delay, defer, or prevent a transaction or change in control that involves a premium price for our common stock or that for other reasons may be desired by our stockholders.

Tax Risks

If we fail to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distributions.

We expect to qualify as a REIT for U.S. federal income tax purposes when we file our December 31, 2004 federal income tax return, for which we currently have an extension. The requirements for this qualification, however, are highly technical and complex and even a technical or inadvertent mistake could jeopardize our REIT status. If we fail to meet these requirements, our distributions will not be deductible to us, and we will have to pay a corporate level tax on our income. This would substantially reduce our earnings, our cash available to pay distributions and your yield on your investment in our shares. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. As a result, the amount of funds available for distribution to our stockholders would be reduced for the year or years involved.

We may be unable to comply with the strict income distribution requirements applicable to REITs, or compliance with such requirements could adversely affect our financial condition.

To obtain the favorable treatment associated with qualifying as a REIT, we must distribute to our stockholders with respect to each year at least 90% of our net taxable income excluding capital gains. In addition, we are subject to a tax on the undistributed portion of our income at regular corporate rates and also may be subject to a non-deductible 4% excise tax on the amount by which certain distributions considered as paid by us with respect to any calendar year are less than the sum of: (1) 85% of our ordinary income for the calendar year, (2) 95% of our capital gains net income for the calendar year, other than capital gains we elect to retain and pay tax on, and (3) 100% of undistributed taxable income from prior periods. We could be required to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT, even if conditions are not favorable for borrowing.

Recent change in taxation of corporate dividends may adversely affect the value of our shares.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 that was enacted into law on May 28, 2003, among other things, generally reduces to 15% the maximum marginal rate of tax payable by individuals on dividends received from a regular C corporation. This reduced tax rate, however, will not apply to dividends paid to most domestic non-corporate taxpayers by a REIT on its stock except for certain limited amounts. While the earnings of a REIT that are distributed to its stockholders are still generally subject to less U.S. federal income taxation than earnings of a non-REIT C corporation which are distributed to its stockholders net of corporate-level income tax, this legislation could cause domestic non-corporate investors to view the stock of regular C corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the

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legislation, because the dividends from regular C corporations would generally be taxed at a lower rate while dividends from REITs will generally be taxed at the same rate as the domestic non-corporate taxpayer’s other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our common stock in particular, either in terms of price or relative to other investments.

To comply with the REIT income and asset tests, we may have to acquire qualifying real estate assets that are not part of our overall business strategy and that might not be the best alternative.

As a REIT, 75% of the value of our total assets must consist of specified real estate related assets and certain other specified types of investments, and 75% of our gross income must be earned from specified real estate related sources and certain other specified types of income. If the value of the real estate securing each of our loans, determined at the date the loans are acquired (and possibly certain other times), is less than the highest outstanding balance of the loan for a particular taxable year, then a portion of that loan will not be a qualifying real estate asset and a portion of the interest income will not be qualifying real estate income. Accordingly, to determine which of our loans constitute qualifying assets for purposes of the REIT asset tests and the extent to which the interest earned on our loans constitute qualifying income for purposes of the REIT income tests, we must determine the value of the real estate at the time we acquire each loan and possibly certain other times. There can be no assurance that the IRS will not disagree with our determinations and assert that a lower value is applicable, which could negatively impact our ability to qualify as a REIT. These considerations also might restrict the types of loans that we can make in the future. In addition, we may have to acquire other assets that qualify as real estate (for example, interests in other mortgage loan portfolios or mortgage-backed securities) that are not part of our overall business strategy and might not otherwise be the best investment alternative for us.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the 100% prohibited transactions tax, we may choose not to engage in certain sales of loans and not to securitize loans in a manner that would be treated as a sale of the loans for federal income tax purposes (except for sales of loans made by our taxable REIT subsidiary), even though such sales or securitization transactions might otherwise be beneficial for us.

The REIT qualification rules impose limitations on the types of investments and activities that we may undertake which may preclude us from pursuing the most economically beneficial investment alternatives.

In order to qualify as a REIT, we must satisfy certain income and asset tests, which require that a certain specified percentage of our income and assets be comprised of certain types of income and assets. Satisfying these requirements might limit our ability to undertake investments and activities that would otherwise be beneficial to us. For example, from time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire mortgage loans, any periodic income or gain from the disposition of that contract attributable to the carrying or acquisition of the real estate assets should be disregarded—that is, treated as neither qualifying nor non-qualifying income—for purposes of the 95% gross income test, but should not be treated as qualifying income for purposes of the 75% gross income test. To the extent that we hedge with other types of financial instruments or for other purposes, or to the extent that a portion of our mortgage loans is not secured by real estate assets or in other situations, the income from those

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transactions is not likely to be treated as qualifying income for purposes of either of the gross income tests. Although we intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT, we may choose not to engage in certain hedging transactions of the type we have undertaken in the past (except through our taxable REIT subsidiaries), even though such transactions might otherwise be beneficial for us.

The “taxable mortgage pool” rules may limit the manner in which we effect future securitizations and limit our returns on these transactions, making them less profitable.

There is a significant likelihood that our future securitizations would be considered to result in the creation of taxable mortgage pools. As a REIT, so long as we own 100% of the equity interests in the taxable mortgage pool, we would not be adversely affected by the characterization of our securitizations as taxable mortgage pools (assuming that we do not have any stockholders who might cause a corporate income tax to be imposed upon us by reason of our owning a taxable mortgage pool). We would be precluded, however, from selling to outside investors equity interests in our securitizations, as we have done in the past, or from selling any debt securities issued in connection with the securitization that might be considered to be equity interests for tax purposes. These limitations will preclude us from engaging in the types of sales that we have used with respect to our prior securitizations to maximize our returns from securitization transactions.

We may be required to allocate “excess inclusion income” to our stockholders, which could result in adverse tax consequences for our stockholders.

Our future securitization transactions likely will result in the creation of taxable mortgage pools, with the result that a portion of our income from that arrangement could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (a) income allocable to the holder of a residual interest in a REMIC or, under Treasury regulations that have not been issued, an equity interest in a taxable mortgage pool over (b) the sum of an amount for each day in the calendar quarter equal to the product of (i) the adjusted issue price of such interests at the beginning of the quarter multiplied by (ii) 120% of the long-term Federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Excess inclusion income would be allocated among our stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are “forward-looking statements.” The words “expect,” “estimate,” “anticipate,” “predict,” “believe,” and similar expressions and variations thereof are intended to identify forward-looking statements. The statements appear in a number of places in this prospectus and include statements that are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider the following risks before you make an investment in our common stock:

•	the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors;”

•	limited cash flow to fund operations;

•	increases in mortgage lending interest rates;

•	increased delinquency rates in our portfolio;

•	intense competition in the mortgage lending industry;

•	adverse changes in the securitization and whole loan market for mortgage loans;

•	declines in real estate values;

•	inability to originate subprime hybrid/adjustable mortgage loans;

•	obligations to repurchase mortgage loans and indemnify investors; and

•	concentration of operations in California, Florida, New York and Texas and the adverse impact of natural disasters in those states (including Hurricanes Katrina and Rita).

We caution you not to put undue reliance on these forward-looking statements. The forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, discussed under the caption “Risk Factors.” You should carefully review the risk factors discussed in this prospectus.

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THE COMPANY

Our Business

We are a mortgage real estate investment trust, or REIT, formed in February 2004 to build and manage a portfolio of high yielding subprime mortgage loans to offer our stockholders the opportunity for attractive dividend yields and earnings growth. In November 2004, we completed an initial public offering and, concurrently with that offering, reorganization with Aames Financial Corporation, formerly our parent company. As a result of the reorganization, Aames Financial became a wholly owned subsidiary of ours. Aames Financial is a 50-year old national mortgage banking company focused primarily on originating, selling and servicing residential mortgage loans through wholesale and retail channels under the name “Aames Home Loan.” Our strategy is to use our equity capital and funds borrowed under revolving warehouse and repurchase facilities to finance our mortgage loan originations, and to use those on-balance sheet securitizations to finance our REIT portfolio of mortgage loans. We retain in our REIT portfolio some of our mortgage loan originations, largely hybrid/adjustable rate mortgage loans. We sell the remainder, including a majority of the fixed-rate mortgage loans that we originate, on a whole loan servicing-released basis to third parties.

We elected to qualify as a REIT for U.S. federal income tax purposes. Aames Financial, or Aames TRS, is our taxable REIT subsidiary. As a REIT, we generally are not subject to U.S. federal income tax on the REIT income that we distribute to our stockholders. We distribute a majority of the earnings from our REIT portfolio of mortgage loans to our stockholders, while growing our equity capital base by retaining a portion of Aames Financial’s earnings. This includes net income on all loans that Aames Financial originates, and gains and net interest income on all loans that we sell.

Our principal executive offices are located at 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071. Or telephone number is (323) 210-5000. Our website address is http://www.aames.net. The information on our website and on websites linked to it are not incorporated into or a part of this prospectus.

Business Strategy

Our goal is to maximize stockholder value and increase earnings by:

•	Building a portfolio of high yielding subprime residential mortgage loans and leveraging our equity to increase the size of our REIT portfolio of mortgage loans and our returns while at the same time managing our financing costs and the increased risk of loss associated with our leverage;

•	Continuing to improve our efficiency and loan quality and serving as a highly efficient originator. We intend to accomplish this by increasing the use of technology to streamline further our loan origination and underwriting processes. We intend to rigorously apply and continuously improve our underwriting criteria and processes in order to minimize defaults and losses and by collecting comprehensive performance data on our REIT portfolio of mortgage loans to refine our underwriting guidelines and risk-based pricing;

•	Growing our loan originations by growing both our retail and wholesale channels, improving market penetration in our existing markets, and building the “Aames Home Loan” brand. In addition, we will continue to originate loan products that are less sensitive to increases in interest rates than rate-term refinance mortgage loans, such as purchase money mortgage loans and cash-out refinance loans, which we believe makes our originations less vulnerable to declines resulting from increases in interest rates; and

•	Selling a portion of Aames Financial’s mortgage loan production on a whole loan servicing-released basis into the secondary markets so as to maximize its earnings. We will sell the loans we do not retain for our REIT portfolio to third parties to capture gain on sale income from these loans and grow our equity capital on a consolidated basis.

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•	Servicing our loans to enhance the performance of our REIT portfolio of mortgage loans, and growing our servicing operation with our REIT portfolio which will lower our per loan servicing costs through economies of scale.

The strategies discussed above contain forward-looking statements. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions, including those discussed under “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Thus, no assurance can be given that we will be able to accomplish the above strategies.

Mortgage Portfolio Management

We invest in subprime one-to-four family, residential mortgage loans, operating as a long-term portfolio investor. We purchase loans originated Aames Financial that we anticipate holding on our balance sheet in our REIT portfolio, largely hybrid/adjustable rate loans. Aames Financial retains the servicing rights to those loans.

To provide us with long-term financing for our REIT portfolio of mortgage loans, we securitize substantially all of those loans through on-balance sheet transactions structured as financings rather than sales for both tax and financial accounting purposes. Accordingly, these loans will remain on our consolidated balance sheet as an asset and the underlying bonds issued through the securitization will be reported as a liability on our consolidated balance sheet. Thus, we will record interest income generated by the mortgage loans and recognize interest expense on the related financings over the life of the mortgage loan pool, rather than generate a gain or loss at the time of the securitization.

Managing Interest Rate Risk

The hybrid/adjustable rate loans in our REIT portfolio may have a fixed rate for two, three or five years prior to their first adjustment and may be financed with on-balance sheet securitization debt with rates that adjust monthly. As a result, our net interest income and cash flow could be negatively impacted by changes in short-term interest rates. To counteract this possibility, we may hedge the aggregate risk of interest rate fluctuations with respect to our borrowing index. We generally intend to hedge only the risk related to changes in the benchmark interest rate used in the variable rate index, usually a London Interbank Offered Rate, known as LIBOR, or a U.S. Treasury rate.

To reduce these risks, we may enter into interest rate cap agreements whereby, in exchange for a fee, we would be reimbursed for interest paid in excess of a certain capped rate. With respect to interest rate cap agreements any net payments under, or fluctuations in the fair value of, these cap agreements will be recorded in current income.

Derivative financial instruments contain credit risk to the extent that the institutional counterparties may be unable to meet the terms of the agreements. We expect to minimize this risk by using multiple counterparties and limiting them to major financial institutions with good credit ratings. In addition, we regularly monitor the potential risk of loss with any one party resulting from this type of credit risk. Accordingly, we do not expect any material losses as a result of default by other parties.

REIT Compliance

We elected to qualify as a REIT, for U.S. federal income tax purposes. Aames Financial has continued its operations as our primary mortgage origination and servicing subsidiary. To meet some of the REIT qualification requirements, we conduct our loan sales, as well as other servicing and origination functions, through Aames Financial, our taxable REIT subsidiary. All loans are sourced, underwritten and processed by Aames Financial. We purchase from Aames Financial the loans that we anticipate holding on our balance sheet in our REIT

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portfolio, largely hybrid/adjustable rate loans, and Aames Financial sells the remainder of the loans it originates, including a majority of its fixed-rate mortgage loans, to third parties. We are required to purchase loans from Aames Financial at fair market value and Aames Financial is subject to corporate income tax on any taxable gain it recognizes on the sale.

U.S. federal income tax law requires that a REIT distribute annually to its stockholders at least 90% of its taxable income, excluding the retained earnings of any taxable REIT subsidiary it owns. If we distribute all of our taxable income to our stockholders, we will not be subject to U.S. federal income tax and will not record income tax (benefit) expense. We intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to our common stockholders. Any taxable income generated by Aames Financial will be subject to regular corporate income tax and Aames Financial will continue to record income tax (benefit) expense. However, we anticipate that Aames Financial will have substantially lower effective tax rates due to historical net operating loss carryforwards for U.S. federal income tax purposes. Subject to annual limitations, these losses are available to offset future income. Aames Financial may retain any income it generates net of any tax liability it incurs on that income without affecting the REIT distribution requirements. If Aames Financial chooses to pay a dividend to us, the dividend could be included in the REIT distribution. Any distributions that Aames Financial makes in the future will be at the discretion of its board of directors and will depend on, among other things, its actual results of operations and liquidity levels.

Mortgage Originations

We purchase subprime, one-to-four family residential mortgage loans that Aames Financial originates. These loan originations are significant to our financial results because we hold a majority of these loans in our on-balance sheet REIT portfolio of loans held for investment. The loans we originate that are not retained in our REIT portfolio of loans held for investment are sold to the secondary markets.

Our principal market is borrowers whose financing needs are not being met by traditional mortgage lenders for a variety of reasons, including the need for specialized loan products or credit histories that may limit such borrowers’ access to credit. These types of borrowers generally pay higher mortgage loan origination fees and interest rates than those charged by conventional lending sources. We believe these borrowers continue to present an opportunity to earn a return commensurate with the risk assumed. Our residential mortgage loans, which include fixed and hybrid/adjustable rate loans, are generally used by borrowers to consolidate indebtedness, finance other consumer needs, or purchase homes. We believe that while our loan origination volume is affected by general levels of interest rates, because a majority of our loan originations are cash-out refinancings and purchase money loans, our loan origination volume is generally less cyclical than conventional mortgage lending which has a higher percentage of rate/term refinance loans.

Mortgage Loan Sales to Third Parties and Off-Balance Sheet Securitizations

Aames Financial will sell whole loans not retained for the REIT portfolio to third parties on a servicing-released basis to capture gain on sale income from these loans and to grow our equity capital base on a consolidated basis. Aames Financial does not currently sell loans in off-balance sheet securitizations; however, after our on-balance sheet portfolio reaches its target level, Aames Financial may sell a portion of its loans in off-balance sheet securitizations depending on market conditions at that time. Aames Financial generally sells these loans within 45 days of funding and services these loans during the period between origination and transfer of servicing to the buyer, which is generally within 90 days after the sale of the loan. Aames Financial generates income primarily from:

•	gain on sale income, which includes the premiums received on the sale of the loan,

•	net interest income earned on its loans held prior to sale,

•	points and fees charged to borrowers less any yield spread premiums paid to wholesale brokers during the loan origination process, and

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•	loan servicing income earned on its loans held prior to sale, loans retained in our REIT portfolio and loans owned by others.

Aames Financial uses the majority of the net proceeds of its loan sales to pay down its warehouse and repurchase facilities to increase capacity under these facilities for future funding of mortgage loans. Proceeds we receive from financings on loans held for investment are also used to pay down our warehouse and repurchase facilities.

Mortgage Loan Servicing

Aames Financial services residential mortgage loans held in its portfolio prior to sale, held in our REIT portfolio, and for others. Loan servicing remains an integral part of our business operation. We believe that maintaining contact with our borrowers is critical in managing credit risk and in borrower retention. Subprime borrowers are more likely to default on their obligations than conventional borrowers. By servicing our loans, we strive to identify problems with borrowers early and take quick action to address these problems. Borrowers may be more motivated to refinance their mortgage loans either by improving their personal credit or due to a decrease in interest rates. By keeping in close touch with borrowers, we can provide them with information about our products to encourage them to refinance with us. Mortgage servicing provides fee income for Aames Financial in the form of normal customer service and processing fees.

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DESCRIPTION OF THE PLAN

The following, in question and answer format, describes the Plan. Your participation in the Plan is voluntary and you may terminate your participation at any time. If you do not wish to participate in the Plan, you will receive cash dividends on your shares of common stock, if and when declared by our Board of Directors.

Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide stockholders with a convenient and economical way to purchase shares of our common stock by reinvesting the cash dividends on all or a portion of their holdings of our common stock in additional shares of our common stock. The Plan also provides our current stockholders and new investors with an economical way to acquire shares of our common stock by directly investing additional cash amounts. The Plan also provides us with a cost-efficient way to raise additional capital through the direct sale of our common stock to Plan participants.

Eligibility and Participation

2.	Who is eligible to participate in the Plan?

New investors and our existing stockholders are eligible to participate in the Plan.

3.	How does a new investor participate in the Plan?

If you are a new investor and would like to participate in the Plan, please read this Prospectus before you invest. Once you have read this Prospectus, you may complete an enrollment form and mail it to the Administrator at:

Mellon Bank, N.A.

c/o Mellon Investor Services

P.O. Box 3338

South Hackensack, NJ 07606-1938

Alternatively, you may enroll online through Investor Service Direct® at www.melloninvestor.com. Under “For Investors,” click the link for “Search for direct stock purchase plans” and enter AIC under the ticker symbol search. Please follow the instructions for authorizing an initial investment and indicate whether you want to participate in the dividend reinvestment portion of the Plan.

New investors may participate in the Plan by making an initial investment in our common stock of not less than $250 and up to a maximum of $10,000 unless a request for waiver has been granted—in which case the initial investment may exceed $10,000. You may make an initial investment in excess of $10,000 only if we grant your request for waiver. If you are a new investor, you can make an initial investment by:

•	Authorizing an electronic debit of at least $250 but not more than $10,000 from your U.S. bank account if you are investing online; or

•	Mailing a check or money order made payable to AIC/Mellon Bank for at least $250 but not more than $10,000 to the Administrator along with your enrollment form.

The Administrator must receive your payment at least one business day prior to the investment date. Funds received after the investment date will be held for investment on the next investment date. Generally, there is an investment date once every five business days. If you deliver an initial investment to the Administrator, but decide that you do not want to make the initial investment, you must deliver a written request for refund to the

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Administrator. The Administrator must receive your request for a refund no later than two business days prior to the investment date. In the unlikely event that, due to unusual market activity conditions, the Administrator is unable to invest the funds within 35 days, the Administrator will return the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

4.	How does an existing stockholder participate in the Plan?

Enrollment is available online through Investor ServiceDirect® at www.melloninvestor.com. Alternatively, you may complete an enrollment form and mail it to the Administrator at:

Mellon Bank, N.A.

c/o Mellon Investor Services

P.O. Box 3338

South Hackensack, NJ 07606-1938

Your participation will begin promptly after your Plan enrollment is received. Once you enroll, your participation continues automatically for as long as you wish to participate in the Plan. If the Administrator receives your enrollment form on or before the record date for the payment of the next dividend, that dividend will be reinvested in additional shares of common stock for your Plan account. If the enrollment form is received after the dividend record date and you were a holder of record on that date, that dividend will be paid by check or automatic deposit to a bank account that you designate and your initial dividend reinvestment will begin with the next dividend.

If you own shares that are registered in someone else’s name—for example, a bank, broker or trustee—and you want to participate in the Plan, you may be able to arrange for that person to handle the reinvestment of dividends. If not, your shares should be withdrawn from “street name” or other form of registration and should be registered in your name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your shares from “street name.”

5.	As an existing stockholder, what are my investment options under the Plan?

Once enrolled in the Plan, you may elect to:

•	Reinvest all or a portion of the cash dividends paid on your shares of common stock in additional shares of our common stock;

•	Reinvest all of your cash dividends paid on your shares of common stock in additional shares of our common stock, if you own less than 100 shares and you elect to receive an annual account statement; or

•	Make optional cash investments in our common stock of not less than $25 up to a maximum of $10,000 per month unless a request for waiver has been granted, in which case your optional cash payments may exceed $10,000 for the month in which the waiver is granted, whether or not dividends are reinvested. The $25 minimum applies only to optional cash payments by existing Plan participants. New investors must make an initial investment of $250.

6.	How do I make an optional cash payment under the Plan?

If you already own shares of our common stock, are enrolled in the Plan, and want to make optional cash investments, you can:

•	Authorize an electronic debit of at least $25 but not more than $10,000 from your U.S. bank account if you are investing online; or

•	Mail a check or money order made payable to AIC/Mellon Bank for at least $25 but not more than $10,000 to the Administrator along with your enrollment form.

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If you send a check or money order, please complete the transaction stub attached to your Plan statement and send it with your optional cash payment. A $35 fee will be assessed for a check or electronic debit that is returned for insufficient funds.

The Administrator must receive the optional cash payment at least one business day prior to the investment date. Funds received after the investment date will be held for investment on the next investment date. Generally, there in an investment date once every five business days. If you deliver an optional cash payment to the Administrator, but decide that you do not want to make the optional cash investment, you must deliver a written request for a refund to the Administrator. The Administrator must receive your request for a refund at least two business days before the investment date.

Optional cash payments may not exceed $10,000 in any month, unless a request for waiver has been granted, in which case your optional cash payments may exceed $10,000 for the month in which the waiver is granted.

7.	Can I make optional cash payments if I don’t reinvest my dividends?

Yes. You may purchase additional shares through optional cash payments regardless of whether dividends are being reinvested. Optional cash payments may not be less than $25, and the total of all optional cash payments submitted by an individual stockholder may not exceed $10,000 in any month unless a request for waiver has been granted, in which case the optional cash payment may exceed $10,000 for the month in which the waiver is granted. The $25 applies only to optional cash payments by existing Plan participants. New investors must make an initial investment of at least $250. There is no obligation to make an optional cash payment or to invest the same amount of cash for each investment.

8.	Can I change my dividend reinvestment election?

Yes. You may change your dividend reinvestment election at any time online at www.melloninvestor.com or by notifying the Administrator in writing. To be effective with respect to any particular dividend, the Administrator must receive the change on or before the record date for that dividend—approximately 10 days before the dividend payment date.

Purchases

9.	At what price will shares be acquired?

If the shares are purchased directly from us, the purchase price will be the average of the high and low sales prices quoted on the New York Stock Exchange on the investment date, subject to any discount. No sales commissions will apply to these shares.

If, at our direction, the shares are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average of the actual price paid for all shares acquired on that date, without any discount.

For months when a dividend is payable, the investment date for the dividend reinvestment transaction will be the dividend payment date for the quarter. Dividend payment dates generally occur four to six weeks following the end of each quarter. Initial investment and optional cash purchase transactions are processed independently from dividend reinvestment transactions and will generally be processed within five business days of receipt of funds. Your account will be credited with that number of shares, including fractions computed to [four] decimal places, equal to the total amount to be invested by you divided by the applicable purchase price.

10.	How many shares will be purchased for me?

The number of shares, including fractional shares, purchased under the Plan will depend on the amount of your cash dividend, the amount of your optional cash payments, the amount of your initial investment and the

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price of the shares determined as provided above. Shares purchased under the Plan, including fractional shares, will be credited to your account. Both whole and fractional shares will be purchased. Fractional shares will be computed to four decimal places.

This prospectus relates to shares of our common stock registered for sale under the Plan. We cannot assure you that there will be enough shares to meet the requirements under the Plan. If we do not have a sufficient number of registered shares to meet the Plan requirements during any month, the dividends, optional cash payments and initial investments received by the Administrator will be returned to participants without interest.

11.	What is the source of shares purchased by the Plan?

We may either issue new shares of our common stock directly to the Plan or instruct the Administrator to acquire currently outstanding shares in the open market. Open market purchases may be made on the NYSE or any other securities exchange where our common stock is traded, in the over-the-counter market or in negotiated transactions with third parties.

Shares purchased under the Plan will normally come from our authorized but unissued common stock. However, we reserve the right to issue shares from our treasury position or to instruct the Administrator to purchase shares for you in the open market, rather than issue new shares. Such market purchases may be on such terms as to price, delivery and otherwise as the Administrator may determine. You will pay no service fees, brokerage trading fees or other charges on purchases under the Plan whether purchased from us or in the open market.

12.	When are funds invested under the Plan?

For months when a dividend is payable, the investment date for the dividend reinvestment transaction will be the dividend payment date for the quarter. Dividend payments generally occur within four to six weeks after the quarter ends. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the dividends within 30 days, the Administrator will remit the dividends to you by check. Optional cash payments and initial investments are processed at least once every five business days. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 35 days, the Administrator will return the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

13.	How do I make optional cash payments or an initial investment in excess of the maximum monthly amount?

If you wish to make optional cash payments in excess of the $10,000 limit in any month or an initial investment of more than $10,000, you must receive our written approval. To obtain our written approval, you must submit a request for waiver form. You can obtain a request for waiver form by contacting the Administrator’s Waiver Department at 1-917-320-6300. The completed form should be faxed to the Administrator’s Waiver Department at 1-917-320-6312.

We have sole discretion whether to approve any request to make an optional cash payment or initial investment in excess of $10,000 and to set the terms of any such optional cash amount or initial investment. If we approve your request for waiver, the Administrator will notify you promptly. In deciding whether to approve a request for waiver, we may consider any factors we deem relevant, including the following:

•	Whether the Plan is then acquiring newly issued shares directly from us or acquiring shares in the open market or in privately negotiated transactions from third parties;

•	Our need for additional funds;

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•	The attractiveness of obtaining additional funds through the sale of common stock as compared to other sources of funds;

•	The identity and characteristics of the stockholder submitting the request; and

•	The aggregate number of optional cash payments and initial investments in excess of $10,000 for which requests for waiver have been submitted by all existing stockholders and new investors.

If requests for waiver are submitted for an aggregate amount in excess of the amount we are willing to accept, we may honor requests in order of receipt, pro rata or by any other method that we determine to be appropriate. The Plan does not provide for a predetermined maximum amount that an existing stockholder or new investor may invest or a maximum number of shares that may be purchased pursuant to a waiver.

14.	What is the purchase price for shares purchased pursuant to a request for waiver?

If a request for waiver is approved, the price of shares purchased will be determined using a pricing period of not less than one but not more than 10 trading days beginning on a date set by us. An equal proportion of your investment pursuant to a request for waiver will be invested on each trading day during the applicable pricing period. The Administrator will pay a price equal to 100% of the average of the high and low sales prices of our common stock as reported on the NYSE for each trading day during the pricing period, subject to any discount. In no event will such purchase price be less than 95% of the average of the high and low sale prices of our common stock on the applicable investment date.

In addition, we may establish a minimum purchase price per share, referred to as a threshold price, applicable to investments made pursuant to a request for waiver. We will fix the threshold price as a dollar amount per share of common stock. If the average of the high and low sales prices of our common stock on the NYSE on any trading day during the pricing period is less than the threshold price, then that trading day will be excluded from the pricing period. For each trading day that is excluded from the pricing period, a pro rata portion of your investment will be returned to you. For example, for a 10-day pricing period, for each trading day that is excluded from the pricing period, one-tenth of the funds will be returned to you, without interest. The threshold price will be based on our evaluation of current market conditions and other relevant factors and will be set in our sole discretion. We only establish a threshold price for shares that are purchased directly from us.

Optional cash payments or initial investments made pursuant to a request for waiver will be used to purchase shares of our common stock as soon as practicable on or after the business day following the last day of the pricing period. This is referred to as the waiver investment date. The administrator will apply all good funds received on or before the first business day before the pricing period to purchase shares of our common stock. Funds received after that date will be returned to you. You will receive payment instructions from the Administrator when you are notified of waiver approval.

15.	Who pays the brokerage fees and other expenses?

We will pay all transaction and brokerage trading fees on shares purchased through the Plan whether purchased from us or in the open market. You may be responsible for certain charges if you withdraw from the Plan.

We may offer discounts of up to 5% on reinvestments, optional and initial cash investments, or investments approved for a waiver. At our discretion, the discount may be offered at variable rates on one, all or a combination of the sources of investments or not at all.

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Administration

16.	Who is the administrator of the Plan?

Mellon Bank, N.A. administers the Plan. Mellon Investor Services, a registered transfer agent, and Mellon Securities LLC, a registered broker/dealer, will provide certain administrative support to the Administrator. You can enroll in the Plan, obtain information and perform certain transactions on your Plan account online via via Investor Service Direct® at Mellon Investor Services web site at www.melloninvestor.com. To gain access, you will need a password, which you may establish when you visit the web site.

You can contact stockholder customer service toll free within the United States or Canada at: [request new number].

If you are calling from outside the United States or Canada, please contact stockholder customer service at: 1-201-329-8660.

An automated voice response system is available 24 hours a day, seven days a week. Customer service representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Standard Time, Monday through Friday (except holidays).

You may write to the Administrator at the following address:

Mellon Bank, N.A.

c/o Mellon Investors Services

P.O. Box 3338

South Hackensack, NJ 07606-1938

Please include a reference to Aames Investment Corporation in all correspondence.

17.	Is a safekeeping service available to hold my shares?

Yes. Shares of our common stock that you acquire under the Plan will be maintained in your account in uncertificated form for safekeeping. Safekeeping protects your shares against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.

If you own shares of our common stock in certificated form, you may deposit those certificates with the Administrator, free of charge.

18.	How will I be notified of my purchases of common stock?

The Administrator will send a transaction notice confirming the details of each transaction that you make. When you participate in the dividend reinvestment feature, depending on the number of shares you own, you will receive a quarterly or annual statement of your account

Miscellaneous

19.	What happens if you issue a stock dividend, declare a stock split or have a rights offering?

Any stock dividends or stock splits distributed by us on our shares of common stock held in your Plan account will be credited to your account. Stock dividends or splits distributed on all other shares held by you and registered in your own name will be mailed directly to you. In a rights offering, your entitlement will be based on your total holdings, including those credited to your account under the Plan. The Administrator will sell rights applicable to shares credited to your account under the Plan and the proceeds will be credited to your account and applied to the purchase of shares on the next investment date.

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If you want to exercise, transfer or sell any portion of the shares credited to your account under the Plan, you must request, at least two days before the record date for the issuance of any such rights, that a portion of the shares credited to your account be transferred from your account and registered in your name. Except in unusual circumstances, the record date will be approximately 10 days in advance of the dividend payment date.

20.	How will the common stock held under the Plan be voted at meetings of stockholders?

The shares credited to your account under the Plan will be voted in accordance with your instructions. You will receive proxy materials from us. You may also vote in person at a meeting of stockholders.

21.	How can I terminate my participation in the Plan?

You may discontinue the reinvestment of your dividends at any time by providing notice to the Administrator. You may also change your dividend election online under account management service at www.melloninvestor.com. To be effective for any particular dividend payment, the Administrator must receive notice on or before the record date for that dividend—approximately 10 days before the dividend payment date. The Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. In addition, you may request that all or a portion of your shares be sold. When your shares are sold, you will receive the proceeds less a handling charge of $15.00 and any brokerage trading fees. If you instruct the Administrator to sell shares under the Plan, you will not be able to direct the time or price at which your shares are sold.

Upon withdrawal, you may elect to stop the investment of any optional cash payment by delivering a written request for a refund to the Administrator. The Administrator must receive your request for a refund no later than two business days before the investment date.

Generally, an eligible stockholder or new investor may again become a participant in the Plan. However, we reserve the right to reject the enrollment of a previous participant in the Plan on grounds of excessively joining and termination. The reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

22.	May the Plan be changed or discontinued?

Yes. We reserve the right to suspend, modify or terminate the Plan at any time. Participants will be notified of any suspension, modification or termination of the Plan. Upon termination of the Plan, a certificate will be issued to you for the number of full shares in your account. Any fractional share in your account will be converted to cash and sent to you by check or automatic deposit to a bank account that you designate.

23.	Who interprets and regulates the Plan?

We reserve the right to interpret and regulate the Plan.

24.	May shares held under the Plan be pledged or transferred?

No. Shares of our common stock held under the Plan may not be pledged.

25.	How does the ownership limit described in Aames’ Articles of Amendment and Restatement affect common stock purchases under the Plan?

Subject to certain exceptions, no stockholder may own more than [9.8]% of the number of value or our outstanding common stock. If a dividend reinvestment, optional cash payment or initial investment would result in any person exceeding the ownership limit, the reinvestment or investment will be void and the participant will receive cash dividends or a refund of the optional cash payment or initial investment.

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Tax Consideration

26.	What are the income tax consequences for stockholders who participate in the Plan?

For shares purchased by the Administrator from us, a participant will be treated for federal income tax purposes as having received a distribution equal to fair market value, as of the investment date, of the shares purchased with reinvested dividends. The discount, if any, will be treated as part of the distribution received. For shares purchased by the Administrator in open market transactions or in negotiated transactions with third parties, the Internal Revenue Service has indicated in somewhat similar transactions that the amount of the distribution received by a participant would include the fair market value of the shares purchased with reinvested dividends and a pro rata share of any brokerage commission or other related charges paid by us in connection with the Administrator’s purchase on the participant’s behalf. As in the case of nonreinvested cash distributions, the distributions described above will constitute taxable “distribution” income to participant’s to the extent of our current and accumulated earnings an profits allocable to the distributions and any excess distributions will constitute a return of capital which reduces the basis of a participant’s common stock or results in gain to the extent that excess distribution exceeds the participant’s tax basis in their shares. In addition, if we designate all or part of our distributions as capital gain distributions, those designated amounts would be treated as long-term gains by the participant.

27.	What are the tax consequences of optional cash payments?

The Internal Revenue Service has indicated in somewhat similar situations that a participant who makes an optional cash purchase of common stock under the Plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date over the amount of the optional cash payment made by the participant. Also, if common stock is acquired by the Administrator in an open market transaction or a negotiated transaction with third parties, then the Internal Revenue Service may assert that a participant will be treated as receiving a distribution equal to a pro rata share of any brokerage commission of other related charges paid by us on a participant’s behalf. The Plan currently does not provide that we will such amounts for the purchase of common stock with optional cash payments, but we will pay those amounts in connection with the reinvestment of dividends. Any distributions which the Participant is treated as receiving, including the discount, would be taxable income or gain or reduce the basis in common stock, or some combination thereof, under the rules described above.

In Private Letter Ruling 9837008, the Internal Revenue Service held that a stockholder who participated in both the dividend reinvestment and stock purchase aspects of a dividend reinvestment and cash option purchase plan offered by a REIT under which stock could be acquired at a discount, would be treated in the case of a cash option purchase as having received at the time of the purchase a distribution from the REIT of the discount amount which was taxable to the shareholder in the manner described above, but a shareholder who participated solely in the cash purchase part of the plan would not be treated as having received a distribution of the discount amount and, therefore, would realize no income upon purchases attributable to the discount. In addition, the Internal Revenue Service held that a stockholder that participated solely in the dividend reinvestment part of the plan would be treated as having received the fair market value of the shares received plus any fee or commission that is paid by the company to acquire such shares. In Private Letter Ruling 200052031, the Internal Revenue Service held that even if the only dividends reinvested in stock by a stockholder who participated in the cash purchase part of the plan were dividends on the stock which the stockholder had purchased under the plan, the stockholder would be treated as receiving a distribution equal to the discount on the purchased shares which was taxable in the manner described above. Private letter rulings are not considered precedent by the Internal Revenue Service and no assurance can be given that the Internal Revenue Service would take this position with respect to other transactions, including those under the Plan.

A participant’s tax basis in his or her common stock acquired through an optional cash purchase under the Plan will generally equal the total amount of distributions a participant is treated as receiving, as described above, plus the amount of the optional cash payment. A participant’s holding period for common stock purchased under the Plan generally will begin on the day following the date on which common stock is credited to the participant’s Plan account. In addition, all cash distributions paid with respect to all common stock credited to a participant’s Plan account will be reinvested automatically.

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28.	How are backup withholding provisions applied to participants?

In general, any distribution reinvested under the Plan is not subject to federal income tax withholding. We or the Administrator may be required, however, to deduct as “backup withholding” at rates prescribed below of all distributions paid to any stockholder, regardless of whether those distributions are reinvested under the Plan. Similarly, the Administrator may be required to deduct backup withholding from all proceeds of sales of common stock held in a Plan account. Reductions in backup withholding tax rates were made pursuant to the enactment of the Jobs and Growth Tax Relief Reconciliation Act of 2003 which provides, in general, that the withholding rate of 28% in effect for payments made for taxable years 2003 through 2010. A participant is subject to backup withholding if: (1) the participant has failed to properly furnish us and the Administrator with his or her correct identification number (“TIN”); (2) the Internal Revenue Service notifies us or the Administrator that the TIN furnished by the participant is incorrect; (3) the Internal Revenue Service notifies us or the Administrator that backup withholding should be commenced because the participant failed to report properly distributions paid to him or her; or (4) when required to do so, the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding. Backup withholding amounts will be withheld from distributions before those distributions are reinvested under the Plan. Therefore, distributions to be reinvested under the Plan by participants who are subject to backup withholding will be reduced by the backup withholding amount. The withheld amounts constitute a credit on the participant’s income tax return. Backup withholding will not apply, however, if the participant: (1) furnishes a correct TIN and certifies that he or she is not subject to backup withholding on Internal Revenue Service Form W-9, or an appropriate substitute form; (2) provides a certificate of foreign status on Internal Revenue Service Form W-8BEN, or an appropriate substitute form; or (3) is otherwise exempt from backup withholding.

29.	How are administrative expenses applied?

While the matter is not free from doubt, based on Private Letter Rulings 9837008 and 200052031, We intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to participants.

30.	What are the tax consequences of dispositions?

A participant may recognize a gain or loss upon receipt of a cash payment for a fractional Common Share credited to a Plan account or when the Common Shares held in an account are sold at the request of the participant. A gain or loss may also be recognized upon a participant’s disposition of Common Shares received from the Plan. The amount of any such gain or loss will be the difference between the amount realized, generally the amount of cash received, for the whole or fractional Common Shares and the tax basis of those Common Shares. Generally, gain or loss recognized on the disposition of Common Shares acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss to the extent the holder of such shares has not held such shares as a dealer. The capital gain or loss will be taxed as long-term gain or loss if the participant’s holding period for the shares exceeds twelve months.

LIMITATION OF LIABILITY

The Plan provides that neither we nor the Administrator nor any agent will be liable in administering the Plan for any act done in good faith or any omission to act in good faith under the Plan. This limitation includes, but is not limited to, any claims of liability relating to:

•	The failure to terminate your Plan account upon your death prior to receiving written notice of your death;

•	The purchase or sale prices reflected in your Plan account or the dates of purchases or sales of shares under the Plan; or

•	Any loss or fluctuation in the market value of our shares after the purchase or sale of shares under the Plan.

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USE OF PROCEEDS

We do not know the total number of shares of our common stock that ultimately will be purchased under the Plan or the prices at which those shares will be sold. We will not receive any proceeds from the sale of our common stock that the Administrator purchases under the Plan in the open market or in privately negotiated transactions. Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from any sale of securities under this prospectus for general corporate purposes, which includes continuing to build a portfolio of self-originated mortgage loans, for general working capital purposes and to reduce short-term indebtedness.

PLAN OF DISTRIBUTION

Subject to the discussion below, we will distribute newly issued shares of our common stock sold under the Plan. Mellon Securities LLC, a registered broker/dealer, will assist in the identification of investors and other related services, but will not act as an underwriter with respect to shares of our common stock sold under the Plan. You will pay no service fees or brokerage trading fees on shares that are newly issued from our treasury stock. However, if you request that shares be sold, you will receive the proceeds less a handling charge of $[15.00] and any brokerage trading fees. Our common stock is quoted on the New York Stock Exchange.

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of existing stockholders and new investors who may be in engaged in the securities business.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934, and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those to which that person would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept optional cash payments and initial investments made pursuant to requests for waiver by such persons.

From time to time, financial institutions, including brokers and dealers, and other person may engage in positioning transactions in order to benefit from any waiver discounts applicable to optional cash payments and initial investments made pursuant to requests for waiver under the Plan. These transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following general discussion summarizes the material federal income tax considerations regarding our qualification and taxation as a REIT and material U.S. federal income tax consequences of an investment in our common stock. This discussion is based on interpretations of the Code, regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described in this prospectus. This summary addresses only investors that beneficially own shares of our stock as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under the federal income tax laws, such as:

•	financial institutions;

•	mutual funds;

•	tax-exempt organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currencies;

•	traders in securities that elect to apply a mark to market method of accounting;

•	foreign holders;

•	persons that hold their shares as part of hedge against currency risk, appreciated financial positions, straddle, constructive sale or conversion transaction;

•	holders that acquired their shares as part of a hedge against currency risk, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	entities treated as partnerships for U.S. federal income tax purposes and partners in such matters.

Accordingly, stockholders are urged to consult their tax advisors with respect to the U.S. federal, state and local tax consequences of owning shares, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

This summary is based on the Internal Revenue Code, its legislative history, existing and proposed Treasury regulations, published rulings and court decisions (as currently in effect) all of which may change at any time, and any change in law may apply retroactively.

Sullivan & Cromwell LLP has reviewed the discussion below and is of the opinion that the statements made in this discussion, to the extent such statements summarize material U.S. federal tax consequences of the beneficial ownership of our common stock, are correct in all material respects. The opinion of Sullivan & Cromwell LLP has been filed as an exhibit to the registration statement of which this prospectus is a part. Sullivan & Cromwell’s opinion relies upon, without independent investigation, on various assumptions, including that certain factual representations and covenants made by one of our officers are and remain accurate. Moreover, the opinion is subject to limitations and is not binding on the IRS or any court. The IRS may challenge Sullivan & Cromwell LLP’s opinion, and such a challenge could be successful.

We urge you to consult your own tax advisor regarding the specific consequences to you of ownership of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign and other tax consequences of your stock ownership and our REIT election, and regarding the potential changes in applicable tax laws.

Our Taxation as a REIT

General

We elected to be taxed as a REIT under Sections 856 through 859 of the Code for our taxable year ended December 31, 2004. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification as

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a REIT. We intend to be organized and to operate in such a manner as to qualify for taxation as a REIT. However, no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

We have received an opinion of Sullivan & Cromwell LLP, filed as an exhibit to the registration statement of which this prospectus is a part, to the effect that, beginning with our taxable year ended December 31, 2004, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our proposed method of operations will enable us to satisfy the current requirements for qualification and taxation as a REIT for subsequent taxable years. It must be emphasized, however, that the opinion of Sullivan & Cromwell LLP will rely upon, without independent investigation, various assumptions related to our organization and proposed operations, and is conditioned on representations and covenants made by our management regarding our organization, assets, sources of gross income and other matters related to the conduct of our business operations.

Qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual (or in some cases quarterly) operating results, various requirements under the Code, with regard to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels, and the diversity of ownership of our stock. Sullivan & Cromwell has not reviewed and will not review our compliance with the requirements but will rely on information provided to them by us. Our ability to satisfy the asset and gross income tests applicable to a REIT depends, among other things, on the fair market value of our assets and the fair market value of the real estate that is collateral for our mortgage loans. Such values may not be susceptible to a precise determination. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sullivan & Cromwell LLP or by us that we will so qualify for any particular year. For a discussion of the tax consequences of the failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury regulations that govern the federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rule and regulations promulgated thereunder, and administrative interpretations thereof.

In any year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our REIT taxable income that we distribute currently to stockholders. However, our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose domestic noncorporate stockholders are generally taxed on dividends that they receive at the 15% rate on qualified dividend income, and whose corporate stockholders generally receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on those dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less federal income taxation than if such income were earned by non-REIT C corporation, subjected to corporate income tax, and then distributed and taxed to stockholders.

While we generally are not subject to corporate income taxes on income that we distribute currently to our stockholders, we will be subject to federal tax as follows.

•	We will be taxed at regular corporate rates on any taxable income, including net capital gains that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	Under some circumstances, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

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•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•	Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.

•	We will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the excess of the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years, over excess distributions made with respect to prior years.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain and would be allowed a credit for its proportionate share of the tax deemed to have been paid and an adjustment would be made to increase the basis of the U.S. holder in our stock.

•	We will be subject to a 100% penalty tax on amounts received by us (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary, as further described below, are not comparable to similar arrangements among unrelated parties.

•	If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxed at the highest corporate rate on the portion of any excess inclusion income, or “phantom” taxable income, that we derive from REMIC residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Similar rules apply if we own all of the equity interests in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of “excess inclusion income” see “Taxable Mortgage Pools and REMICs.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

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For this reason, our charter prohibits disqualified organizations from owning our shares.

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 10-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as described below, any taxable REIT subsidiary in which we own an interest, including Aames Financial and its subsidiaries, will be subject to federal corporate income tax on its taxable income.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial ownership interest;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year which has not been terminated or revoked; and

(8) that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year other than the first taxable year for which an election to become a REIT is made. For purposes of determining the ownership of shares under condition (6), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Section 401(a) of the Internal Revenue Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6). We believe that we have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

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If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our shares requesting information regarding the actual ownership of our shares, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement. In rendering its opinion as to our qualification as a REIT, Sullivan & Cromwell LLP is relying on our representation that we will meet at all appropriate times the stockholder ownership tests.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the recordkeeping requirements of the Internal Revenue Code and regulations promulgated thereunder.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. Because we believe that we will qualify as a REIT from the time of our formation, and because we have not merged with any other entities that were non-REIT C corporations, we do not believe that we will have any undistributed earnings and profits that are attributable to a non-REIT taxable year. However, the IRS could determine otherwise. Moreover, acquisitions undertaken subsequent to the date hereof could cause us to not satisfy this requirement unless we make adequate distributions prior to the end of the year in which the acquisition occurs.

Partnerships

If we are a partner in an entity treated as a partnership for income tax purposes we will be deemed to own our proportionate share of the assets of the partnership and will be deemed to earn our proportionate share of the partnership’s income. In addition, the assets and gross income of such a partnership retain the same character in our hands for purposes of the gross income and asset tests applicable to REITs. Thus, our proportionate share of the assets and items of income of these partnerships is treated as our assets and items of income for purposes of applying the asset and income tests. We expect to have direct control of the entities in which we own an interest that are treated as a partnership for income tax purposes. We will operate such partnerships in a manner that is consistent with the requirements for qualification as a REIT.

Qualified REIT Subsidiaries and Other Entities

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. Similarly, if a REIT is a sole member of a limited liability company that does not elect to be taxable as a corporation for U.S. federal income tax purposes or some other disregarded entity, the entity will be treated as disregarded for U.S. federal income tax purpose. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary or disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the REIT qualification test. A qualified REIT subsidiary or disregarded entity of ours is not subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary generally may engage in any business. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any

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brand name under which any lodging facility or health care facility is operated. A taxable REIT subsidiary is subject to U.S. federal income tax, and state and local income tax where applicable, as a regular C corporation. To the extent that our taxable REIT subsidiaries are required to pay taxes, they will have less cash available for distribution, and accordingly, we will have less cash available for distribution to our stockholders. If dividends are paid by one or more of our taxable REIT subsidiaries to us, then dividends from us to our stockholders who are taxed at individual rates, up to the amount of dividends we received from our taxable REIT subsidiaries, will generally be subject to tax at reduced capital gains rates, rather than tax at ordinary income rates. See “—Taxation of U.S. Holders of Our Common Stock—Distributions to Stockholders—Qualified Dividend Income.”

Income earned by a taxable REIT subsidiary is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs, such as fees from the origination and/or servicing of loans, could be earned by a taxable REIT subsidiary without affecting our status as a REIT. We expect to have taxable REIT subsidiaries, including Aames Financial and it subsidiaries, through which we will conduct our loan origination and servicing activities.

Several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to its parent REIT. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by a taxable REIT subsidiary if the economic arrangements among us and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

Taxable Mortgage Pools and REMICs

An entity, or a portion of an entity, that does not elect to be treated as REMIC may be classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

We have made and may in the future make investments or enter into financing and securitization transactions that give rise to our being considered to be, or to own an interest in, one or more taxable mortgage pools or REMICs, although we do not intend to engage in REMIC securitization transactions other than through a taxable REIT subsidiary.

Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, or portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of a REIT’s assets held directly or through a qualified REIT subsidiary that is classified as a taxable mortgage pool is treated as qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool and, as result, the tax treatment to stockholders is not clear.

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A portion of our income from a REMIC residual interest or a taxable mortgage pool, including non-cash accrued income, or “phantom” taxable income, will be treated as excess inclusion income. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a residual interest in a REMIC or taxable mortgage pool interest during such calendar quarter over or, under Treasury regulations that have not been issued, an equity interest in a taxable mortgage pool over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120 percent of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would nonetheless be subject to the distribution requirements that apply to us, and could therefore adversely affect our liquidity. See “—Annual Distribution Requirements Applicable to REITs.” To the extent that a REMIC residual interest or taxable mortgage pool is owned through a taxable REIT subsidiary, any excess inclusion income generated by the REMIC residual interest or taxable mortgage pool will be recognized by the taxable REIT subsidiary, and we will not be subject to the distribution requirements with respect to any such amounts.

Excess inclusion income earned by the REIT directly would be allocated among our stockholders. A stockholder’s share of excess inclusion income (i) will not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) will be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) will result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “Taxation of Non-U.S. Holders of Our Common Stock—Distributions” and “Taxation of Tax-Exempt Holders.” The manner in which excess inclusion income would be allocated among shares of different classes of our shares or how such income is to be reported to our stockholders is not entirely clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.

If we were to own less than all of the equity interests in an entity that is classified as a taxable mortgage pool, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes, and its taxable income would be subject to corporate income tax. In addition, this characterization could adversely affect our compliance with the REIT gross income and asset tests. We currently do not own, and currently do not intend to own, some, but less than all, of the equity interests in an entity that is or will become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgage loan;

•	amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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•	interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest, (iii) for taxable years beginning before January 1, 2005, payments under certain qualifying hedging instruments and (iv) gain from the sale or disposition of stock, securities, or, for taxable years beginning before January 1, 2005, some hedging instruments. If less than 95% of the assets of a REMIC in which we hold an interest are real estate assets, we will be treated as receiving directly our proportionate share of the REMIC’s income for purposes of the gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Internal Revenue Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of the failure, we file a schedule with a description of each item of gross income that caused the failure in accordance with regulations prescribed by the Treasury. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the excess amount of nonqualifying income. See “Our Taxation as a REIT—General.”

Our income for purposes of these tests includes our allocable share of all income earned by the entities in which we own an interest that are partnerships or disregarded entities for income tax purposes, and the subsidiaries of these partnerships or disregarded entities that are partnerships or disregarded entities for income tax purposes. For purposes of the income tests, we will be considered to earn that portion of the income of these trusts—generally interest from mortgage loans—that corresponds to our percentage ownership in these trusts.

The income tests described above are based on our gross income. For U.S. federal income tax purposes, we will be treated as earning interest income on all of our loans that have been securitized. Although we will have a partially offsetting interest expense with respect to the interest owed on the bonds issued pursuant to the securitizations, this interest expense will not reduce the gross income that we are considered to earn for purposes of the gross income tests. The income that is analyzed for purposes of the REIT income tests generally will differ materially in amount and type from the income described or reported for financial accounting purposes.

Gross income from loan origination fees and servicing fees for loans that we are not treated as owning for U.S. federal income tax purposes is not qualifying income for purposes of either gross income test. In addition, gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests, and any gain from such sales will be subject to a 100% tax, as described below under “—Prohibited Transactions Tax.” We will monitor the amount of our non-qualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

If the value of the real estate securing each of our loans, determined at the date of acquisition or origination, and possibly at certain other times, is less than the highest outstanding balance of the loan for a particular taxable year, then a portion of the interest income from that loan will not be qualifying real estate income. Accordingly, in order to determine the extent to which the interest earned on our loan constitutes qualifying income for purposes of the REIT income tests, we will need to determine the value of the real estate at the time we acquire each loan, and possibly at certain other times. Although we will seek to be prudent in making these determinations, there can be no assurances that the IRS might not disagree with our determinations and assert

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that a lower value is applicable, which could negatively impact our ability to qualify as a REIT. These considerations also might restrict the types of loans that we can make in the future. In addition, the need to comply with those requirements may cause us to acquire other assets that qualify as real estate assets (for example, interests in other mortgage loan portfolios) that are not part of our overall business strategy and might not otherwise be the best investment alternative for us.

Dividends. Any dividends we receive from a taxable REIT subsidiary or from other corporations (other than REITs) in which we own an interest will constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends from those entities to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Dividends we receive from REITs will be qualifying income for purposes of both gross income tests.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Although we do not expect this to occur, if a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, except to the extent such gain would have been treated (in the hands of the REIT) as gain from property that the REIT held primarily for sale to customers in the ordinary course of its trade or business. See “—Prohibited Transaction Tax.”

Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire or fund the origination of the loan and possibly at certain other times, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally is qualifying income for purposes of both gross income tests. It also is possible, although unlikely, that, in some instances, the interest income from a mortgage loan may be based in part on the borrower’s profits or net income. That scenario generally will cause the income from the loan to be non-qualifying income for purposes of both gross income tests unless the borrower leases substantially all of its interest in the property to tenants and the rental income derived by the borrower would qualify as rents from real property if it had been earned directly by the REIT.

Fee Income. We may receive various fees in connection with the mortgage loans. The fees will be qualifying income for purposes of both the 75% and 95% income tests if they are received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income or profits. Therefore, commitment fees will generally be qualifying income for purposes of the income tests. Other

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fees, such as fees received for loans that we do not own for federal income tax purposes and origination fees, are not qualifying income for purposes of either income test. If these fees are earned by a taxable REIT subsidiary of ours, then the income from these services will not be included for purposes of our income tests. As a result, in the future we plan to have Aames Financial or another taxable REIT subsidiary perform activities that would yield such non-qualifying income. See “Our Taxation as a REIT—Taxable REIT Subsidiaries.”

Rents from Real Property. We currently do not own any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Income received from any other service will be treated as “impermissible tenant service income” unless the service is provided through an independent contractor that bears the expenses of providing the services and from whom we derive no revenue or through a taxable REIT subsidiary, subject to specified limitations. The amount of impermissible tenant service income we receive is deemed to be the greater of the amount actually received by us or 150% of our direct cost of providing the service. If the impermissible tenant service income with respect to a property exceeds 1% of our total income from that property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from that property, the income will not cause the rent paid by tenants of that property to fail to qualify as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.

Hedging Transactions. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract attributable to the carrying or acquisition of the real estate assets should disregarded—that is treated as neither qualifying nor non-qualifying income—for purposes of the 95% gross income test, but should be treated as non-qualifying income for purposes of the 75% gross income test. To the extent that we hedge with other types of financial instruments, or to the extent that only a portion of our mortgage loans is secured by “real estate assets” or in other situations, the income from those transactions are not likely to be treated as qualifying income for purposes of either of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prohibited Transactions Tax

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a

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trade or business. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of its business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.

If we were to transfer a mortgage loan to a REMIC, this transfer would be treated as a sale for tax purposes and the sale may be subject to the prohibited transactions tax. As a result, REMICs are not a viable option for us to securitize our mortgage loans, and we generally must use other mechanisms in which we are able to securitize the loans without being treated as having sold the loans. Therefore, we have limitations on our flexibility regarding the manner in which we may securitize the loans. Those limitations, however, do not apply to our taxable REIT subsidiaries, such as Aames Financial. Aames Financial may securitize loans using a REMIC structure.

Foreclosure Property

Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will

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qualify for purposes of the 75% and 95% gross income tests. If property is not eligible for the election to be treated as foreclosure property (“ineligible property”) because, for example, the related loan was acquired by the REIT at the time when default was imminent or anticipated, income received with respect to such ineligible property may not be qualifying income for purposes of the 75% or 95% gross income tests.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules would affect the implications of a decision by us to foreclose on a particular mortgage loan and may affect whether we will choose to foreclose with regard to a particular mortgage loan.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy six tests relating to the nature of our assets.

•	First, At least 75% of the value of our total assets must be represented by the following:

(1)	interests in real property, including leaseholds and options to acquire real property and leaseholds;

(2)	interests in mortgages on real property;

(3)	stock in other REITs;

(4)	cash and cash items;

(5)	government securities;

(6)	investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

(7)	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Second, not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

•	Third, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Fourth, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Fifth, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for special safe harbor rules (such as so-called “straight debt” securities).

•	Sixth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

For purposes of the third, fourth and fifth asset tests, the term “securities” does not include equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, other securities included in the 75% asset class above, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT. However, “straight debt” securities and certain other obligations, including loans to individuals or estates, certain specified loans to partnerships, certain specified rental agreements and securities issued by REITs, are not treated as

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“securities” for purposes of the fifth asset test. “Straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors (subject to certain exceptions) and (iii) the issue is either not a corporation or a partnership or the only securities of the issuer held by us, and certain of our taxable REIT subsidiaries subject to a de minimus exception are straight debt.

As discussed in “—Other Disregarded Entities and Partnerships,” our assets for purposes of these tests include our allocable share of all assets held by the entities in which we own an interest that are partnerships or disregarded entities (including qualified REIT subsidiaries) for income tax purposes, and the subsidiaries of these partnerships or disregarded entities that are partnerships or disregarded entities for income tax purposes.

The asset tests described above are based on our total assets. With regard to any securitizations following this offering for federal income tax purposes, we will be treated as owning both the loans we hold directly and the loans that we have securitized in non-REMIC collateralized mortgage obligation transactions. Although we will have a partially offsetting obligation with respect to the securities issued pursuant to the securitizations, these offsetting obligations will not reduce the total assets we are considered to own for purposes of the asset tests.

We believe that all or substantially all of the mortgage loans that we are considered to own for purposes of these rules are qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable, in which case we might not satisfy the 75% asset test and would fail to qualify as a REIT.

We will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the asset tests results from the acquisition of securities or other property during a quarter, the failure can be cured by cured a disposition of sufficient non-qualifying assets or acquisition of sufficient qualifying assets within 30 days after the close of that quarter. We maintain adequate records of the value of our assets to ensure compliance with the asset tests and intend to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset test. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

In addition, effective for taxable years beginning on or after January 1, 2005, we may avoid disqualification in the event of certain failures if (i) the failure was due to reasonable cause and not willful neglect, (ii) the failure is timely corrected, (iii) a penalty amount is paid and (iv) other requirements are met, or the failure was deminimus and timely corrected.

We currently believe that the securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, in many cases, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, and the real estate collateral for the mortgage loans that

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we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our interest in securities and other assets will not cause a violation of the asset tests applicable to REITs.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must make distributions (other than capital gain dividends) to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain; and

•	90% of our net income after tax, if any, from foreclosure property;

minus the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividend paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration, provided such payment is made during the twelve-month period following the close of each year. These distributions are taxable to our stockholders, other than tax-exempt entities, in the year which paid. This is so even though the distributions relate to prior years for purposes of our 90% distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock with respect to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

Furthermore, we will incur a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which U.S. federal income tax was paid if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit or refund for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including the receipt of distributions from subsidiaries, and (b) the inclusion of items of income by us for U.S. federal income tax purposes. Other potential sources of non-cash taxable income include loans and securities that are financed through securitization structures, which require some or all of the available interest income from these assets to be used to repay principal on these borrowings;

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loans or mortgage backed securities held by us as assets that are issued at a discount and require the accrual of taxable income in advance the receipt of the related cash flow; loans on which the borrower is permitted to defer payments of interest; and distressed loans on which we may be required to accrue interest or discount income even though the borrower is unable to make current or past due service servicing payments. In the event that such timing differences occur, and in other circumstances, it might be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of taxable in-kind distributions of property (including, for example, our own debt securities).

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders, and any distributions that are made will not be deductible by us. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. The 2004 Act provides additional relief in the event we fail to satisfy one or more requirements for qualification as a REIT, other than the 75% and the 95% gross income tests and other than the new rules provided for failures to satisfy the asset tests described above, if (1) the violation is due to reasonable cause and not willful neglect and (2) we pay a penalty of $50,000 for each failure to satisfy the provision. We cannot state whether in all circumstances we would be entitled to this statutory relief.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder

As used in the remainder of this discussion, the term “U.S. holder” means a holder of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident alien individual, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons or the trust was in existence on August 20, 1996, and has made a valid election to be treated as a U.S. person.

Generally, in the case of a partnership that holds our stock, any partner that would be a U.S. holder if it held such stock directly is a U.S. holder.

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Distributions Generally

As long as we qualify as a REIT, distributions made to taxable U.S. holders of our common stock out of current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taxable to our taxable U.S. holders as ordinary income. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits would be allocated first to distributions with respect to the preferred stock, if any, and then to the common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of such shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the distributions will be taxable as capital gains, assuming the shares are a capital asset in the hands of the U.S. holder.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends

We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. holders of our shares as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their shares. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV.

Instead of paying capital gain dividends, we may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net long-term capital gains. If we make such an election, we will pay tax on our retained long-term capital gains, and U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. holder of our shares will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits and the earnings and profits of our corporate stockholders will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	15% gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a maximum rate of 15%; or

•	unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a maximum rate of 25%.

Recipients of capital gain dividends that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.

Qualified Dividend Income

Dividends paid to a U.S. holder generally will not qualify for the 15% tax rate for “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rate for

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qualified dividend income from 38.6% to 15% for tax years 2003 through 2008. Without future congressional action, the maximum tax rate on qualified dividend income will move to 35% in 2009 and 39.6% in 2011. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most U.S. noncorporate stockholders. Because we are not generally subject to federal income tax on the portion of our taxable income distributed to our stockholders, dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, ordinary REIT dividends from us will continue to be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to ordinary REIT dividends from us, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiaries, (ii) attributable to income earned in non-REIT taxable years or (iii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations

Distributions made by us and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income, and as a result, U.S. holders of our shares generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A non-corporate U.S. holder of our stock may elect to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable gains will be taxed at ordinary income tax rates. U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses. We would carryover our operating or capital losses for potential offset against future income, subject to applicable limitations.

We may recognize taxable income in excess of our economic income, known as phantom income, in the early years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, U.S. holders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes.

Any excess inclusion income that we recognize generally will be allocated among our stockholders to the extent it exceeds our undistributed REIT taxable income in a particular year. A U.S. holder’s share of excess inclusion income would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “—Taxable Mortgage Pools and REMICs.”

Sales of Our Common Stock

Upon any taxable sale or other disposition of our stock, a U.S. holder will recognize capital gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such stock for tax purposes.

The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket. A U.S. holder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 15%. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax

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rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” We do not expect any material amount of such unrecaptured Section 1250 gain. Holders are advised to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our stock. Deduction of capital losses may be subject to limitations.

In general, any loss upon a sale or exchange of our stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Taxation of Non-U.S. Holders of Our Common Stock

Non-U.S. Holder

A “non-U.S. holder” is a beneficial owner of our stock that is an individual, corporation or other entity treated as a corporation for federal income tax purposes, an estate or a trust and that is not a U.S. holder. See “—Taxation of U.S. Holders of Our Stock—U.S. Holder.”

Distributions

Distributions by us to a non-U.S. holder of our common stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent that the income allocated to the foreign stockholder is excess inclusion income. Excess inclusion income will generally be allocated to our stockholders to the extent we have “excess inclusion income” that exceeds our REIT taxable income in a particular year. See “—Our Taxation as a REIT—Taxable Mortgage Pools.” Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deduction, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, an are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN with us evidencing eligibility for that reduced rate is filed with us; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal in come tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its shares, the tax treatment of which is described below. See “—Sale of Our Common Stock.”

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We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are properly designated by us as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	the investment in the common stock is effectively connected with the non-U.S. holder’s trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, has a “tax home” in the United States and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. It is anticipated that Aames Investment will not generate material amounts of such gain. We generally do not expect to pay dividends that are subject to FIRPTA.

Notwithstanding the foregoing and effective for taxable years beginning on or after January 1, 2005, distributions (including capital gain distributions) with respect to any class of stock of a REIT which is regularly traded on an established securities market located in the United States will not be treated as gain recognized from the sale or exchange of a U.S. real property interest if the non-U.S. holder does not own 5% of such class of stock at any time during the taxable year.

We will be required to withhold and remit to the IRS 35% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their United States federal income tax liability resulting from their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual United States federal income tax liability.

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Sale of Our Common Stock

Gain recognized by a non-U.S. holder upon the sale or exchange of our shares generally would not be subject to United States taxation unless:

•	the investment in our common stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as domestic holder with respect to any gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, has a tax home in the United States and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are not a U.S. real property holding corporation or we are a domestically-controlled REIT. Whether we are a U.S. real property holding corporation will depend upon whether the fair market value of U.S. real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the United States, and our other trade and business assets. Because our assets will consist primarily of single-family residential mortgage loans, we do not expect that our assets will cause us to be considered a U.S. real property holding corporation. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. We cannot guarantee that we will be a domestically-controlled REIT.

In addition, even if we are a U.S. real property holding corporation and do not qualify as a domestically-controlled REIT at the time a non-U.S. holder sells our common stock, gain arising from the sale still would not be subject to FIRPTA tax if:

•	the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

•	the selling non-U.S. holder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold during the shorter of the period during which the non-U.S. holder held such class or series of stock or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Taxation of Tax-Exempt Holders

Provided that a tax-exempt holder has not held its common stock as “debt financed property” within the meaning of the Internal Revenue Code and our stock is not being used in an unrelated trade or business, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt financed property within the meaning of the Internal Revenue Code or has used the common stock in a trade or business. A tax-exempt stockholder’s share of any excess inclusion income that we recognize may be subject to tax as UBTI. Excess inclusion income will generally be allocated to our stockholders to the extent we have excess inclusion income that we recognize that exceeds our undistributed REIT taxable income in a particular year. See “—Our Taxation as a REIT—Taxable Mortgage Pools.”

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Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “pension trusts.”

A REIT is a “pension held REIT” if it meets the following two tests:

•	it would not have qualified as a REIT but for Section 856(h)(3) of the Internal Revenue Code, which provides that shares owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	either (a) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares, collectively owns more than 50% of the value of the REIT’s shares.

The percentage of any REIT dividend from a “pension held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension held REIT.”

Backup Withholding Tax and Information Reporting

Backup withholding generally will not apply to dividends paid to a non-U.S. holder of our stock if such holder furnishes appropriate documentation of its non-U.S. status. However, certain information reporting will apply with respect to dividend payments even if certification is provided. The payment of proceeds from a non-U.S. holder’s disposition of our stock to or through the U.S. office of any broker, domestic or foreign, will be subject to information reporting and possible backup withholding unless such holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that such holder is a U.S. person or that the conditions of an exemption are not, in fact, satisfied. The payment of proceeds from a holder’s disposition of our stock to or through a non-U.S. office of either a U.S. broker or a non-U.S. broker that is a U.S.-related person will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its files that such holder is not a U.S. person and the broker has no knowledge to the contrary, or such holder establishes an exemption. For this purpose, a “U.S.-related person” is (i) a controlled foreign corporation, or CFC, for U.S. federal income tax purposes, (ii) a foreign person 50% of more of whose gross income from all sources for certain periods is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by U.S. persons. Neither information reporting nor backup withholding will apply to a payment of the proceeds of a disposition of our stock by or through a non-U.S. office of a non-U.S. broker that is not a U.S.-related person. Copies of any information returns filed with the IRS may be made available by the IRS, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which a holder resides.

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Backup withholding is not an additional tax. Holders generally will be entitled to credit any amounts withheld under the backup withholding rules against their U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2008, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gains rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Proposed Legislation

Legislation has been introduced from time to time that would amend certain rules relating to REITs. As of the date hereof, it is not possible to predict with any certainty whether any such legislation will be enacted. Prospective investors should therefore consult their own advisors regarding the effects of any such legislation.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus and certain other areas of Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters, including certain tax matters, will be passed upon for us by Sullivan & Cromwell LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Aames Investment Corporation appearing in Aames Investment Corporation’s Annual Report (Form 10-K) for the six months ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any contract, agreement or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of that contract, agreement or other document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings, including the registration statement, are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any documents we file at the SEC’s Public Reference Rooms in Washington D.C., New York, New York and Chicago, Illinois. The Public Reference Room is located at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus or that we file later with the SEC. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

•	Our annual proxy statement on Schedule 14A filed April 1, 2005;

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on March 31, 2005;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2005 filed with the SEC on May 16, 2005;

•	Our quarterly report on Form 10-Q for the quarter ended June 30, 2005 filed with the SEC on August 15, 2005;

•	Our current report on Form 8-K dated September 8, 2005 filed with the SEC on September 15, 2005;

•	Our current report on Form 8-K dated September 12, 2005 filed with the SEC on September 13, 2005;

•	Our current report on Form 8-K dated July 31, 2005 filed with the SEC on September 6, 2005;

•	Our current report on Form 8-K dated August 9, 2005 filed with the SEC on August 10, 2005;

•	Our current report on Form 8-K dated August 4, 2005 filed with the SEC on August 8, 2005;

•	Our current report on Form 8-K dated July 29, 2005 filed with the SEC on August 4, 2005;

•	Our current report on Form 8-K dated July 18, 2005 filed with the SEC on July 22, 2005;

•	Our current report on Form 8-K dated May 31, 2005 filed with the SEC on July 13, 2005;

•	Our current report on Form 8-K dated May 31, 2005 filed with the SEC on June 9, 2005;

•	Our current report on Form 8-K dated February 28, 2005 filed with the SEC on May 10, 2005;

•	Our current report on Form 8-K dated May 5, 2005 filed with the SEC on May 6, 2005;

•	Our current report on Form 8-K dated April 27, 2005 filed with the SEC on May 3, 2005;

•	Our current report on Form 8-K dated April 19, 2005 filed with the SEC on April 19, 2005;

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•	Our current report on Form 8-K dated April 5, 2005 filed with the SEC on April 8, 2005;

•	Our current report on Form 8-K/A dated March 7, 2005 filed with the SEC on March 31, 2005;

•	Our current report on Form 8-K dated March 23, 2005, filed with the SEC on March 29, 2005;

•	Our current report on Form 8-K dated January 31, 2005 filed with the SEC on March 11, 2005;

•	Our current report on Form 8-K dated March 10, 2005 filed with the SEC on March 10, 2005;

•	Our current report on Form 8-K dated February 24, 2005 filed with the SEC on March 1, 2005;

•	Our current report on Form 8-K dated February 16, 2005 filed with the SEC on February 16, 2005;

•	Our current report on Form 8-K dated February 4, 2005 filed with the SEC on February 9, 2005;

•	Our current report on Form 8-K dated November 30, 2004 filed with the SEC on January 25, 2005;

•	Our current report on Form 8-K dated January 18, 2005 filed with the SEC on January 21, 2005;

•	Our current report on Form 8-K dated January 7, 2005 filed with the SEC on January 13, 2005; and

•	The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on November 1, 2004 under Section 12 of the Exchange Act, and any amendment or report filed with the SEC to update that description.

We also incorporate by reference into this registration statement any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Act until the termination of this offering. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this registration statement.

We will provide without charge to each person, including a beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in this prospectus, other than exhibits to those documents unless the exhibits are specifically incorporated by reference but not delivered with this prospectus. Requests should be directed to Investor Relations, Aames Investment Corporation, 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071, (323) 210-5311. You may also direct your requests to us by visiting our website at www.aames.net, selecting “Corporate Financials” and “Contact Investor Relations & Literature Requests”. The information on our website and on websites linked to it are not incorporated into or a part of this prospectus.

You should rely only on the information incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the shares of common stock. Selling commissions and brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the selling stockholders are payable individually by the selling stockholders. All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee		$62,633
Legal fees and expenses
Accounting fees and expenses
Printing and engraving
Miscellaneous expenses
Total	$

Item 15.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of ours and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of us in any of the capacities described above and any employee or agent of us or our predecessors.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

(a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and

(i) was committed in bad faith or

(ii) was the result of active and deliberate dishonesty;

(b) the director or officer actually received an improper personal benefit in money, property or services; or

(c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have also entered into separate indemnity agreements with certain of our officers and all of our directors which provide, among other things, that we will indemnify each such officer and director and advance expenses thereto, under the circumstances and to the extent provided for therein, to the fullest extent permitted by Maryland law against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such officer or director if he or she has been made, or is threatened to be made, a party to an action, suit or other proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of his or her present or prior service as our director, officer or employee, as the case may be, or present or prior service at our request as a director, officer or employee or as a fiduciary of an employee benefit plan, or as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Exhibit Description
4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the registration statement on Form S-11 (File no. 333-113890) filed with the SEC on September 7, 2004).

4.2	Form of Senior Debt Indenture.

4.3	Form of Subordinated Debt Indenture.

5.1	Opinion of Venable LLP regarding legality of the securities being registered.

5.2	Opinion of Venable LLP regarding legality of the securities being registered.

8.1*	Opinion of Sullivan & Cromwell LLP regarding certain tax matters.

12.1	Statement regarding computation of ratios.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1).

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included on signature page).

25.1**	Statement of Eligibility of Trustee under Indenture.

*	To be filed by amendment.
**	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registration pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, inenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on September 27, 2005.

AAMES INVESTMENT CORPORATION
(Registrant)

By:	/s/ JOHN F. MADDEN, JR.
John F. Madden, Jr.
Executive Vice President,
General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. Madden, Jr. his attorney-in-fact and agent, with full power of substitution and resubstitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. JAY MEYERSON A. Jay Meyerson	Chairman of the Board and Chief Executive Officer and President (Principal Executive Officer)	September 27, 2005

/s/ JON D. VAN DEUREN Jon D. Van Deuren	Executive Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 27, 2005

/s/ JOHN A. VELLA John A. Vella	President and Chief Operating Officer	September 27, 2005

/s/ JENNE K. BRITELL Jenne K. Britell	Lead Independent Director	September 27, 2005

/s/ DAVID H. ELLIOTT David H. Elliott	Director	September 27, 2005

/s/ JOHN F. FARRELL, JR. John F. Farrell, Jr.	Director	September 27, 2005

/s/ MANI A. SADEGHI Mani A. Sadeghi	Director	September 27, 2005

S-1

Signature	Title	Date

/s/ ROBERT A. SPASS Robert A. Spass	Director	September 27, 2005

/s/ STEPHEN E. WALL Stephen E. Wall	Director	September 27, 2005

S-2